Exhibit 10.1

CAPITAL ONE, NATIONAL ASSOCIATION
as Administrative Agent and as a Lender

THE PERSONS WHO ARE OR HEREAFTER
BECOME PARTIES TO THIS LOAN AGREEMENT AS LENDERS,
as Lenders,

and

THE PARTIES LISTED ON EXHIBIT B ATTACHED HERETO
as Borrowers

________________________________________________________

AMENDED AND RESTATED LOAN AGREEMENT

________________________________________________________

Dated as of: October 30, 2025

DOCUMENT PREPARED BY:

Jason Kaplan
Polsinelli PC
150 N. Riverside Plaza, Suite 3000
Chicago, Illinois 60606

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TABLE OF CONTENTS

i

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Exhibits and Schedules

EXHIBIT A-1 Description of Edwards Elmhurst Project

EXHIBIT A-2 Description of Fresenius Medical Project

EXHIBIT A-3 Description of Dallas Eye Care Center Project

EXHIBIT A-4 Description of St. Elizabeth MOB Project

EXHIBIT A-5 Description of Community Health Network Project

EXHIBIT A-6 Description of Ironwood Physicians PC 1 Project

EXHIBIT A-7 Description of Ironwood Physicians PC 2 Project

EXHIBIT A-8 Description of Ironwood Physicians PC 6 Project

EXHIBIT A-9 Description of Ironwood Physicians PC 7 Project

EXHIBIT A-10 Description of Ironwood Physicians PC 8 Project

EXHIBIT A-11 Description of Illinois Cancer Specialists Project

EXHIBIT A-12 Intentionally Omitted

EXHIBIT A-13 Description of The Eye Institute of Utah Project

EXHIBIT A-14 Description of Dermatology Associates of San Antonio I Project

EXHIBIT A-15 Description of Dermatology Associates of San Antonio II Project

EXHIBIT B List of Borrowers

EXHIBIT C Loan Commitments

EXHIBIT D Name of Tenants

EXHIBIT E Form of Assignment and Assumption

SCHEDULE 2.1 Conditions to Advance of Loan Proceeds

SCHEDULE 2.1(b) Request For TI/LC Holdback Advance

SCHEDULE 2.5(b) Required Repairs

SCHEDULE 2.6 Authorization For Direct Loan Payments (Ach Debits)

SCHEDULE 2.7 Sources And Uses

SCHEDULE 2.17 Minimum Release Prices

SCHEDULE 5.1 Organization; Formation

SCHEDULE 6.2 Compliance Certificate

SCHEDULE 7.13 Form Of Special Compliance Certificate

SCHEDULE 11.19 Loan Allocations

SCHEDULE 11.36 Post-Closing Obligations

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AMENDED AND RESTATED LOAN AGREEMENT

This Amended and Restated Loan Agreement (this “Agreement”) is entered into as of October 30, 2025 by and among CAPITAL ONE, NATIONAL ASSOCIATION (“CONA”), as administrative agent and collateral agent for the Lenders (as defined herein) (in such capacity and together with its successors and permitted assigns, “Administrative Agent”), THE PERSONS WHO ARE OR HEREAFTER BECOME PARTIES TO THIS AGREEMENT as Lenders (together with their successors and permitted assigns, each a “Lender” and collectively, the “Lenders”), and THE PARTIES LISTED ON EXHIBIT B ATTACHED HERETO (each a “Borrower” and collectively, the “Borrowers”).

WHEREAS, Administrative Agent, Lenders and Borrowers are parties to that certain Loan Agreement dated September 29, 2021, as amended by First Amendment to Loan Agreement dated as of August 1, 2022 and Consent and Second Amendment to Loan Agreement dated October 31, 2023 (as may be further amended or modified until the date hereof, the “Original Loan Agreement”), pursuant to which, among other things, the Lenders made a loan to Original Borrowers (the “Original Loan”);

WHEREAS, Borrowers now desire to amend and restate the Original Loan, the Original Loan Agreement and the remaining original loan documents (the “Original Loan Documents”) in their entirety, and Administrative Agent and Lenders are prepared to agree to such amendment and restatement as aforesaid.

NOW, THEREFORE, Borrowers, Lenders and Administrative Agent hereby agree that the foregoing recitals are true and correct and further agree that the Original Loan Agreement is hereby amended, restated, superseded and replaced by this Agreement, as follows:

ARTICLE 1
DEFINITIONS

Section 1.1 Certain Definitions. As used herein, the following terms have the meanings indicated:

“Acceptance Notice” has the meaning assigned in Section 11.39.

“Account Debtor” means “account debtor”, as defined in Article 9 of the UCC, and any other obligor in respect of an Account.

“ACH” has the meaning assigned in Section 2.6(c).

“ACH Authorization Form” means the form attached hereto as Schedule 2.6 to be executed by Borrowers authorizing ACH debits from Borrowers’ accounts designated therein for the payment of debt service and escrow payments required under Section 2.6 hereof.

“Acknowledgment and Agreement of Property Manager” means the Acknowledgment and Agreement of Property Manager executed by Property Manager in favor of Administrative Agent (on behalf of itself and the Lenders), as amended, restated, supplemented, or otherwise modified from time to time.

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“Adjusted Expenses” means actual operating expenses related to the Projects, on an accrual basis for the immediately preceding twelve (12) month period, unless indicated otherwise (in all circumstances, as the same may be reasonably adjusted by Administrative Agent), including: (i) recurring expenses as determined under GAAP, (ii) real estate taxes, (iii) management fees (whether paid or not) in an amount not less than four percent (4%) of effective gross income (or the actual management fee paid, if higher) and (iv) a replacement reserve (whether reserved or not) of not less than $.25 per rentable square foot per annum. If operating statements for the period of time in question are not available, the operating statements covering any lesser period of time will be annualized to determine Adjusted Expenses.

“Adjusted Net Operating Income” or “ANOI” means Adjusted Revenue less Adjusted Expenses, based upon the financial reports provided by Borrowers under Article 6 and approved by Administrative Agent in its reasonable discretion.

“Adjusted Revenue” means (i) the Projected Rental Revenue for the three (3) month period immediately following the testing date, plus the Revenue In Place Adjustment for the three (3) month period immediately following the testing date multiplied by (ii) four (4); provided, however, if actual occupancy of the Projects exceeds 95%, Adjusted Revenue shall be proportionately reduced assuming an occupancy of 100% for Projects in each case as determined on an individual Project basis, as applicable.

“Adjustment Lease” means a Qualifying Lease which satisfies the following conditions:

(a) monthly rental payments under such Qualifying Lease are abated during the applicable testing period;

(b) the aggregate monthly rental abatements remaining under such Qualifying Lease as of the applicable testing date do not exceed the lesser of (i) one (1) month of remaining abatement per year of the remaining term of such Qualifying Lease (exclusive of any unexercised extension options) or (ii) ten (10) months remaining abatement during the remaining term of such Qualifying Lease; and

(c) such Qualifying Lease has a remaining term (exclusive of any unexercised extension options) of three (3) years or more as of the applicable testing date.

“Administrative Agent” has the meaning assigned in the preamble to this Agreement.

“Affected Lender” has the meaning assigned in Section 2.13(a).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person. Each Borrower Party shall be deemed an Affiliate of Borrowers.

“Affiliated Manager” means any property manager in which any Borrower, or any Affiliate of any Borrower has, directly or indirectly, any legal, beneficial or economic interest.

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“Agreement” means this Amended and Restated Loan Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Allocated Loan Amount” means the Initial Funding Amount of the Loan initially allocated to the Project owned by each Borrower as set forth on Schedule 11.19 attached hereto (which shall exclude the unfunded TI/LC Holdback and Capex Holdback, as applicable), pursuant to the below clause (c), provided that (a) the initial Allocated Loan Amounts of all Projects shall be ratably reduced by application of the excess portion of the Partial Release Price paid with respect to any Partial Release Project (i.e., 5%, 10% or any greater excess portion over the Allocated Loan Amount of a Partial Release Project paid in connection with its Partial Release); (b) the initial Allocated Loan Amount of any Project shall be reduced by insurance proceeds, Awards, title insurance claims and similar Project-specific proceeds paid to Administrative Agent with respect to such Project and applied by Administrative Agent to reduce the principal balance of the Loan; and (c) the Allocated Loan Amount for each Project shall be increased by each Advance made on account of such Project from the TI/LC Holdback and Capex Holdback, and by the amount of any Protective Advances made by Administrative Agent or Lenders with respect to such Project.

“Anti-Terrorism Laws” has the meaning assigned in Section 5.18(f).

“Applicable Margin” means (a) when the Contract Rate is determined by reference to a Benchmark, 1.95% per annum, or (b) when the Contract Rate is determined by reference to the Base Rate, a spread (which may be positive or negative), which spread will approximate the Contract Rate calculated based on the Benchmark immediately prior to the implementation of the Base Rate.

“Approved Fund” means, with respect to Administrative Agent or any Lender, any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed or co-managed by (i) Administrative Agent or such Lender, (ii) any Affiliate of Administrative Agent or such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages Administrative Agent or such Lender.

“Assignment and Assumption” means an assignment and assumption agreement duly executed by the parties thereto in connection with the assignment of all or any portion of the Loan in accordance with Section 11.3, to be in the form attached hereto as Exhibit E.

“Assignment of Hedge Agreement” means the Collateral Assignment of Interest Rate Protection Agreement dated of even date herewith, executed and delivered by Borrowers and the counterparty under the Hedge Agreement to Administrative Agent (on behalf of itself and the Lenders), as amended, restated, supplemented, or otherwise modified from time to time.

“Assignment of Leases and Rents” means (whether one or more) the Assignment of Leases and Rents, executed by Borrowers for the benefit of Administrative Agent (on behalf of itself and the Lenders), and pertaining to the Leases, as amended, restated, supplemented, or otherwise modified from time to time.

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“ASTM” means the American Society for Testing and Materials.

“Award” has the meaning assigned in Section 3.3.

“Bank Secrecy Act” means the Bank Secrecy Act, 31 U.S.C. Section 5311, et seq.

“Bankruptcy Party” has the meaning assigned in Section 8.7.

“Base Rate” means, for any day, a floating interest rate per annum equal to the highest of (a) the rate of interest from time to time announced by CONA at its principal office as its prime commercial lending rate (it being understood that such prime commercial rate is a reference rate and does not necessarily represent the lowest or best rate being charged by CONA to any customer and such rate is set by CONA based upon various factors, including CONA’s costs and desired return, general economic conditions and other factors); (b) the sum of one half of one percent (0.50%) per annum and the Federal Funds Rate (which shall not be less than the Floor); and (c) SOFR calculated for each such day (giving effect to the Floor), in each instance, as of such day. Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in CONA’s prime commercial lending rate, the Federal Funds Rate or SOFR.

“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement Rate to the extent that such Benchmark Replacement Rate has become effective pursuant to Section 2.10(a).

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement Rate, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Administrative Agent and Borrowers giving due consideration to any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Benchmark with the applicable Unadjusted Benchmark Replacement Rate by a Relevant Governmental Body or any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Benchmark with the applicable Unadjusted Benchmark Replacement Rate for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement Rate, any technical, administrative or operational changes (including changes to the definition of “Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Administrative Agent decides, in the exercise of its reasonable discretion, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement Rate and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if

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Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent reasonably determines that no market practice for the administration of such Benchmark Replacement Rate exists, in such other manner of administration as Administrative Agent reasonably decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” the earlier to occur of the following events with respect to the then-current Benchmark:

(i) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark permanently or indefinitely ceases to provide such Benchmark; or

(ii) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Replacement Rate” the sum of: (a) the alternate benchmark rate that has been selected by Administrative Agent and Borrowers giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by a Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities plus (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement Rate as so determined would be less than the Floor, the Benchmark Replacement Rate will be deemed to be the Floor for the purposes of this Agreement.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(i) a public statement or publication of information by or on behalf of the administrator of such Benchmark announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);

(ii) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication,

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there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or

(iii) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) are no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Administrative Agent or the Required Lenders, as applicable, by notice to Borrowers, Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement Rate has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10 and (b) ending at the time that a Benchmark Replacement Rate has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower(s)” has the meaning assigned in the preamble to this Agreement.

“Borrower Formation Documents” has the meaning assigned in Section 5.1(b).

“Borrower Party” means Borrowers, any Guarantor, any general partner of any Borrower, and any general partner in any partnership that is a general partner of any Borrower, any managing member of any Borrower, and any managing member in any limited liability company that is a managing member of any Borrower.

“Borrowers’ Account” means the operating account(s) of Borrowers which is subject to the Deposit Account Control Agreement.

“Borrowers’ Agent” has the meaning assigned in Section 6.5.

“Borrowers’ Knowledge” means the knowledge of Borrowers, after diligent inquiry including, without limitation, review of existing reports (e.g., environmental and property condition reports) regarding the Projects, inquiry of the current Operators of the Projects and inquiry of State Regulators and other governmental or quasi-governmental agencies having

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jurisdiction over the Projects. All phrases relating to the knowledge of Borrowers or the lack thereof shall have a meaning consistent with this definition regardless of the exact wording of such phrase.

“Breakage Amount” means an amount, as reasonably calculated by any Lender, equal to the amount of any losses, expenses and liabilities (including any loss and lost opportunity cost in connection with the re-employment of such funds) that such Lender or any of its Affiliates sustains as a result of any payment of the Loan (or any portion thereof) on any day that is not a Payment Date (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise).

“Business Day” means any day other than a Saturday, Sunday, or a public holiday or the equivalent for banks generally under the applicable federal law and if no applicable federal law exists, then the applicable state law. In addition (i) when a Business Day is to be determined in connection with (a) notices and determinations in respect of the Benchmark, or (b) any funding, conversion, continuation, accrual period or payment (including prepayments) of the Loan during any period in which the Loan bears interest at the Benchmark, such day must also be a U.S. Government Securities Business Day, and (ii) if any Payment Date (or other date on which any payment is required under this Agreement or any other Loan Document) shall be due on a day that is not a U.S. Government Securities Business Day, such payment shall be made or shall be debited on the next succeeding U.S. Government Securities Business Day, however, the accrual period and the amount of payment shall remain unchanged notwithstanding the adjustment to the date of payment.

“Cash Flow Requirements” has the meaning assigned in Section 7.13.

“Casualty” has the meaning assigned in Section 3.2.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“CIP Regulations” has the meaning assigned in Section 10.17.

“Closing Date” means the date hereof.

“Code” means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

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“Collateral” means all real and personal property with respect to which Liens in favor of Administrative Agent (for the benefit of Lenders) are executed, identified or purported to be granted pursuant to the Loan Documents and which secure the Obligations described in the Loan Documents and the Secured Hedge Agreement, and includes, without limitation, all of Borrowers’ right, title and interest in, to and under all personal property, real property, and other assets that arise from, are used in connection with, are related to or are located at the Projects, whether now owned by or owing to, or hereafter acquired by or arising in favor of Borrowers (including all personal property and other assets owned or acquired under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, Borrowers, and regardless of where located.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” means the compliance certificate in the form of Schedule 6.2 attached hereto.

“CONA” has the meaning assigned in the Preamble to this Agreement.

“Condemnation” has the meaning assigned in Section 3.3.

“Consent Required Provision” means any provision of the Major Lease concerning the square feet and location of the demised premises, lease term, rent (including base rent, operating and maintenance expenses, etc.), conditions for an extension of the lease term, subordination and attornment, insurance requirements, casualty and condemnation, assignment and subletting, indemnities, guaranty terms, release of a guarantor, monetary obligations on the landlord or a purchase option.

“Contest” has the meaning assigned in Section 12.1(b).

“Contract Rate” means (a) initially, a floating rate of interest equal to Term SOFR plus the Applicable Margin and (b) during any period in which the Benchmark is not Term SOFR, a floating rate of interest equal to the Benchmark Replacement Rate (or, if applicable, the Base Rate) plus, in each case, the Applicable Margin.

“Control” or “controls” means, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract, by its position with such Person as general partner or managing member, or otherwise; and the terms “Controlling” and “Controlled” have the meanings correlative to the foregoing.

“Covered Entity” has the meaning assigned in Section 5.18(f).

“Current In Place Project Yield” means Borrowers’ then existing and in place Project Yield, determined before giving effect to the proposed Partial Release Project(s).

“Debt” means, for any Person, without duplication: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or any of its assets is liable, (b) all unfunded amounts under a loan

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agreement, letter of credit, or other credit facility for which such Person or any of its assets would be liable or subject, if such amounts were advanced under the credit facility, (c) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (d) all indebtedness guaranteed by such Person, (e) all obligations under leases that constitute capital leases for which such Person or any of its assets is liable or subject, and (f) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person or any of its assets is liable or subject contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

“Debt Service” means, as of any Determination Date or other specified testing date, the sum of (a) the annualized (over a twelve (12) month period) interest payable on the outstanding principal balance of the Loan, assuming a rate of interest equal to (i) for each portion of the Loan that is subject to a Hedge Agreement then in effect that complies with Section 2.9 (and for the avoidance of doubt, the replacement Hedge Agreement will be used for purposes of calculating Debt Service as a condition to the First Extension Period, Second Extension Period and Third Extension Period, as applicable): if such Hedge Agreement is in the form of an interest rate swap agreement, the fixed rate specified in such Hedge Agreement (for the avoidance of doubt and for purposes of the calculations under Section 7.13 hereof, an add-back of the amount by which the hedged interest rate falls below the Floor if there is no Floor in the Hedge Agreement) plus the Applicable Margin, which shall apply to the portion of the Loan corresponding to the notional amount of such Hedge Agreement, the lesser of the Contract Rate and the strike price specified in such Hedge Agreement (or, if applicable, the weighted average of the strike prices under such Hedge Agreement) plus the Applicable Margin, (ii) for each portion of the Loan that is not subject to a Hedge Agreement, the Contract Rate in effect as of the applicable Determination Date or testing date (as the case may be) and (iii) with respect to a calculation of the Debt Service Coverage Ratio for the purpose of making a Loan advance, the fixed rate specified in such Hedge Agreement plus the Applicable Margin, assuming that such Loan advance is outstanding on the date of calculation, which rate shall apply to the amount of such Loan advance; plus (b) the principal payments that would be due and payable during a twelve (12) month period for a hypothetical, amortizing loan in the principal amount of the Loan outstanding as of the applicable Determination Date or other specified testing date (as increased by the amount of the requested Advance, if applicable), calculated using a thirty (30) year amortization schedule with an assumed interest rate equal to 6.0% per annum. If Debt Service for a period of twelve (12) months (or other calculation period) is not available, Administrative Agent shall annualize the Debt Service for such period of time as is available.

“Debt Service Coverage Ratio” means the ratio of (i) Adjusted Net Operating Income calculated as of the specified Determination Date (or other specified testing date), to (ii) Debt Service calculated as of such date.

“Default Rate” means the lesser of (a) the maximum rate of interest allowed by applicable law, and (b) five percent (5%) per annum in excess of the Contract Rate.

“Defaulting Lender” means a Lender that (a) has given written notice to Borrowers, Administrative Agent, or any other Lender that it will fail to fund any amounts to be funded by

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such Lender after the Closing Date under this Agreement or otherwise fails to fund such amount under this Agreement, (b) is in default for failing to make payments under one or more syndicated credit facilities (unless subject to a good faith dispute), (c) has declared (or the holding company of such Lender has declared) bankruptcy or is otherwise involved in a liquidation proceeding and Administrative Agent has determined such Lender is reasonably likely to become a Defaulting Lender, or (d) is the subject of a receivership.

“Deposit Account Control Agreement” means a control agreement, in form and substance satisfactory to Administrative Agent, among CONA (or another depository institution reasonably acceptable to Administrative Agent), Borrowers and Administrative Agent.

“Determination Date” means the last day of each calendar quarter commencing with the calendar quarter ending on September 30, 2025.

“Division Transaction” means, with respect to any Restricted Party that is a limited liability company, the adoption of a “plan of division,” the filing of a certificate of division” or the taking of any other action such that such Restricted Party (a) divides into two or more Persons (regardless of whether such Restricted Party survives such division) or (b) creates or reorganizes into one or more “series LLCs.”

“Dollars” and the sign “$” each mean the lawful money of the United States of America.

“Early Opt-in Election” means the occurrence of:

(i) a determination by Administrative Agent or (ii) a notification by the Required Lenders to Administrative Agent (with a copy to Borrowers’ Agent) that the Required Lenders have determined that U.S. dollar-denominated syndicated or bilateral credit facilities being executed at such time, or that include language similar to that contained in Section 2.10 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the then-current Benchmark; or

(iv) (i) the election by Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by Administrative Agent of written notice of such election to Borrower and the Lenders or by the Required Lenders of written notice of such election to Administrative Agent.

“Electronic Copy” has the meaning assigned in Section 11.31.

“Electronic Signature” means (a) the signing party’s manual signature on a signature page, converted by the signing party (or its agent) to facsimile or digital form (such as a .pdf file) and received from the customary email address or customary facsimile number of the signing party (or its counsel or representative), or other mutually agreed-upon authenticated source; or (b) the signing party’s digital signature executed using a mutually agreed-upon digital signature service provider and digital signature process.

“Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement dated of even date hereof in favor of Administrative Agent (for itself and on behalf of

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the Lenders) executed by Borrowers and Guarantor with respect to the Projects, as amended, restated, supplemented, or otherwise modified from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations promulgated thereunder.

“Event of Default” has the meaning assigned in Article 8.

“Excess Cash Flow” means, for any period, the amount by which the actual revenue of the Projects exceeds the actual expenses of the Projects.

“Excess Cash Flow Termination Date” means the date on which (i) Administrative Agent has determined that the Project Yield has equaled or exceeded (1) during the first three Loan Years (assuming the first extension option is exercised in accordance with Section 2.3 hereof), eight and 25/100 percent (8.25%) for two consecutive Determination Dates; and (2) during the remaining two Loan Years (assuming that all extension options are exercised in accordance with Section 2.3 hereof), eight and 75/100 percent (8.75%) for two consecutive Determination Dates, in each case based upon a calculation of the Project Yield provided by Borrowers and approved by Administrative Agent in its good faith discretion (which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) no material Potential Default or Event of Default exists.

“Excluded Hedge Agreement Obligation” means, with respect to any Loan Party Guarantor, any guarantee of any Swap Obligations under a Secured Hedge Agreement if, and only to the extent that and for so long as, all or a portion of the guarantee of such Loan Party Guarantor of, or the grant by such Loan Party Guarantor of a security interest to secure, such Swap Obligation under a Secured Hedge Agreement (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party Guarantor's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act at the time the guarantee of such Loan Party Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation under a Secured Hedge Agreement; provided, however, that if any Loan Party Guarantor that was not an "eligible contract participant" at the time any such guarantee of a Swap Obligation under a Secured Hedge Agreement was entered into thereafter becomes an "eligible contract participant," such Loan Party Guarantor shall, by virtue of the guaranty or security agreement or joinder thereto and without any further action by any Person, be deemed to have guaranteed the Swap Obligations under Secured Hedge Agreements and granted a security interest to secure such Swap Obligations under Secured Hedge Agreements, and such Swap Obligations under Secured Hedge Agreements shall no longer constitute Excluded Hedge Agreement Obligations with respect to such Loan Party Guarantor. If a Swap Obligation under a Secured Hedge Agreement arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation under a Secured Hedge Agreement that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” has the meaning assigned in Section 2.16(a).

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“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version of FATCA made after the Closing Date) and any current or future regulations (whether final, temporary or proposed) or official interpretations thereof.

“Federal Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101, et seq.), as amended.

“Federal Flood Insurance” means, for any Improvements (including any personal property Collateral) located in a Special Flood Hazard Area, Federal or private insurance reasonably satisfactory to Administrative Agent, in either case, that (a) meets the requirements of FEMA and other applicable federal agencies, (b) includes a deductible not to exceed $50,000 and (c) has a coverage amount equal to the lesser of (i) the insurable value of the buildings and any personal property Collateral located on the Projects as determined by Administrative Agent or (ii) the maximum policy limits set under the National Flood Insurance Program.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/32 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for the immediately preceding Business Day shall be applicable, as determined by Administrative Agent, or such other commercial bank as selected by Administrative Agent.

“Fee Letter” means the letter agreement, dated the date hereof, among Borrowers and Administrative Agent with respect to certain fees payable by Borrowers in connection with the Loan and certain other matters, as the same may be modified or amended from time to time.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“Financial Institution” means a United States Financial Institution as defined in 31 U.S.C. 5312, as amended from time to time.

“Financing Notice” has the meaning assigned in Section 11.39.

“FIRREA” has the meaning assigned in Schedule 2.1.

“First Extension Period” has the meaning assigned in Section 2.3(b).

“First Tranche Release Projects” means the initial two (2) Partial Release Projects during the term of the Loan.

“Floor” means 0% per annum.

“Forfeiture Rights” has the meaning assigned in Section 5.12.

“Fund” has the meaning assigned in Section 7.1.

“Funds” means collectively, the Replacement Escrow Fund and Required Repair Fund.

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“GAAP” means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable on the date so indicated and consistently applied.

“Government Lists” means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by OFAC, (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Administrative Agent notified Borrowers in writing is now included in “Governmental Lists”, or (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Governmental Authority or pursuant to any Executive Order of the President of the United States of America that Administrative Agent notified Borrowers in writing is now included in “Governmental Lists”.

“Governmental Approvals” means, collectively, all consents, licenses and permits and all other authorizations or approvals required from any Governmental Authority to operate the Projects.

“Governmental Authority” means any federal, state, county or municipal government or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body (including, without limitation, the State Regulator), or any court, administrative tribunal, or public body.

“Ground Lease” means that certain Ground Lease dated January 17, 2017, between Ground Lessor, as lessor, and the applicable Borrower, as lessee, as evidenced by Memorandum of Lease recorded February 15, 2017 at Instrument No. 2017001029 in the Official Records of Dearborn County, Indiana, as amended by an unrecorded First Amendment to Ground Lease dated March 10, 2017, and further amended by an unrecorded Second Amendment to Ground Lease dated December 8, 2018, and assigned pursuant to that certain Assignment and Assumption of Ground Lease dated December 20, 2018 and recorded January 3, 2019 and recorded January 3, 2019 as Instrument No. 2019000068 in the Official Records of Dearborn County, Indiana, and as assigned pursuant to that certain Assignment and Assumption of Ground Lease, dated as of the date hereof, as the same may be further amended or modified from time to time.

“Ground Lessor” means Saint Elizabeth Medical Center, Inc., a Kentucky nonprofit corporation, and its successors and permitted assigns.

“Guarantor” means: (i) from the Original Closing Date through October 31, 2023, the Original Guarantor; (ii) from and after October 31, 2023, Inland Real Estate Investment Corporation, a Delaware corporation (“IREIC”), together with its successors and permitted assigns; and (iii) each Substitute Guarantor and each other Person who from time to time is party to a Recourse Guaranty Agreement or otherwise guarantees the Obligations or any portion thereof.

“Healthcare Investigations” means any inquiries, investigations, probes, audits or proceedings concerning the business affairs, practices, licensing or reimbursement entitlements of the Projects, Borrowers, any Guarantor or any Operator (including, without limitation, inquiries, investigations, probes, audit or procedures concerning potential or actual violations of Healthcare Laws).

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“Healthcare Laws” means all provisions, rules and regulations pursuant to or promulgated under the False Claims Act (31 U.S.C. Section 3729 et seq.), the Anti-Kickback Act of 1986 (41 U.S.C. Section 51 et seq.), the Federal Health Care Programs Anti-Kickback statute (42 U.S.C. Section 1320-7a(b)), the Ethics in Patient Referrals Act of 1989, as amended (Stark Law) (42 U.S.C. 1395nn), the Civil Monetary Penalties Law (42 U.S.C. Section 1320a-7a), or the Truth in Negotiations (10 U.S.C. Section 2304 et seq.), Health Care Fraud (18 U.S.C. 1347), Wire Fraud (18 U.S.C. 1343), Theft or Embezzlement (18 U.S.C. 669), False Statements (18 U.S.C. 1001), False Statements (18 U.S.C. 1035), Patent Inducements Statute, and equivalent state statutes and regulations, and any and all rules and regulations promulgated by Governmental Authorities, including the Centers of Medicare and Medicaid Services (CMS), with respect to any of the foregoing.

“Hedge Agreement” means any and all Swap Obligations and swap agreements (as such term is defined in Section 101 of the Federal Bankruptcy Code) designed to provide protection against fluctuations in interest or currency exchange rates and any other agreements or arrangements designed to provide such protection.

“Holdco” means IPCAAF MOB Portfolio I, L.L.C., a Delaware limited liability company, together with its successors and permitted assigns.

“Hypothetical Project Yield” means, as of any Determination Date, the Project Yield that would exist on such date if the outstanding principal balance of the Loan on such date was reduced by (a) amounts on deposit in the Project Yield Fund on such date, and (b) the undrawn face amount of any Special Letter of Credit outstanding on such date.

“Improvements” means the buildings and other improvements now or hereafter located on the Land.

“Indebtedness” means all payment obligations under the Loan or any of the Loan Documents of Borrowers or any other Borrower Party to Administrative Agent or to any Lender, including, without limitation, any and all interest, whether or not accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post petition interest is allowed in any such proceeding.

“Indemnified Matters” has the meaning assigned in Section 11.5.

“Indemnified Person” has the meaning assigned in Section 11.5.

“Independent Manager” means a natural person who shall not have been at the time of such individual’s appointment as a manager, may not have been at any time during the preceding five (5) years and shall not be at any time while serving as a manager of any Borrower (a) a shareholder, officer, director, member, partner, attorney, counsel or employee of such Borrower, the member of such Borrower, or any of their respective Affiliates (other than as an “independent” director, member, manager and/or partner); (b) a lessor of, customer of, or supplier to, such Borrower, the member of such Borrower, or any of their respective Affiliates; (c) a Person Controlled by or under common Control with, any such shareholder, officer, director, member, partner, attorney, counsel, employee, customer or supplier; or (d) a member of the immediate

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family of any such shareholder, officer, director, member, partner, employee, lessor, customer or supplier.

“Insurance Impound” has the meaning assigned in Section 3.4.

“Insurance Premiums” has the meaning assigned in Section 3.1(d).

“Ironwood Physicians Projects” means Ironwood Physicians PC1 Project, Ironwood Physicians PC2 Project, Ironwood Physicians PC6 Project, Ironwood Physicians PC7 Project and Ironwood Physicians PC8 Project (Exhibits A-6 through A-10).

“Land” means the real property described in Exhibit A-1 through Exhibit A-15 attached hereto.

“Lease Party” means the party to any Lease that grants to the other party the right to use or occupy any portion of the Projects, whether it be any Borrower or any Operator.

“Leases” means all leases of, subleases of and occupancy agreements affecting the Projects or any part thereof now existing or hereafter executed and all amendments, modifications or supplements thereto. The term “Leases” does not include the Ground Lease.

“Lender” has the meaning assigned in the preamble to this Agreement. In addition to the foregoing, solely for the purpose of identifying the Persons entitled to share in payments and collections from the Collateral and the benefit of any guarantees of the Obligations as more fully set forth in this Agreement and the other Loan Documents, the term “Lender” shall include Secured Hedge Providers. For the avoidance of doubt, any Person to whom any Obligations in respect of a Secured Hedge Agreement are owed and which does not hold any portion of the Loan or any Loan Commitment hereunder shall not be entitled to any other rights as a “Lender” under this Agreement, the other Loan Documents or the Environmental Indemnity Agreement.

“Lender Cash Management Agreements” means any and all cash management, overdraft, return items, treasury, foreign exchange, lockbox, sweep-to-line, controlled disbursement, credit or debit card, stored value card, interstate depository network service, EFT, ACH and other agreements entered into from time to time between Borrowers or any other Borrower Party and Administrative Agent or any Lender or any Affiliate of a Lender.

“Lender Party Payments” has the meaning assigned in Section 7.13.

“Lender Transferee” has the meaning assigned in Section 11.3.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereof and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

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“Lien” means any interest, or claim thereof, in the Projects securing an obligation owed to, or a claim by, any Person other than the owner of the Projects, whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Projects.

“Loan” means the loan made by the Lenders to Borrowers under this Agreement, together with all other amounts evidenced or secured by the Loan Documents.

“Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make its Pro Rata Share of the Loan to Borrowers, which commitment is in the amount set forth opposite such Lender’s name on Exhibit C under the caption “Lender’s Loan Commitment.”

“Loan Documents” means: (a) this Agreement, (b) the Notes, (c) the Mortgage, (d) the Assignment of Leases and Rents, (e) UCC financing statements, (f) such assignments of management agreements, contracts and other rights as may be required under the Term Sheet or otherwise requested by Administrative Agent or the Lenders, (g) the Recourse Guaranty Agreement, (h) the Acknowledgment of Property Manager, (i) the Security Agreement, (j) the Deposit Account Control Agreement, (k) any Secured Hedge Agreements, (l) the Assignment of Hedge Agreement, (m) all other documents evidencing, securing, governing or otherwise pertaining to the Loan, (n) any letter of credit provided to Administrative Agent (for itself and on behalf of the Lenders) in connection with the Loan, and (o) all amendments, modifications, renewals, substitutions and replacements of any of the foregoing; provided however, in no event shall the term “Loan Documents” include the Environmental Indemnity Agreement.

“Loan Origination Fee” means a non-refundable origination fee related to the Loan and evidenced by the Fee Letter, which is due and payable in full and shall be deemed fully earned on the Closing Date.

“Loan Party Guarantor” means Guarantor.

“Loan Year” means (a) for the first Loan Year, the period commencing on the Closing Date and ending on the last day of the month in which the first anniversary of the Closing Date occurs (unless the Closing Date is on the first day of a month, in which case the first Loan Year shall commence on such Closing Date and end on the date twelve (12) months after the last day of the month immediately preceding the Closing Date) and (b) each consecutive twelve month calendar period after the first Loan Year until the Maturity Date.

“LTV Ratio” means the ratio, determined by Administrative Agent, of the outstanding principal balance of the Loan to the "as stabilized" appraised value of the Projects as of the date of determination.

“Major Lease” means all Leases for which there is a single Tenant that occupies such Project and any guaranty thereof, together with any Lease (and guaranty thereof) executed on or after the date hereof demising 25% or more of any Project.

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“Management Agreement” means, individually and collectively, (a) that certain agreement between Borrowers and Property Manager for the management of the Projects, in the form approved by Administrative Agent on or before the Closing Date, (b) any subsequent management agreement, in form and substance approved by Administrative Agent in accordance with Section 7.3, between Borrowers and a Property Manager and (c) all amendments, restatements, modifications and supplements to a Management Agreement approved by Administrative Agent in accordance with Section 7.3.

“Material Action” means to file any insolvency, or reorganization case or proceeding, to institute proceedings to have any Borrower Party be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against any Borrower Party, to file a petition seeking, or consent to, reorganization or relief with respect to any Borrower Party under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for any Borrower Party or a substantial part of its respective property, to make any assignment for the benefit of creditors of any Borrower Party, the admission in writing by any Borrower Party of such Person’s inability to pay its debts generally as they become due, or to take action in furtherance of any of the foregoing.

“Material Adverse Change” or “material adverse change” means, in Administrative Agent’s reasonable discretion, the business prospects, operations or financial condition of a Person or property has changed in a manner which could impair the value of the Collateral, prevent timely repayment of the Loan or otherwise prevent the applicable Person from timely performing any of its material obligations under the Loan Documents or Environmental Indemnity Agreement.

“Material Adverse Effect” or “material adverse effect” means, in Administrative Agent’s reasonable discretion, a material adverse effect on (i) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of Borrowers taken as a whole, or any other Borrower Party, (ii) the ability of Borrowers or any other Borrower Party to perform any material obligation required of them under the Loan Documents, (iii) the rights and remedies of Administrative Agent and the Lenders under the Loan Documents, or (iv) the ability of Borrowers or the Operators to operate all or a material portion of the Projects.

“Maturity Date” means, as applicable, the earlier of (a) October 29, 2027, as may be extended as provided herein, or (b) the date on which the entire Loan is required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.

“Maximum Commitment Amount” means $96.500,000.

“Minimum Release Price” with respect to any Project shall mean as follows: (i) one hundred percent (100%) of the applicable Allocated Loan Amount, for those Projects that are First Tranche Release Projects; (ii) one hundred five percent (105%) of the applicable Allocated Loan Amount, for those Projects that are Second Tranche Release Projects; and (iii) one hundred ten percent (110%) of the applicable Allocated Loan Amount, for those Projects that are Third Tranche Release Projects.

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“Mortgage” means, as applicable, the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, or the Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed by Borrowers in favor of Administrative Agent (for itself and on behalf of the Lenders), covering the Projects, as amended, restated, supplemented, or otherwise modified from time to time.

“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, and as the same may be further amended, modified or supplemented, and including the regulations issued thereunder, that, among other things, mandates the purchase of flood insurance to cover real property improvements and contents located in Special Flood Hazard Areas in participating communities and may provide protection to property owners through a federal insurance program.

“Non-Conforming Policy” has the meaning assigned in Section 3.1.

“Non-U.S. Lender Party” means each of Administrative Agent, the Lenders and each participant, in each case that is not a U.S. Person.

“Note” and “Notes” means, respectively, (a) each promissory note executed at any time by Borrowers and payable to the order of a Lender in evidence of the Loan of such Lender, and (b) all such promissory notes, together with all renewals, modifications and extensions thereof and any replacement or additional notes executed by Borrowers pursuant to the terms hereof.

“Obligations” means the Indebtedness and any and all existing and future debts, liabilities and obligations of every kind or nature at any time owing by Borrowers and any other Borrower Party to Administrative Agent and Lenders, whether under this Agreement or any other Loan Document, whether joint or several, related or unrelated, primary or secondary, matured or contingent, due or to become due (including debts, liabilities and obligations obtained by assignment), and whether principal, interest, fees, indemnification obligations hereunder or expenses (specifically including interest accruing after the commencement of any bankruptcy, insolvency or similar proceeding with respect to Borrowers or any other Borrower Party, whether or not a claim for such post-commencement interest is allowed), including, without limitation, any obligations under any Secured Hedge Agreements, any extensions, modifications, substitutions, increases and renewals of the Loan (provided that the Obligations of any Loan Party Guarantor shall not include Excluded Hedge Agreement Obligations of such Loan Party Guarantor); the payment of all amounts advanced by Administrative Agent, any Lender or any Affiliate of a Lender to preserve, protect and enforce rights hereunder and in the Collateral; and all expenses incurred by Administrative Agent, any Lender or any Affiliate of a Lender or any Secured Hedge Provider. Without limiting the generality of the foregoing, Obligations shall include any other debts, liabilities or obligations owing to Administrative Agent, any Lender or any Lender Affiliate in connection with (1) any Lender Cash Management Agreements and (2) any Secured Hedge Agreements; provided, however, that any obligations with respect to Secured Hedge Agreements or Lender Cash Management Agreements, as applicable, that are owing to a Lender or an Affiliate of a Lender other than Administrative Agent or its Affiliates shall only constitute “Obligations” hereunder if the applicable Secured Hedge Agreement or Lender Cash Management Agreement

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was entered into in connection with this Agreement or any other Loan Document on or after the Closing Date and the applicable Lender or Affiliate of a Lender gave written notice to Administrative Agent of the same within 10 days thereafter.

“OFAC” means the Office of Foreign Assets Control, Department of the Treasury.

“Operating Partnership” has the meaning assigned in Section 7.1.

“Operator”, individually, and “Operators”, collectively, means the Property Manager, property sublessor or operator under any Operators’ Agreement, approved by Administrative Agent and any successor to such Operator approved by Administrative Agent but excluding any Tenant or manager or operator engaged by Tenant. If there exists a Property Manager, and a property sublessor, or any combination thereof, with respect to the Projects, then “Operator” shall refer to all such entities, collectively and individually as applicable and as the context may require.

“Operators’ Agreements” means the Management Agreement, or other similar agreements regarding the management and operation of the Projects between Borrowers and Property Manager.

Original Closing Date” means September 29, 2001.

“Original Guarantor” means Inland Private Capital Corporation, the original guarantor under the Recourse Guaranty Agreement.

“Original Loan” has the meaning assigned in the Recitals to this Agreement.

“Original Loan Agreement” has the meaning assigned in the Recitals to this Agreement.

“Original Loan Documents” has the meaning assigned in the Recitals to this Agreement.

“Other Taxes” has the meaning assigned in Section 2.16(c).

“Overpaying Borrower” has the meaning assigned in Section 11.19.

“Overpayment Amount” has the meaning assigned in Section 11.19.

“Partial Release” has the meaning assigned in Section 2.17.

“Partial Release Price” has the meaning assigned in Section 2.17.

“Partial Release Project” has the meaning assigned in Section 2.17.

“Participant Register” has the meaning assigned in Section 11.3(d).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (Public Law 107-56), as the same may be amended from time to time, and corresponding provisions of future laws related thereto.

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“Payment Date” means the first (1st) Business Day of each calendar month during the term of the Loan.

“Permit” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate (including certificates of occupancy), concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Exceptions” means the exceptions to title contained in the Title Policy insuring the liens created pursuant to the Mortgage and any other title matter to which Administrative Agent consents in writing.

“Permitted Transfer” means (a) a Transfer expressly permitted under Section 7.1(c) or (b) a Prohibited Transfer approved by Administrative Agent. In no event shall a Division Transaction be considered a Permitted Transfer.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

“Platform” means any electronic system, including Intralinks®, ClearPar® and any other internet or extranet-based site, whether such electronic system is owned, operated or hosted by Administrative Agent or any Lender, any of their respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Post-Closing Obligations” means the post-closing obligations described on Schedule 11.36.

“Potential Default” means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Prepayment Fee” means with respect to any prepayment or acceleration occurring, (a) during the First Loan Year, an amount equal to one percent (1.0%) of the principal amount of the Loan being prepaid or accelerated; and (b) thereafter, zero (0).

“Prepayment Premium” means the Prepayment Fee plus the Breakage Amount.

“Prohibited Person” means any Person:

(i) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

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(ii) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) with whom any Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(iv) who is known to Borrowers to commit, threaten or conspire to commit or support “terrorism”, as defined in the Executive Order;

(v) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list;

(vi) that is named on the consolidated list of asset freeze targets by the United Nations, the European Union and the United Kingdom (maintained by the Asset Freezing Unit of the United Kingdom Treasury: http://www.hm-treasury.gov.uklfinancialsanctions);

(vii) that is named on the most current lists pertaining to EU-Regulations Nos. 2580/2001 or 881/2002;

(viii) that violates any of the criminal laws of the United States of America or of any of the several states, or commits any act that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, (e) the Trading with the Enemy Act, as amended, (f) the International Emergency Economic Powers Act, or the (g) Patriot Act; or

(ix) who is known to Borrowers to be an Affiliate of or affiliated with a Person listed above.

“Prohibited Transfer” has the meaning assigned in Section 7.1(a).

“Project(s)” means the Land and Improvements and all related facilities, amenities, fixtures, and personal property owned by Borrowers.

“Project Yield” means the ratio, as of any particular date, expressed as a percentage, of (a) Adjusted Net Operating Income calculated as of the specified Determination Date (or other specified testing date), to (b) the outstanding principal balance of the Loan as of such date.

“Project Yield Fund” has the meaning assigned in Section 7.13.

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“Projected Rental Revenue” means revenues and rental payments scheduled to be received by Borrowers under Qualifying Leases, but excluding (a) nonrecurring income and non-property related income (as determined by Administrative Agent in its sole discretion) and income from Tenants that is classified as “bad debt” under GAAP, and (b) late fees and interest income.

“Property Condition Report” has the meaning assigned in Schedule 2.1.

“Property Manager” means (i) prior to December 20, 2023, Inland Commercial Real Estate Services, LLC, a Delaware limited liability company, AHP Management, LLC, a Delaware limited liability company and MedProperties, LLC, d/b/a MedProperties Group, an Illinois limited liability company (in its capacity as sub-manager of the Edwards Elmhurst Project), the managers of the Projects approved by Administrative Agent and any successor property manager approved by Administrative Agent; and (ii) from and after December 20, 2023, Inland Commercial Real Estate Services, LLC, a Delaware limited liability company and MedProperties, LLC, d/b/a MedProperties Group, an Illinois limited liability company (in its capacity as sub-manager of the Edwards Elmhurst Project), the managers of the Projects approved by Administrative Agent and any successor property manager approved by Administrative Agent.

“Pro Rata Outstandings” means, with respect to any Lender at any time, the outstanding principal amount of the Loan owing to such Lender at such time.

“Pro Rata Share” means, with respect to any Lender at any time (a) on or prior to the date of the making of the Loan contemplated herein, the percentage obtained by dividing (i) the Loan Commitment of such Lender then in effect by (ii) the sum of the Loan Commitments and (b) after the making of the Loan, the percentage obtained by dividing (i) the Pro Rata Outstandings of such Lender by (ii) the total outstanding principal amount of the Loan; provided, however, that, if there are no Loan Commitments and no Pro Rata Outstandings, such Lender’s Pro Rata Share shall be determined based on the Pro Rata Share most recently in effect, after giving effect to any subsequent assignment and any subsequent non-pro rata payments of any Lender pursuant to the terms of this Agreement.

“Prorated Interest” has the meaning assigned in Section 2.4.

“Qualifying Leases” means (i) fully executed and delivered Leases with unrelated third party Tenants and with an initial term of three (3) years or more, entered into in accordance with the terms of this Agreement, for which either (a) the Tenant under such Lease is in occupancy and has commenced rental payments and such Lease has a remaining term of six (6) months or more from the applicable testing date, or (b) the Tenant under such Lease is reasonably projected by Administrative Agent to (x) take occupancy of its premises and (y) commence rental payments, in each case, within six (6) months from the applicable testing date, and (ii) other fully executed and delivered Leases which Administrative Agent in its sole discretion determines are Qualifying Leases; provided, however, any Lease under which the applicable Tenant is not paying rent as required by the terms of the Lease or which is in material default (whether by landlord or tenant) as of the testing date or as of the reporting date will not be considered a Qualifying Lease.

“Recipient” has the meaning assigned in Section 11.37.

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“Recognition Agreement” means that certain Recognition Agreement of even date herewith executed by and among Administrative Agent, the applicable Borrower and Ground Lessor relating to the Ground Lease.

“Recourse Guaranty Agreement” means collectively, (a) the Guaranty of Recourse Obligations executed and delivered by (1) the Original Guarantor, on the Original Closing Date as modified; (b) the Guarantor as of October 31, 2023; and (c) each additional guaranty of recourse obligations executed and delivered to Administrative Agent by each Person who from time to time becomes a Guarantor hereunder, as the same may be, in each case, amended, restated, supplemented, or otherwise modified from time to time.

“Register” has the meaning specified in Section 2.12(b).

“Related Persons” means, with respect to any Person, each of such Person’s Affiliates, officers, directors, employees, agents, trustees, representatives, attorneys, accountants, and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

“Relevant Governmental Body” means the Board of Governors of Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of Federal Reserve System and/or the Federal Reserve Bank of New York or any successor thereto.

“Replacement Escrow Fund” has the meaning assigned in Section 2.5.

“Reportable Compliance Event” has the meaning assigned in Section 5.18(f).

“Required Lenders” means, as to any consent, approval, authorization, direction or determination required to be given or made by the Lenders: (i) Lenders holding one hundred percent (100%) of the aggregate outstanding principal amount if there are two Lenders that are not Affiliates; or (ii) Lenders holding fifty one percent (51%) of the aggregate outstanding principal amount of the Loan if there are more than two Lenders that are not Affiliates.

“Required Repairs” means the repairs described on Schedule 2.5(b).

“Requirements of Law” means, with respect to any Person or any Project, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case having the force of law and that are applicable to or binding upon such Person or the Projects or any of its property or to which such Person or any of its property is subject, as the same may be amended from time to time.

“Resize Amount” means an amount, as calculated by Administrative Agent upon the occurrence of any Resize Event, that, if applied to the outstanding principal balance of the Loan as of the most recent Determination Date, would have resulted in a Hypothetical Project Yield of: (i) during the first three Loan Years (assuming that the first extension option is exercised in

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accordance with Section 2.3 hereof), seven and 75/100 percent (7.75%) as of such Determination Date; and (ii) during the remaining four Loan Years (assuming that Borrowers exercised their extension options in accordance with Section 2.3 hereof), eight and 25/100 percent (8.25%) as of such Determination Date.

“Resize Event” means that, as of any Determination Date, the Project Yield for each of such Determination Date and the immediately preceding Determination Date is less than: (i) during the first three Loan Years, seven and 75/100 percent (7.75%) (assuming that the first extension option is exercised in accordance with Section 2.3 hereof); and (ii) during the remaining four Loan Years (assuming that Borrowers exercised their extension options in accordance with Section 2.3 hereof), eight and 25/100 percent (8.25%).

“Restated Loan Amount” has the meaning assigned in Section 2.1(a).

“Restoration Threshold” means, as of any date, the lesser of (a) two and one-half percent (2.5%) of the replacement value of the Improvements at any Project as of such date, and (b) $500,000.00.

“Restricted Party” means (i) Borrowers, (ii) any other Borrower Party, (iii) any Affiliated Manager, (iv) any Guarantor, (v) any shareholder, partner, member or non-member manager of any Borrower, and (vi) any Person owning a direct or indirect legal or beneficial interest in any Person described in items (i) through (v) above. Notwithstanding the foregoing, the definition of “Restricted Party” shall not include any direct or indirect owner in (A) IPC Alternative Assets Operating Partnership or (B) Inland Private Capital Alternative Assets Fund, LLC (or any successor entity thereto) but only if such Person does not have management rights, Control over such Person or voting rights in such Person (except for non-waivable rights under the laws of its state of formation and major decisions customarily granted to passive investors).

“Revenue In Place Adjustment” means an amount equal to the monthly rental payments abated under any Adjustment Leases during the applicable testing period, but without duplication of any Projected Rental Revenue for such period.

“Sanctioned Country” has the meaning assigned in Section 5.18(f).

“Sanctioned Person” has the meaning assigned in Section 5.18(f).

“Second Extension Period” has the meaning assigned in Section 2.3(c).

“Second Tranche Release Projects” means, after there have been two (2) aggregate Partial Release Projects during the term of the Loan, additional Partial Release Projects that total not more than two (2) Projects hereunder.

“Secured Hedge Agreement” means any (i) Hedge Agreement between Borrowers and a Secured Hedge Provider or (ii) any Hedge Agreement Administrative Agent has acknowledged in writing constitutes a "Secured Hedge Agreement" hereunder.

“Secured Hedge Provider” means (i) a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Hedge

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Agreement) who has entered into a Hedge Agreement with Borrowers, or (ii) a Person with whom Borrowers have entered into a Hedge Agreement provided or arranged by CONA or an Affiliate of CONA, or for which CONA or an Affiliate of CONA has provided credit enhancement through either an assignment right or a letter of credit in favor of such Person, and any assignee thereof.

“Secured Parties” means the Lenders and Administrative Agent and their respective Affiliates and Related Persons. The term "Secured Party" means any of them.

“Security” means all of the real and personal property securing the Obligations described in the Loan Documents and the Secured Hedge Agreements.

“Security Agreement” means the Security Agreement executed by Borrowers in favor of Administrative Agent (for itself and on behalf of the Lenders) covering certain personal property described therein, as amended, restated, supplemented, or otherwise modified from time to time.

“Security Deposits” means any and all security deposits from any tenant or occupant of the Projects collected or held by Borrowers or any Operator.

“Single Purpose Entity” means a Person (other than an individual, a government or any agency or political subdivision thereof), which exists solely for the purpose of owning and leasing the applicable Project, observes corporate, company or partnership formalities, as applicable, independent of any other entity, and which otherwise complies with the covenants set forth in Section 5.17 hereof.

“SOFR” means, for any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day as published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time) on the immediately succeeding Business Day.

“Special Compliance Certificate” means a compliance certificate in the form of Schedule 7.13.

“Special Flood Hazard Area” means an area that FEMA has designated as an area subject to special flood hazards, the current standard for which is at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year as per the applicable flood maps.

“Special Letter of Credit” means a letter of credit in form and substance satisfactory to Administrative Agent, issued to Administrative Agent, as beneficiary, for the account of Borrowers, as customer, issued by a depository institution acceptable to Administrative Agent in its sole discretion, that includes an “evergreen” provision providing for automatic renewal, and that permits one or more drawings at any time by Administrative Agent.

“Specially Designated National and Blocked Persons” means those Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC.

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“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to Administrative Agent.

“State Regulator” means the applicable state department of health or other applicable state or local regulatory agency having jurisdiction over the operation of the Projects.

“Substitute Guarantor” means a Person acceptable to Administrative Agent, in Administrative Agent’s reasonable discretion, who provides a Substitute Guaranty and satisfies the following conditions:

(i) The net worth of the Substitute Guarantor is at least $96,500,000 (which shall exclude any ownership interest in the Projects) (provided, however, if the Substitute Guarantor is being provided in accordance with Section 8.16 of this Agreement, the net worth of any remaining Guarantor shall be included in determining whether the Substitute Guarantor satisfies this condition).

(ii) Borrowers and such Substitute Guarantor demonstrate to Administrative Agent’s reasonable satisfaction that the substitution of such Person as a Borrower Party would not result in a violation of Section 5.17 or Section 5.18 or any other provision of this Agreement concerning Borrower Parties.

(iii) Such Substitute Guarantor executes and delivers to Administrative Agent a Substitute Guaranty and an assumption of the Environmental Indemnity Agreement, each in form and substance acceptable to Administrative Agent.

(iv) Borrowers and, as applicable, the other Borrower Parties and such Substitute Guarantor execute and deliver such modifications of the Loan Documents and Environmental Indemnity Agreement as Administrative Agent may reasonably require to address the status of the Substitute Guarantor (for instance, an entity versus an individual).

(v) Counsel to such Substitute Guarantor delivers a legal opinion, in form and substance reasonably acceptable to Administrative Agent, as to the existence and authority of such Substitute Guarantor, the enforceability of the agreements described in clauses (iii) and (iv), and such other matters as Administrative Agent may reasonably require.

(vi) Administrative Agent receives such financial statements, organizational documents and consents for such Substitute Guarantor and such other due diligence regarding such Substitute Guarantor as Administrative Agent may reasonably require, including, without limitation, a Beneficial Ownership Certification (if requested by Administrative Agent), each in form and substance acceptable to Administrative Agent.

“Substitute Guaranty” means a recourse guaranty agreement, in substantially the form and substance of the Recourse Guaranty Agreement executed and delivered by Guarantor on the Closing Date and otherwise in form and substance reasonably satisfactory to Administrative Agent.

“Substitute Lender” has the meaning assigned in Section 2.13(a).

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“Survey” has the meaning assigned in Schedule 2.1.

“Swap Obligation” means, with respect to any Loan Party Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Tax Impound” has the meaning assigned to such term in Section 3.5.

“Taxes” has the meaning assigned in Section 7.2.

“Tenant” means any tenant or occupant of any Project under a Lease.

“Term Sheet” means that certain letter agreement dated August 27, 2025 from Administrative Agent and accepted by and on behalf of Borrowers on August 28, 2025.

“Term SOFR” means, for any Business Day, the Term SOFR Reference Rate for a one month tenor on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) Business Days prior to the Closing Date and, thereafter, the first Business Day of each month, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term SOFR Determination Day; provided, however, that if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate for the applicable period based on SOFR, currently identified on the Term SOFR Administrator’s website at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html.

“Third Extension Period” has the meaning assigned in Section 2.3(d).

“Third Tranche Release Projects” means, after there have been four (4) aggregate Partial Release Projects during the term of the Loan, additional Partial Release Projects that total not more than three (3) Projects hereunder.

“TI/LC Advance” has the meaning assigned in Section 2.1(b).

“TI/LC Holdback” has the meaning assigned in Section 2.1(b).

“Title Policy” has the meaning assigned in Schedule 2.1.

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“Transfer” means (a) a Division Transaction, or (b) any direct or indirect sale, transfer, conveyance, mortgage, grant of lien or other interest, bargain, installment sale, master lease, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of all or any portion of the direct or indirect legal or beneficial ownership of, or any interest in, (i) the Projects or any part thereof or (ii) any Restricted Party including any agreement to transfer or cede to another Person any voting management or approval rights, or any other rights, appurtenant to such legal or beneficial ownership or other interest.

“Transferee” has the meaning assigned in Section 7.1(d).

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of Illinois; provided, however, that, in the event that, by reason of mandatory provisions of any Requirements of Law, any of the attachment, perfection or priority of Administrative Agent’s or any other Lender’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of Illinois, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Unadjusted Benchmark Replacement Rate” means the Benchmark Replacement Rate excluding the Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day other than a Saturday, Sunday, or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for the purposes of trading in United States government securities.

“U.S. Lender Party” means each of Administrative Agent, the Lenders, and each participant of a Lender, in each case that is a U.S. Person.

“U.S. Person” means any United States citizen, any entity organized under the laws of the United States or its constituent states or territories, or any entity, regardless of where organized, having its principal place of business within the United States or any of its territories.

“Withholding Taxes” has the meaning assigned in Section 2.16.

“Zoning Report” has the meaning assigned in Schedule 2.1.

Section 1.2 Definitions. All terms defined in Section 1.1 above or otherwise in this Agreement shall, unless otherwise defined therein, have the same meanings when used in any other Loan Document or Environmental Indemnity Agreement, or any certificate or other document made or delivered pursuant hereto. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole. The words “include” and “include(s)” when used in this Agreement and the other Loan Documents or Environmental Indemnity Agreement means “include(s), without limitation,” and the word “including” means “including, but not limited to.” The word “or” when used in this Agreement

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and the other Loan Documents or Environmental Indemnity Agreement has the inclusive meaning represented by the phrase “and/or”, unless the usage would clearly indicate otherwise. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document or the Environmental Indemnity Agreement), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) all references in a Loan Document or the Environmental Indemnity Agreement to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document or the Environmental Indemnity Agreement in which such references appear, and (iv) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 1.3 Phrases. When used in this Agreement and the other Loan Documents or Environmental Indemnity Agreement, the phrase “including” shall mean “including, but not limited to,” the phrases “satisfactory to Administrative Agent,” “satisfactory to Lenders,” and “satisfactory to Required Lenders” shall mean “in form and substance satisfactory to the applicable Person in all respects”, the phrases “with Administrative Agent’s consent,” “with the Lenders’ consent,” and “with the Required Lenders’ consent,” or “with Administrative Agent’s approval,” “with the Lenders’ approval,” and “with the Required Lenders’ approval” shall mean such consent or approval at such Person’s sole discretion, and the phrases “acceptable to Administrative Agent,” “acceptable to Lenders,” and “acceptable to the Required Lenders” shall mean “acceptable to such Person at such Person’s sole discretion” unless otherwise specified in this Agreement.

Section 1.4 UCC Terms. Unless otherwise specified herein, the following terms have the meanings ascribed to them in the UCC, provided that if such term shall be defined differently in multiple divisions or articles of the UCC, the definitions for such terms specified in Article or Division 9 of the UCC shall control: “Accounts,” “Account Debtor,” “Chattel Paper,” “Contracts,” “Deposit Accounts,” “Documents,” “Equipment,” “Fixtures,” “General Intangibles,” “Goods,” “Health-Care Insurance Receivable,” “Instruments,” “Inventory,” “Investment Property,” “Letter-of-Credit Rights,” “Payment Intangible,” “Securities Account,” “Software” and “Supporting Obligations.”

ARTICLE 2
LOAN TERMS

Section 2.1 The Loan.

Upon satisfaction of all the terms and conditions of the Term Sheet and this Agreement (including the items listed on Schedule 2.1 attached hereto), each Lender severally, but not jointly, agrees to make its Pro Rata Share of the Loan in Dollars to Borrowers in the amount of such Lender’s Loan Commitment, which shall be funded in one or more advances and repaid in accordance with the terms of this Agreement and the Notes. Borrowers hereby agree to accept the Loan on the Closing Date, subject to and upon the terms and conditions set forth herein. The aggregate amount of all advances of the Loan on a cumulative basis shall not exceed the Maximum Commitment Amount.

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The Loan is not a revolving credit loan, and Borrowers are not entitled to any readvances of any portion of the Loan which it may (or is otherwise required to) prepay pursuant to the provisions of this Agreement. The Loan will be advanced as follows:

(a) Initial Funding Amount. On the Original Closing Date, Lenders disbursed to Borrowers from the proceeds of the Loan, an amount equal to Ninety Four Million Nine Hundred Thirty Nine Thousand Four Hundred Twenty Six and 48/100 Dollars ($94,939,426.48). On the Closing Date, the amended and restated principal balance of the Loan, after giving effect to any new Loan Advances hereunder is Ninety Five Million Dollars ($95,000,000) (the “Restated Loan Amount”), which Restated Loan Amount includes a new Loan Advance in the aggregate amount of Sixty Thousand Five Hundred Seventy Three and 52/100 Dollars ($60,573.52) for which each Lender shall advance its Pro Rata Share on the Closing Date.

(b) TI/LC Holdback. A portion of the Loan in the amount of $1,500,000 (the “TI/LC Holdback”) will not be advanced on the Closing Date and will be used to reimburse Borrowers for funds expended for the construction of tenant improvements and payment of leasing commissions related to Leases entered into or rolling after the Closing Date. The amount of each advance from the TI/LC Holdback shall increase the outstanding principal of the Note, shall accrue interest from the date of advancement and shall reduce the proceeds available under the Note and under the TI/LC Holdback. Advances from the TI/LC Holdback will be made to Borrowers in one or more advances (each a “TI/LC Advance”) subject to satisfaction of the following conditions (and upon Borrowers’ satisfaction of the general conditions for advances described in Schedule 2.1):

(i) No Potential Default or Event of Default shall then exist;

(ii) No Material Adverse Change shall have occurred with respect to Borrowers, Guarantor or any Project;

(iii) Administrative Agent shall have been provided with a copy of the signed Lease which is the subject of the TI/LC Advance request, which Lease shall have been approved or deemed approved by Administrative Agent pursuant to the terms of this Agreement, and such Lease shall be in full force and effect with neither landlord nor Tenant in default thereunder;

(iv) For each TI/LC Advance, Administrative Agent shall have determined that, after giving effect to the proposed TI/LC Advance and the Lease which is the subject thereof, the Loan has a Project Yield of not less than 9.25% and a Debt Service Coverage Ratio of not less than 1.25:1.00;

(v) Administrative Agent shall have determined that, after giving effect to the proposed TI/LC Advance, the LTV Ratio is not greater than 68%; provided, however, if, at any time, the LTV Ratio is greater than 68% based on the most current appraisal, Administrative Agent, at Borrowers’ expense, reserves the right to order new appraisals for the Projects against which to determine the LTV Ratio;

(vi) Administrative Agent shall have been provided with (A) evidence satisfactory to Administrative Agent of the amount of costs incurred in support of the

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requested TI/LC Advance, (B) invoices for labor or material provided in connection with the construction of the tenant improvements for which the TI/LC Advance is sought, together with conditional lien waivers and releases by all contractors with respect to the requested TI/LC Advance, and (C) unconditional lien waivers and releases with respect to previous TI/LC Advances;

(vii) At Borrowers’ expense, Administrative Agent shall have been provided with a down date endorsement to the Title Policy (or other evidence satisfactory to Administrative Agent) confirming that there are no additional exceptions to title other than those permitted by the terms of the Loan Documents or consented to by Administrative Agent and to ensure that the Title Policy provides Administrative Agent with title insurance for the amount advanced to date;

(viii) TI/LC Advances for leasing commissions will be made as follows: Administrative Agent will advance proceeds from the TI/LC Holdback equal to 100% of the actual costs of the tenant improvements and leasing commissions;

(ix) TI/LC Advances shall be made not more frequently than once per calendar month and the amount of each request (other than the final advance) in amounts of not less than $20,000.00;

(x) At the time of the TI/LC Advance, Borrowers will reimburse Administrative Agent for all out of pocket costs and expenses of Administrative Agent in connection with the advance from the TI/LC Holdback, including reasonable attorneys’ fees and expenses, title insurance premium charges and recording fees; and

(xi) The request for a TI/LC Advance must be accompanied by a completed Request for TI/LC Holdback Advance in the form attached hereto as Schedule 2.1(b).

For purposes of calculating the Debt Service Coverage Ratio and Project Yield pursuant to this Section 2.1(b), (A) the calculation period for Adjusted Revenue shall commence on the first day of the calendar month in which the advance is to be made; (B) the calculation period for Adjusted Expenses shall end on the last day of the month prior to the month in which the advance is to be made; (C) the calculation period for Debt Service shall be the twelve month period ending on the last day of the month prior to the month in which the advance is made, and shall be calculated, on a pro forma basis, as if the amount of the requested advance were outstanding as of the first day of such period; and (D) the outstanding principal balance of the Loan shall be calculated as of the last day of the month prior to the month in which the advance is made, and shall be calculated, on a pro forma basis, as if the amount of the requested advance were outstanding as of such date.

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Section 2.2 Interest Rate; Late Charge. The outstanding principal balance of the Loan shall bear interest at the Contract Rate. If Borrowers fail to pay any installment of interest or principal within five (5) days after the date on which the same is due, excluding the final payment due on the Maturity Date, Borrowers shall pay to Administrative Agent, for the account of the Lenders, a late charge on such past due amount, as liquidated damages and not as a penalty, equal to five percent (5%) of such amount, but not in excess of the maximum amount of interest allowed by applicable law. Administrative Agent shall pay to each Lender its portion of the late

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charge based on each Lender’s Pro Rata Share of the Loan. The foregoing late charge is intended to compensate each Lender for the expenses incident to handling any such delinquent payment and for the losses incurred by each Lender as a result of such delinquent payment. Borrowers agree that, considering all of the circumstances existing on the date this Agreement is executed, the late charge represents a reasonable estimate of the costs and losses each Lender will incur by reason of late payment. Borrowers and each Lender further agree that proof of actual losses would be costly, inconvenient, impracticable and extremely difficult to fix. Acceptance of the late charge shall not constitute a waiver of the Event of Default arising from the overdue installment, and shall not prevent any Lender from exercising any other rights or remedies available to such Lender with respect to such Event of Default. While any Event of Default exists, the Loan shall bear interest at the Default Rate.

Section 2.3 Terms of Payment. The Loan shall be payable as follows:

(a) Interest. On the Closing Date, Borrowers shall pay to Administrative Agent for the account of the Lenders, a payment of interest only representing interest accrued from the Closing Date through the last day of the month in which the Closing Date occurs, computed at the Contract Rate. Thereafter, commencing on December 1, 2025, and continuing on each Payment Date thereafter through and including the Payment Date immediately prior to the Maturity Date. Borrowers shall pay interest only computed at the Contract Rate on the outstanding principal balance of the Loan (which for the avoidance of doubt, shall include all TI/LC Advances).

(b) First Extension of Maturity Date. Borrowers shall have the right and option to extend the Maturity Date for a period of twelve (12) months (the “First Extension Period”) subject to Borrowers’ satisfaction of the following conditions precedent:

(i) Borrowers shall have notified Administrative Agent in writing of the exercise of their exercise to extend the term of the Loan though First Extension Period no earlier than ninety (90) days nor later than forty-five (45) days prior to the Maturity Date.

(ii) on the date of such written notice and on the date of commencement of the First Extension Period:

(A) No Potential Default or Event of Default shall then exist;

(B) No Material Adverse Change shall have occurred and is continuing with respect to Borrowers, Guarantor or the Projects;

(C) The Project Yield shall be at least 9.50%; and

(D) The Debt Service Coverage Ratio shall be at least 1.25:1.0.

(iii) Borrowers shall have delivered to Administrative Agent updated title reports a “Nothing Further Certificate”, “Abstractor’s Certificate” or similar evidence covering the period from the date of the Title Policy through a current date showing no additional exceptions to title other than those permitted by the terms of the Loan Documents or consented to by Administrative Agent.

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(iv) Upon such extension, Borrowers and Guarantor shall have executed such documents as Administrative Agent deems reasonably appropriate to evidence the extension and shall have delivered to Administrative Agent endorsements to the Title Policy in form and substance satisfactory to Administrative Agent.

(v) At the time of the extension, Borrowers shall pay all title insurance premiums, recording fees and reasonable attorneys’ fees and expenses incurred by Administrative Agent in connection with the extension.

(vi) Commencing on the first Payment Date following such extension, and continuing on each Payment Date thereafter through and including the Payment Date immediately prior to the Maturity Date, Borrower shall pay to Administrative Agent for the account of the Lenders interest in arrears computed at the Contract Rate on the outstanding principal balance of the Loan.

(c) Second Extension of Maturity Date. Borrowers shall have the right and option to extend the Maturity Date for a period of an additional twelve (12) months (the “Second Extension Period”) subject to Borrowers’ satisfaction of the following conditions precedent:

(i) Borrowers shall have notified Administrative Agent in writing of their exercise to extend the term of the Loan though the exercise of the Second Extension Period no earlier than ninety (90) days nor later than forty-five (45) days prior to the Maturity Date.

(ii) on the date of such written notice and on the date of commencement of the Second Extension Period:

(A) No Potential Default or Event of Default shall then exist;

(B) No Material Adverse Change shall have occurred and is continuing with respect to Borrowers, Guarantor or the Projects;

(C) The Project Yield shall be at least 9.75%; and

(D) The LTV shall not exceed 67.5% (on an “as is” basis) based on new appraisals; and

(E) The Debt Service Coverage Ratio shall be at least 1.25:1.0.

(iii) Borrowers shall have delivered to Administrative Agent updated title reports a “Nothing Further Certificate”, “Abstractor’s Certificate” or similar evidence covering the period from the date of the Title Policy through a current date showing no additional exceptions to title other than those permitted by the terms of the Loan Documents or consented to by Administrative Agent.

(iv) Upon such extension, Borrowers and Guarantor shall have executed such documents as Administrative Agent deems reasonably appropriate to evidence the

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extension and shall have delivered to Administrative Agent endorsements to the Title Policy in form and substance satisfactory to Administrative Agent.

(v) At the time of the extension, Borrowers shall pay all title insurance premiums, recording fees and reasonable attorneys’ fees and expenses incurred by Administrative Agent in connection with the extension.

(vi) Commencing on the first Payment Date following such extension, and continuing on each Payment Date thereafter through and including the Payment Date immediately prior to the Maturity Date, Borrower shall pay to Administrative Agent for the account of the Lenders interest in arrears computed at the Contract Rate on the outstanding principal balance of the Loan.

(d) Third Extension of Maturity Date. Borrowers shall have the right and option to extend the Maturity Date for a period of an additional twelve (12) months (the “Third Extension Period”) subject to Borrowers’ satisfaction of the following conditions precedent:

(i) Borrowers shall have notified Administrative Agent in writing of the exercise of their exercise to extend the term of the Loan though the Third Extension Period no earlier than ninety (90) days nor later than forty-five (45) days prior to the Maturity Date.

(ii) on the date of such written notice and on the date of commencement of the Second Extension Period:

(A) No Potential Default or Event of Default shall then exist;

(B) No Material Adverse Change shall have occurred and is continuing with respect to Borrowers, Guarantor or the Projects;

(C) The Project Yield shall be at least 9.75%; and

(D) The Debt Service Coverage Ratio shall be at least 1.25:1.0.

(iii) Borrowers shall have delivered to Administrative Agent updated title reports a “Nothing Further Certificate”, “Abstractor’s Certificate” or similar evidence covering the period from the date of the Title Policy through a current date showing no additional exceptions to title other than those permitted by the terms of the Loan Documents or consented to by Administrative Agent.

(iv) Upon such extension, Borrowers and Guarantor shall have executed such documents as Administrative Agent deems reasonably appropriate to evidence the extension and shall have delivered to Administrative Agent endorsements to the Title Policy in form and substance satisfactory to Administrative Agent.

(v) At the time of the extension, Borrowers shall pay all title insurance premiums, recording fees and reasonable attorneys’ fees and expenses incurred by Administrative Agent in connection with the extension.

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(vi) Commencing on the first Payment Date following such extension, and continuing on each Payment Date thereafter through and including the Payment Date immediately prior to the Maturity Date, Borrower shall pay to Administrative Agent for the account of the Lenders interest in arrears computed at the Contract Rate on the outstanding principal balance of the Loan.

Section 2.4 Prepayment.

(a) Right to Prepay. The Loan may be prepaid in whole, or in part (only in accordance with the requirements of Section 2.17 hereof), provided Borrowers provide not less than five (5) Business Days' notice to Administrative Agent of such prepayment and pays with such prepayment all accrued interest and all other outstanding amounts then due and unpaid under the Loan Documents, including, without limitation, Prorated Interest, and the Prepayment Premium. For the avoidance of doubt, the Prepayment Premium shall be due and payable if the Indebtedness is accelerated.

(b) Prepayment Not Made on a Payment Date. If for any reason the Loan or any portion thereof is prepaid on a day other than a scheduled monthly Payment Date, in addition to the amounts required to be paid under Section 2.4(a) above, Borrowers shall pay interest prorated through the date of prepayment (the “Prorated Interest”).

(c) Involuntary Prepayment. If the Loan is accelerated for any reason other than casualty or condemnation, at the time of such acceleration, Borrowers shall pay to Administrative Agent, for the account of the Lenders, in addition to all other amounts outstanding under the Loan Documents, the Prepayment Premium. The Prepayment Premium shall be calculated as of the date on which the Loan is accelerated and shall be due and payable, regardless of the date on which the Indebtedness is actually repaid.

(d) Prepayment Due to Casualty or Condemnation. In the event of a prepayment resulting from the application of insurance or condemnation proceeds pursuant to Article 3 hereof, then no Prepayment Premium shall be imposed.

(e) Character of Prepayment Premium. The Prepayment Premium does not constitute a penalty, but rather represents the reasonable estimate, agreed to between Borrowers and each Lender, of fair compensation for the loss that may be sustained by such Lender due to the payment of the principal Indebtedness prior to the Maturity Date or the increased cost and expense to such Lender resulting from an acceleration of the Loan. Any Prepayment Premium shall be paid without prejudice to the right of any Lender to collect on its behalf any of the amounts owing under the Note, this Agreement or the other Loan Documents or otherwise, to enforce any of its rights or remedies arising out of an Event of Default.

(f) Partial Prepayment. If, notwithstanding Section 2.4(a), Administrative Agent permits the Loan to be prepaid in part, Borrowers shall pay, in addition to the principal amount prepaid, Prorated Interest on the amount of such prepayment plus any Breakage Amount or Prepayment Premium applicable to such principal being prepaid.

(g) Breakage Amount. Upon any payment of the Loan (or any portion thereof) on any day that is not a Payment Date (regardless of the source of such prepayment and whether

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voluntary, by acceleration or otherwise), Borrowers shall pay to Administrative Agent, for the account of Lenders, the Breakage Amount

(h) Prepayment on a Business Day. Any prepayment made under this Section 2.4 may be made only on a U.S. Governmental Securities Business Day (and, if tendered on a day other than a U.S. Governmental Securities Business Day, shall be applied on the immediately succeeding U.S. Governmental Securities Business Day).

Section 2.5 Security; Establishment of Funds.

(a) Security. The Loan shall be secured by the Mortgage, which shall create a first lien on the Projects, subject only to the Permitted Exceptions, and the other Loan Documents.

(b) Establishment of Funds. Borrowers shall deposit with Administrative Agent on each Payment Date as further security for the Loan, the product of one-twelfth (1/12) of 25/100 Dollars ($.25) multiplied by the number of rentable square feet in each Project, which shall be held by Administrative Agent for replacements and repairs required to be made to the Projects during the term of the Loan (the “Replacement Escrow Fund”). Administrative Agent shall hold the Funds, and any and all other impounds or reserves otherwise provided for in this Agreement, for the benefit of all Lenders.

(c) Pledge and Disbursement of Funds. Borrowers hereby pledge to Administrative Agent and the Lenders, and grants a security interest in, any and all monies now or hereafter deposited in the Funds as additional security for the payment of the Loan. Administrative Agent may reasonably reassess its estimate of the amount necessary for the Funds from time to time and may adjust the monthly amounts required to be deposited into the Funds upon thirty (30) days’ notice to Borrowers. Administrative Agent shall make disbursements from the Funds as requested by Borrowers, and approved by Administrative Agent in its reasonable discretion, on a quarterly basis in increments of no less than $10,000.00 upon delivery by Borrowers of Administrative Agent’s standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Administrative Agent, lien waivers and releases from all parties furnishing materials or services in connection with the requested payment. Administrative Agent may require an inspection of the Projects at Borrowers’ expense prior to making a quarterly disbursement in order to verify completion of replacements and repairs for which reimbursement is sought. The Lenders and Borrowers acknowledge and agree that the Funds shall be held without interest in Administrative Agent’s name and may be commingled with the general funds of Administrative Agent. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may (and at the direction of the Required Lenders shall) apply any sums then present in the Funds to the payment of the Loan in any order in the reasonable discretion of Administrative Agent. Until expended or applied as above provided, the Funds shall constitute additional security for the Loan. Administrative Agent shall have no obligation to release any of the Funds while any Event of Default or Potential Default exists or any Material Adverse Change has occurred in Borrowers or any other Borrower Party or the Projects. All costs and expenses incurred by Administrative Agent in the disbursement of any of the Funds shall be paid by Borrowers promptly upon demand or, at Administrative Agent’s sole discretion, deducted from the Funds.

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Section 2.6 Application of Payments.

(a) Waterfall. Prior to the occurrence of an Event of Default, all payments received by Administrative Agent under the Loan Documents shall be applied, (i) first, to pay Obligations in respect of any reasonable cost or expense reimbursements, fees or indemnities then due to Administrative Agent pursuant to this Agreement, any Loan Document or the Environmental Indemnity Agreement, (ii) second, to pay Default Rate interest or late charges, (iii) third, to pay interest then due and payable calculated at the Contract Rate, (iv) fourth, to principal payments due under the Loan and to any Obligations under the Secured Hedge Agreements, (v) fifth, to any reserves, escrows or other impounds required to be maintained pursuant to the Loan Documents, (vi) sixth, to any Prepayment Premium then due, and (vii) seventh, to the ratable payment of all other Obligations. Upon the occurrence and during the continuance of an Event of Default, all payments shall be applied in such order as Administrative Agent shall determine in its sole discretion. Notwithstanding anything herein to the contrary, if at any time during the existence of an Event of Default or following acceleration of the Obligations or on or after the Maturity Date, Administrative Agent applies any payments received or the proceeds of any Collateral to principal payments on the Loan, Administrative Agent shall apply such payments or proceeds pro rata between such principal payments on the Loan and the Obligations under the Secured Hedge Agreements based on the outstanding principal balance of the Loan and the Obligations under Secured Hedge Agreements.

(b) Application of Payments Generally. All repayments of the Loan shall be applied to reduce the remaining installments of the outstanding principal amount of the Loan in the stated order of maturity. If sufficient amounts are not available to repay all outstanding Obligations described in any priority level set forth in this Section 2.6, the available amounts shall be applied, unless otherwise expressly specified herein, to such Obligations ratably based on the proportion of the Secured Parties’ interest in such Obligations. Any priority level set forth in this Section 2.6 that includes interest shall include all such interest, whether or not accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding. All prepayments of principal, if permitted hereunder or otherwise accepted by Administrative Agent, shall be applied to amounts owing in the inverse order of maturity (i.e., to the final principal installment due with respect to the Loan).

(c) Payments and Computations. Borrowers shall make each payment under any Loan Document not later than 2:00 p.m. (Eastern Standard or Daylight Savings time) on the day when due to Administrative Agent by wire transfer or Automated Clearing House (“ACH”) transfer to be initiated by Administrative Agent pursuant to the ACH Authorization Form (which shall be the exclusive means of payment hereunder) to the following account (or at such other account or by such other means to such other address as Administrative Agent shall have notified Borrowers in writing within a reasonable time prior to such payment) in immediately available Dollars and without setoff or counterclaim:

Bank Name: Capital One, National Association Bank Address: 1680 Capital One Drive, McLean, VA 22102

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ABA Number: 065000090 Beneficiary Account Number: 21100-10002131-38395 Beneficiary Account Name: Syndication Cash Clearing ACBS Reference: Inland Portfolio

Administrative Agent shall cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in Section 2.6(a), promptly after receipt or deemed receipt, but not later than one Business Day following receipt (or deemed receipt) by Administrative Agent. Administrative Agent shall have no obligation to make any payments to a Lender except out of amounts received or applied by Administrative Agent with respect to the Loan, and only if and to the extent payable in accordance with said Section 2.6(a). Payments received by Administrative Agent after 2:00 p.m. (Eastern Standard or Daylight Savings time) shall be deemed to be received on the next Business Day.

(d) Computations of Interests and Fees. All computations of interest and of fees shall be made by Administrative Agent on the basis of a fraction, the denominator of which is three hundred sixty (360) and the numerator of which is the actual number of days elapsed from (and including) the date of the initial disbursement under the Loan or the date of the preceding Payment Date, as the case may be, to (but not including) the date of the next Payment Date or the Maturity Date, as the case may be. Each determination of an interest rate or the amount of a fee hereunder shall be made by Administrative Agent is subject to the terms of this Agreement, as amended, and shall be conclusive, binding and final for all purposes, absent manifest error.

(e) Payment Due on Non-Business Days. Whenever any payment hereunder shall be stated to be due on a day that is not a U.S. Government Securities Business Day, the due date for such payment shall be extended to the next succeeding U.S. Government Securities Business Day, as provided in the definition of “Business Day”.

(f) Return of Payments.

(i) If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrowers and such related payment is not received by Administrative Agent, then Administrative Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim, defense, or deduction of any kind.

(ii) If Administrative Agent determines at any time that any amount received by Administrative Agent under this Agreement or any other Loan Document must be returned to any Borrower Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to

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pay to Borrowers or such other Person, without setoff, counterclaim or deduction of any kind, and Administrative Agent will be entitled to set-off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.

(g) Erroneous Payments.

(i) If Administrative Agent notifies a Lender or other Secured Party, or any Person who has received funds on behalf of a Lender or other Secured Party (any such Lender, other Secured Party or other recipient, a “Payment Recipient”), that Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient from Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, other Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Administrative Agent and held in trust for the benefit of Administrative Agent, and such Lender or other Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Administrative Agent to any Payment Recipient under this Section 2.6(g) shall be conclusive, absent manifest error.

(ii) Without limiting immediately preceding Section 2.6(g)(i), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case, then (1) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from Administrative Agent to the contrary) or (2) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment.

(iii) Each Lender and Secured Party hereby authorizes Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or

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Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to Administrative Agent under Section 2.6(g)(i) above or under the indemnification provisions of this Agreement.

(iv) Borrowers and each other Borrower Party hereby agree that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Administrative Agent shall be contractually subrogated (irrespective of whether Administrative Agent may be equitably subrogated) to all the rights of such Lender or other Secured Party under the Loan Documents with respect to such amount, (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrowers or any other Borrower Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Administrative Agent from Borrowers or any other Borrower Party for the purpose of making such Erroneous Payment, and (z) to the extent that an Erroneous Payment was in any way or at any time credited as a payment or satisfaction of any of the Obligations, the Obligations or part thereof that were so credited, and all rights of the applicable Lender, other Secured Party or Administrative Agent, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received; provided, however, the amount of such Erroneous Payment that is comprised of funds received by  Administrative Agent from Borrowers or any other Borrower Party for the purpose of making such Erroneous Payment shall be credited as a payment or satisfaction of the Obligations and the Obligations or part thereof that were so credited shall not be reinstated.

(v) To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(vi) Each party’s obligations, agreements and waivers under this Section 2.6(g) shall survive the resignation or replacement of Administrative Agent, or any transfer of rights or obligations by, or the replacement of, a Lender or other Secured Party, the termination of any Commitment or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Section 2.7 Sources and Uses. The sources and uses of funds for the contemplated transaction are as described on Schedule 2.7 attached hereto.

Section 2.8 Capital Adequacy; Increased Costs; Illegality; Unavailability.

(a) If any Change in Law increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender with respect to the Loan, the result of which is to either increase the cost to the Lender of making or maintaining the

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Loan or to reduce the amount of principal or interest received or receivable by the Lender with respect to the Loan and thereby reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender, pay to such Lender, additional amounts sufficient to compensate such Lender for such reduction with respect to the Loan but without payment of any Prepayment Fee/Premium. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by the affected Lender to Borrowers shall, absent manifest error, be final, conclusive and binding for all purposes. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, such Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 2.8(a).

(b) If, due to any Change in Law there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining the Loan, then Borrowers shall from time to time, upon demand by such Lender, pay to such Lender additional amounts sufficient to compensate such Lender for such increased cost with respect to the Loan. A certificate as to the amount of such increased cost, submitted to Borrowers by such Lender, shall be conclusive and binding on Borrowers for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, such Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 2.8(b).

(c) Notwithstanding anything to the contrary contained herein (but subject to the terms of Section 2.10), if after the Closing Date, (i) any Change in Law shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain its Loan Commitment bearing interest computed by reference to the then current Benchmark, or (ii) the then current Benchmark is discontinued or is otherwise no longer available (temporarily or otherwise), then (A) with respect to the occurrence described in subsection (i) above, unless such Lender is able to make or to continue to fund or to maintain its Loan Commitment at another office of such Lender without, in such Lender’s reasonable opinion, adversely affecting it or its Loan Commitment or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrowers, (1) the obligation of such Lender to agree to make or to make or to continue to fund or maintain its Loan Commitment shall terminate and (2) Borrowers shall prepay in full such Lender’s Pro Rata Share of the Loan, together with interest accrued thereon, but without payment of any Prepayment Fee/Premium, within sixty (60) days following such Lender’s demand for payment unless such Lender elects to use the Base Rate as a replacement index, plus an Applicable Margin (which may be negative) to approximate the Contract Rate before such change in law or regulation and (B) with respect to the occurrence described in subsection (ii) above, Administrative Agent will use the Base Rate as a replacement index, plus an Applicable Margin (which may be negative) to approximate the Contract Rate. If any Lender elects to use the Base Rate as contemplated by subsection (A) above or if subsection (B) above is applicable, Administrative Agent will notify Borrowers of the Base Rate and the Applicable Margin to be used and the same shall be applied to the Loan effective as of the date such Lender or Administrative Agent determined that the then current Benchmark was no longer available, as applicable.

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(d) Notwithstanding anything else to the contrary in this Section 2.8, Borrowers shall not be under any obligation to compensate any Lender under this Section 2.8 with respect to increased costs or reductions where such Lender is not demanding such compensation from all of its customers similarly situated.

Section 2.9 Interest Rate Protection. Borrowers shall (or shall cause Holdco to), at their sole cost and expense, for the period commencing on the Closing Date and continuing through the Maturity Date (as the same may be extended pursuant to Section 2.3 hereof), to obtain and maintain one or more interest rate swaps for the benefit of Borrowers pursuant to a Hedge Agreement reasonably satisfactory to Administrative Agent (a) shall be in an amount equal to the full amount of the Loan; (b) having an initial term of at least two (2) years (as such term may be extended pursuant to Section 2.3 hereof, on the same terms and conditions as set forth in this Section 2.9 with respect to the initial Hedge Agreement), which Hedge Agreement shall, at Administrative Agent’s request, be collaterally assigned to Administrative Agent (for the benefit of Lenders). At all times, Borrowers shall be in compliance with a Debt Service Coverage Ratio of not less than 1.25 to 1.0, in each case determined at the time the Hedge Agreement(s) is purchased by Borrowers (or Holdco on behalf of Borrowers). Any such Hedge Agreement shall be provided by Administrative Agent or any Lender (or an Affiliate of such Person) or a bank or other financial institution whose long-term debt rating is equal to or greater than “A-”. Upon repayment of the Loan in full, Administrative Agent shall assign the Hedge Agreements back to Borrowers or an Affiliate of Borrowers. Except in connection with a Secured Hedge Agreement, the Projects shall not be pledged or encumbered in any manner to secure any obligation under a Hedge Agreement. Borrowers shall not enter into any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement pertaining to fluctuations in interest rates, or any swaps, caps or collar agreements or similar arrangements providing for protection against fluctuations in currency exchange rates, either generally or under specific contingencies, other than a Hedge Agreement contemplated by this Section 2.9, approved by Administrative Agent, and not for speculative purposes. At all times hereunder through the Maturity Date, Borrowers shall have a Hedge Agreement reasonably acceptable to Administrative Agent in place that satisfies the requirements of this Section 2.9, and Borrowers’ failure to timely provide such replacement Hedge Agreement shall be an immediate Event of Default hereunder.

Section 2.10 Effect of Benchmark Transition Event. .

(a) Benchmark Replacement Rate. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, Administrative Agent and Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement Rate. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Administrative Agent has posted such proposed amendment to all Lenders and Borrower so long as Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the then-current

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Benchmark with a Benchmark Replacement Rate pursuant to this Section 2.10(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement Rate, Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c) Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement Rate, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or Lenders pursuant to this Section 2.10(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.10(c).

(d) Benchmark Unavailability Period. During the existence of a Benchmark Unavailability Period, the Loan will bear interest at the Base Rate, plus the Applicable Margin.

(e) Conflict with Other Sections. In the event of a conflict between the terms of this Section 2.10 and the terms of Section 2.8 or any other section of this Agreement, the terms of this Section 2.10 shall control.

Section 2.11 Intentionally Omitted.

Section 2.12 Evidence of Debt.

(a) Records of Lenders. Each Lender shall maintain in accordance with its usual practice accounts evidencing the Indebtedness of Borrowers to each Lender resulting from the Pro Rata Share of the Loan of such Lender from time to time outstanding, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. In addition, with respect to each Lender having sold a participation interest in any of the Obligations owing to it, such Lender, acting as agent of Borrowers solely for this purpose and solely for tax purposes, shall establish and maintain at its address referred to in Section 11.1 (or at such other address as Administrative Agent shall notify Borrowers) a record of ownership, in which such Lender shall register by book entry (i) the name and address of each such participant (and each change thereto, whether by assignment or otherwise) and (ii) the rights, interest or obligation of

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each such participant in any Obligation owing to such Lender, in any Loan Commitment or any portion of the Loan and in any right of such Lender to receive any payment hereunder.

(b) Records of Administrative Agent. Administrative Agent, acting solely for this purpose as an agent of Borrowers, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Loan Commitments of, and principal amounts (and stated interest) of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error; provided, however, that no error in such account and no failure of any Lender or Administrative Agent to maintain any such account shall affect the obligations of any Borrower Party to repay the Loan in accordance with its terms. Borrowers, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(c) Registered Obligations. Notwithstanding anything to the contrary contained in this Agreement, the Loan (including any Notes evidencing the Loan) shall constitute a registered obligation, the right, title and interest of the Lenders and their assignees in and to the Loan shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 2.12 and Section 11.3 shall be construed so that the Loan is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions).

Section 2.13 Substitution of Lenders.

(a) In the event that any Lender that is not an Affiliate of Administrative Agent (an “Affected Lender”), (i) makes a claim under Section 2.8 or notifies Borrowers and Administrative Agent pursuant to Section 2.8 that it becomes illegal for such Lender to continue to fund or maintain its Pro Rata Share of the Loan using the then-current Benchmark or (ii) does not consent to any amendment, waiver or consent to any Loan Document or the Environmental Indemnity Agreement for which the consent of the Required Lenders is obtained but that requires the consent of other Lenders, Borrowers may either pay in full but without payment of any Prepayment Fee/Premium such Affected Lender with respect to amounts due with the consent of Administrative Agent or substitute for such Affected Lender any Lender or any Affiliate or Approved Fund of any Lender or any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to Administrative Agent (in each case, a “Substitute Lender”) or Administrative Agent may but shall not be required to, upon notice to such Lender and Borrowers, replace such Lender by causing such Lender to assign its Loan pursuant to Section 11.3 to one or more Persons eligible under such Section procured by Administrative Agent.

(b) To substitute such Affected Lender or pay in full the Obligations owed to such Affected Lender, Borrowers shall deliver a notice to Administrative Agent and such Affected Lender. The effectiveness of such payment or substitution shall be subject to the delivery to Administrative Agent by Borrowers (or, as may be applicable in the case of a substitution, by the Substitute Lender) of (i) payment for the account of such Affected Lender, of, to the extent accrued through, and outstanding on, the effective date for such payment or substitution, all Obligations

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owing to such Affected Lender, and (ii) in the case of a substitution, (A) payment by the Substitute Lender of the assignment fee set forth in Section 11.3 and (B) an Assignment and Assumption.

(c) Upon satisfaction of the conditions set forth in clause (b) above, Administrative Agent shall record such substitution or payment in the Register, whereupon (i) in the case of any payment in full, such Affected Lender’s Loan Commitment shall be terminated and (ii) in the case of any substitution, (A) the Affected Lender shall sell and be relieved of, and the Substitute Lender shall purchase and assume, all rights and claims of such Affected Lender under the Loan Documents with respect to the Loan, except that the Affected Lender shall retain such rights expressly providing that they survive the repayment of the Obligations and the termination of the Loan Commitments, (B) the Substitute Lender shall become a “Lender” hereunder having a Loan Commitment in the amount of such Affected Lender’s Loan Commitment and (C) the Affected Lender and the applicable Substitute Lender shall execute and deliver to Administrative Agent an Assignment and Assumption to evidence such substitution and deliver any Note in its possession; provided, however, that the failure of any Affected Lender to execute any such Assignment and Assumption or deliver any such Note shall not render such sale and purchase (or the corresponding assignment) invalid.

Section 2.14 Pro Rata Treatment; Sharing of Payments.

(a) Pro Rata Treatment. (i) Each advance of the Loan from the Lenders under Section 2.1 shall be made by the Lenders, and any termination of the obligation to make an advance of the Loan shall be applied to the respective Loan Commitments of the Lenders, based on their Pro Rata Share; (ii) each payment or prepayment of principal of the Loan by Borrowers shall be made for account of the Lenders based on their Pro Rata Share; and (iii) each payment of interest on the Loan by Borrowers shall be made for account of the Lenders pro rata in accordance with the amounts of interest on the Loan then due and payable to the respective Lenders.

(b) Sharing of Payments, Etc..

(i) If any Lender shall obtain from Borrowers payment of any principal of or interest on the Loan owing or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set off, banker’s lien or counterclaim or similar right or otherwise (other than from Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loan or such other amounts then due hereunder or thereunder by Borrowers to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loan or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of or interest on the Loan or such other amounts, respectively, owing to each of the Lenders. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

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(ii) Borrowers agree that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of the Loan or other amounts (as the case may be) owing to such Lender in the amount of such participation.

(iii) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrowers. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set off to which this Section 2.14(b) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 2.14(b) to share in the benefits of any recovery on such secured claim.

Section 2.15 Intentionally Omitted.

Section 2.16 Withholding Taxes.

(a) Payments Free and Clear of Withholding Taxes. Except as otherwise provided in this Section 2.16, each payment by Borrowers under any Loan Document or the Environmental Indemnity Agreement shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (and without deduction for any of them) (collectively, but excluding the taxes set forth in clauses (i) through (iv) below, the “Withholding Taxes”) other than for (i) taxes measured by net income (including branch profits taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on any Lender as a result of a connection between such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document or the Environmental Indemnity Agreement), (ii) Withholding Taxes to the extent that the obligation to withhold amounts existed on the date that such Lender became a “Lender” under this Agreement in the capacity under which such Lender makes a claim under this clause (ii), except in each case to the extent such Lender is a direct or indirect assignee (other than pursuant to Section 2.13 (Substitution of Lenders)) of any other Lender that was entitled, at the time the assignment of such other Lender became effective, to receive additional amounts under Section 2.16(b), (iii) taxes that are directly attributable to the failure (other than as a result of a change in any Requirements of Law) by any Lender to deliver the documentation required to be delivered pursuant to clause (f) below and (iv) any United States federal withholding Taxes imposed under FATCA (the taxes described in subsections (i) through (iv) of this Section 2.16(a) herein called “Excluded Taxes”).

(b) Gross-Up. If any Taxes shall be required by any Requirements of Law to be deducted from or in respect of any amount payable under any Loan Document or the Environmental Indemnity Agreement to any Lender and such Taxes are Withholding Taxes, (i) such amount payable shall be increased as necessary to ensure that, after all required deductions for Withholding Taxes are made (including deductions applicable to any increases to any amount under this Section 2.16), such Lender receives the amount it would have received had no such

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deductions been made, (ii) the relevant Borrower Party shall make such deductions, (iii) the relevant Borrower Party shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, Borrowers shall deliver to Administrative Agent an original or certified copy of a receipt evidencing such payment.

(c) Other Taxes. In addition, Borrowers agree to pay, and authorizes Administrative Agent to pay in its name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirements of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document, the Environmental Indemnity Agreement or any transaction contemplated therein (collectively, “Other Taxes”). Within thirty (30) days after the date of any payment of Withholding Taxes or Other Taxes by any Borrower Party, Borrowers shall furnish to Administrative Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof.

(d) Indemnification. Borrowers shall reimburse and indemnify, within thirty (30) days after receipt of demand therefor (with copy to Administrative Agent), each Lender for all Withholding Taxes and Other Taxes (including any Withholding Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.16) paid by such Lender and any Liabilities arising therefrom or with respect thereto, whether or not such Withholding Taxes or Other Taxes were correctly or legally asserted. A certificate of the Lender (or of Administrative Agent on behalf of such Lender) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to Borrowers with copy to Administrative Agent, shall be conclusive, binding and final for all purposes, absent manifest error.

(e) Mitigation. Any Lender claiming any additional amounts payable pursuant to this Section 2.16 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its lending office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender made in good faith, be otherwise disadvantageous to such Lender.

(f) Tax Forms.

(i) Each Non-U.S. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding Tax or, after a change in any Requirements of Law, is subject to such withholding Tax at a reduced rate under an applicable Tax treaty, shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by Borrowers or Administrative Agent (or, in the case of a participant or SPV, the relevant Lender), provide Administrative Agent and Borrowers (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable: (A) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business),

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W-8BEN or W-8BEN-E, as applicable (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty), or W-8IMY (together with appropriate forms, certifications and supporting statements) or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN or W-8BEN-E, as applicable (claiming exemption from U.S. withholding tax under the portfolio interest exemption), or any successor form and a certificate in form and substance acceptable to Administrative Agent that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of Borrowers within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents. Unless Borrowers and Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, Borrower Parties and Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

(ii) Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (D) from time to time if requested by Borrowers or Administrative Agent (or, in the case of a participant, the relevant Lender), provide Administrative Agent and Borrowers (or, in the case of a participant, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.

(iii) Each Lender having sold a participation in any of its Obligations shall collect from such participant the documents described in this clause (f) and provide them to Administrative Agent.

(iv) If a payment made to a Lender would be subject to United States federal withholding Tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA, such Lender shall deliver to Administrative Agent and Borrowers’ Agent any documentation under any Requirements of Law or reasonably requested by Administrative Agent or Borrowers’ Agent sufficient for Administrative Agent or Borrowers to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(g) Refunds. If a Lender has received a refund of (or tax credit with respect to) any Withholding Taxes or Other Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section 2.16, it shall pay over such refund (or the benefit realized as a result of such tax credit) to Borrowers (but only to

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the extent of indemnity payments made, or additional amounts paid, by Borrowers under this Section 2.16 with respect to the Withholding Taxes or Other Taxes giving rise to such refund), net of all out of pocket expenses of the Lender (including any Withholding Taxes imposed with respect to such refund) as is determined by the Lender in good faith, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that Borrowers, upon the request of the Lender, agrees to repay as soon as reasonably practicable the amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority. This Section 2.16 shall not be construed to require the Lender to make available its tax returns (or any other information relating to its Withholding Taxes or Other Taxes which it deems in good faith to be confidential) to Borrowers or any other person.

(h) Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.17 General Provisions. (a) Notwithstanding anything contained in this Agreement, the Notes, the Mortgage or any of the other Loan Documents to the contrary, upon the request of Borrowers, Administrative Agent agrees to release any such Project and applicable Borrower (each, a “Partial Release Project”) from the lien of the related Mortgage and the other Loan Documents, provided that all of the following terms and conditions are satisfied (such release herein called a “Partial Release”):

(i) After giving effect to a Partial Release and payment of the Partial Release Price there shall be at least seven (7) Projects remaining as security for the Loan.

(ii) There shall exist no Event of Default at the time the Partial Release request is made by Borrowers and Borrowers shall certify in writing to Administrative Agent that no Potential Default or Event of Default shall exist immediately after giving effect to the applicable Partial Release and the execution and delivery of all documents connected therewith.

(iii) In each case after giving effect to the release of the Partial Release Project(s), the remaining Projects shall have achieved: (A) a Project Yield equal to the greater of: (i) 9.25%; and (ii) the Current In Place Project Yield; and (B) a Debt Service Coverage Ratio of not less than 1.25:1.0.

(iv) After giving effect to the release of the Partial Release Project(s), the Allocated Loan Amount for the Ironwood Physicians Projects cannot exceed forty five percent (45%) of the Loan.

(v) Borrowers shall deliver, together with such request for the Partial Release, a pro forma Compliance Certificate showing that, on a pro forma basis, after giving effect to such Partial Release, all financial covenants contained herein shall be satisfied.

(vi) Borrowers shall provide written notice to Administrative Agent of their desire to have the applicable Partial Release Project released as security for the Loan, and

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provide Administrative Agent with all information (including any purchase and sale agreement and proposed partial release forms) and documents relating to such release at least thirty (30) days prior to the closing of the sale or refinancing of the Partial Release Project and such partial release forms must be reasonably satisfactory to Administrative Agent in form and substance.

(vii) Such release will not affect the priority of lien or liens on the remainder of the Security, or Administrative Agent’s or Lenders’ rights in and to the remainder of the Security.

(viii) Borrowers shall pay all reasonable expenses of Administrative Agent, including reasonable attorneys’ fees and expenses, title insurance premiums, recording costs and similar costs in connection with the Partial Release.

(ix) Upon Administrative Agent’s request, Borrowers and Guarantor shall execute a reaffirmation of the Environmental Indemnity Agreement with respect to the remaining Security and the Partial Release Project, provided that with respect to the Partial Release Project, such indemnity will apply only to claims or violations or alleged violations for the period of time prior to the date of the Partial Release.

(x) Borrowers shall pay to Administrative Agent, for the account of Lenders, an amount equal to the Minimum Release Price with respect to such Partial Release Project (such amount is the “Partial Release Price”).

(xi) Administrative Agent shall receive such title insurance endorsements as it may require, including partial release endorsements.

(b) Upon receipt of the amounts required under Sections 2.17(a)(viii) and 2.17(a)(ix) above and satisfaction of all of the other requirements contained in this Section 2.17, in addition to releasing the applicable Project from the lien of the applicable Mortgage, and other Loan Documents specific to the Partial Release Project, Administrative Agent shall also partially release all obligations of Borrowers under all other Loan Documents as, but only to the extent, they relate to the Project being released. Borrowers may prepay the Loan (without Prepayment Fee) in an amount required to satisfy the financial covenants set forth in Section 2.17(a)(iii).

Section 2.18 Defaulting Lenders.

(a) Cure of Defaulting Lender Status. A Defaulting Lender may regain its status as a non-defaulting Lender hereunder upon satisfaction of each of the following conditions, as applicable: (i) payment by such Defaulting Lender of all amounts owing hereunder (whether to Administrative Agent for indemnity purposes or otherwise); (ii) receipt by Administrative Agent of (A) a written revocation by Defaulting Lender of any written notice by Defaulting Lender to Borrowers, Administrative Agent, or any other Lender that such Defaulting Lender will fail to fund under this Agreement, or (B) evidence satisfactory to Administrative Agent (in consultation with the Required Lenders) that such Defaulting Lender has publicly revoked any public announcement of the same; (iii) evidence satisfactory to Administrative Agent (in consultation with the Required Lenders) that such Defaulting Lender is no longer in default for failing to make payments under one or more syndicated credit facilities; and (iv) evidence satisfactory to

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Administrative Agent (in consultation with the Required Lenders) that such Defaulting Lender (or the holding company of such Defaulting Lender) is no longer the subject of a bankruptcy proceeding and is not otherwise involved in any liquidation proceeding, and Administrative Agent has determined such Defaulting Lender is able to meet its obligations hereunder.

(b) Right of Offset. Administrative Agent may, in its discretion, hold any payment made by Borrowers toward the Loan that is owing to a Defaulting Lender in a non-interest bearing account. Administrative Agent may use such amount to set-off any unfunded reimbursement obligations of such Defaulting Lender until the earliest to occur of (i) such Lender’s no longer being a Defaulting Lender hereunder, (ii) such Defaulting Lender being replaced pursuant to Section 2.18(c), and (iii) indefeasible payment in full by Borrowers of all amounts owing hereunder and performance by Borrowers of all Obligations.

(c) Replacement of Defaulting Lender. If any Lender is a Defaulting Lender, Administrative Agent may, upon notice to such Lender and Borrowers, replace such Lender by causing such Lender to assign its Loan (with the related assignment fee to be paid by such Defaulting Lender) pursuant to Section 11.3 to one or more Persons eligible under such Section procured by Administrative Agent. Borrowers shall pay in full all principal, interest, fees and other amounts then currently due to such Defaulting Lender through the date of replacement. Any Defaulting Lender being replaced under this Section 2.18(c) shall execute and deliver an Assignment and Assumption with respect to such Lender’s Pro Rata Share of the Loan.

ARTICLE 3
INSURANCE, CONDEMNATION AND IMPOUNDS

Section 3.1 Insurance. Borrowers, at their sole cost and expense, shall obtain and maintain (or cause to be maintained) during the entire term of the Loan, insurance providing at least the following coverages:

(a) Property; Business Interruption. Borrowers shall or shall cause the Tenants to (i) keep the Projects insured against damage by fire, acts of domestic and foreign terrorism, any type of wind (including named storms) and such other hazards covered by a special form or all-risk insurance policy (A) for the full insurable value thereof (exclusive of costs of excavations, foundations, underground utilities and footings) on a replacement cost basis without reduction for depreciation, containing an agreed amount endorsement waiving all co-insurance provisions or to be written on a no co-insurance form (B) with a deductible not to exceed $50,000, except for wind/named storms and earthquake, which shall provide for a deductible of no more than five percent (5%) of the total insurable value of the applicable Project, (C) containing Law & Ordinance coverage if any of the Improvements or the use of the applicable Project shall at any time constitute legal non-conforming structures or uses, including coverage for loss to the undamaged portion of the building (with a limit equal to replacement cost), the cost of demolition and the increased costs of construction (each in amounts equal to 10% of the replacement cost) and (D) shall maintain boiler and machinery insurance and such other property insurance as reasonably required by Administrative Agent. Administrative Agent reserves the right to require such other insurance from time to time, including but not limited to earthquake and flood (in addition to Federal Flood Insurance), each in amounts acceptable to Administrative Agent. The full insurable value shall be re-determined from time to time (but not more frequently than once in any twelve (12) calendar

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months) at the request of Administrative Agent by an appraiser or contractor designated and paid by Borrowers and approved by Administrative Agent, or by an engineer or appraiser in the regular employ of the insurer. No omission on the part of Administrative Agent to request any such ascertainment shall relieve Borrowers of any of their obligations under this Section 3.1. Further, if any portion of the Improvements or personal property at the Projects is located currently or at any time in the future in Special Flood Hazard Area, Borrowers shall deliver or cause to be delivered to Administrative Agent the following: (1) evidence as to whether the community in which the Projects are located is participating in the National Flood Insurance Program, (2) Borrowers’ written acknowledgment of receipt of written notification from Administrative Agent as to the fact that the Projects are located in a Special Flood Hazard Area and as to whether the community in which such Real Estate is located is participating in the National Flood Insurance Program and (3) signed copies of the application for a Federal Flood Insurance policy, plus proof of premium payment, a declaration page confirming that sufficient Federal Flood Insurance has been issued, or such other evidence of Federal Flood Insurance satisfactory to Administrative Agent, plus (4) such greater amounts as Administrative Agent shall require with deductibles no greater than the maximum limit of coverage available under the Federal Flood Insurance policy in all cases naming Administrative Agent as Mortgagee on behalf of the Lenders. In addition, Borrowers shall obtain earthquake insurance in amounts and in form and substance satisfactory to Administrative Agent in the event the Property is located in seismic zone 3 or 4 and the SUL of the Property exceeds twenty percent (20%), if applicable. Borrowers shall maintain or cause to be maintained business interruption insurance, including rental income loss and extra expense, (A) with loss payable to Administrative Agent, (B) covering all perils required herein to be insured against, (C) covering a period of restoration of eighteen (18) months and containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the damaged Project is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period and (D) in an amount equal to one hundred percent (100%) of the projected gross revenue (less non-continuing expenses) from the damaged Project as determined by Administrative Agent for a period of eighteen (18) months. The amount of such business interruption insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrowers’ reasonable estimate of the gross revenue (less non-continuing expenses) from the damaged Project for the succeeding eighteen (18) month period. All business interruption proceeds shall be held by Administrative Agent and shall be applied to the Obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrowers of their Obligations to pay debt service on the Payment Dates set forth herein, except to the extent such amounts are actually paid out of the proceeds of such business interruption insurance.

(b) Liability. Borrowers shall maintain or cause to be maintained (i) commercial general liability insurance (with no exclusion for acts of domestic and foreign terrorism) with respect to the Projects for both personal injury, bodily injury to or death of a person and for property damage providing for limits of liability in the amount approved by Administrative Agent but in no event less than $1,000,000 per occurrence and $2,000,000 in the aggregate with limits applying per location when covering more than one location, (ii) umbrella liability coverage in the amount of no event less than $25,000,000 per occurrence and in the aggregate on terms consistent

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with the general liability insurance required hereinabove, and (iii) other liability insurance as reasonably required by Administrative Agent, including but limited to automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $1,000,000.00, if applicable, or worker’s compensation, subject to the statutory limits of the state in which the Project is located, and employer’s liability covering employees of Borrowers (with a limit of at least $1,000,000.00 per accident and per disease per employee, and $1,000,000.00 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation). In addition, Borrowers shall cause each Operator, if applicable, to maintain (A) worker’s compensation insurance and employer’s liability insurance covering employees at the Projects employed by such Operator (in the amounts required by applicable Requirements of Law) and (B) professional liability insurance. In no event shall Borrowers consent to any decrease in the amount or scope of coverage or increase the deductibles from those previously approved by Administrative Agent.

(c) Construction, Repairs, Alterations. At all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the property or liability coverage forms do not otherwise apply, (A) commercial general liability and umbrella liability insurance covering claims related to the construction, repairs or alterations being made which are not covered by or under the terms or provisions of the commercial general liability and umbrella liability insurance policy required in Section 3.1(b); and (B) the insurance provided for in Section 3.1(a) written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Section 3.1(a), (3) including permission to occupy the Projects and (4) with an agreed amount endorsement waiving co-insurance provisions.

(d) Form and Quality. All insurance policies shall be obtained under valid and enforceable policies and shall be subject to the approval of Administrative Agent as to form and substance, including insurance companies, amounts, deductibles, loss payees and insureds. Such policies shall be endorsed in form and substance acceptable to Administrative Agent to name Administrative Agent (on behalf of the Lenders) thereunder as an additional insured, as its interest may appear, on liability insurance policies and as mortgagee/lender’s loss payable, as its interest may appear, on all property insurance policies, including but not limited to special form/all-risk, business interruption, boiler and machinery, terrorism, windstorm, flood and earthquake insurance, with all loss payable to Administrative Agent, without contribution, under a standard non-contributory mortgagee clause. All policies shall include a waiver of subrogation in favor of Lender when permitted by law. No policy shall contain a Protective Safeguard Endorsement. Administrative Agent shall act on behalf of the Lenders in respect of insurance matters. The proceeds of insurance paid on account of any damage or destruction to each Project shall be paid to Administrative Agent, on behalf of the Lenders, to be applied as provided in Section 3.2. In the event Borrowers, Operator or Property Manager receives any insurance proceeds (without the same having been disbursed to Administrative Agent), Borrowers will or will cause Operator or Property Manager to immediately return such proceeds to Administrative Agent for application in accordance with the provisions of Section 3.2. All such insurance policies and endorsements shall be fully paid for and contain such provisions and expiration dates and be in such form acceptable to Administrative Agent and issued by such insurance companies authorized to do business in the state in which the Projects are located, with a rating of “A-VIII” or better as established by Best’s Rating Guide or “A-” or better by Standard & Poor’s Ratings Group. Each property insurance

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policy shall provide that such policy may not be canceled except upon thirty (30) days’ prior written notice (except ten (10) days’ prior notice for non-renewal or cancellation due to non-payment of premium) to Administrative Agent and that no act or negligence of Borrowers, or any other insured under the policy, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, or commencement of foreclosure or similar action, shall in any way affect the validity or enforceability of the insurance insofar as Administrative Agent is concerned. Each liability insurance policy shall provide that such policy may not be canceled except upon thirty (30) days’ prior written notice (except ten (10) days’ prior notice for non-renewal or cancellation due to non-payment of premium) to Administrative Agent (provided that, if the insurer will not or cannot provide the required notice, Borrowers shall be obligated to provide such notice). Blanket policies shall be permitted only if (i) any such blanket policy that covers multiple locations shall otherwise provide the same protection as would a separate Policy insuring only the Projects in compliance with the provisions of Section 3.1(a)n and (ii) such policy is approved in advance in writing by Administrative Agent and such policy includes changes to the coverages and requirements set forth herein as may be required by Administrative Agent (including, without limitation, increases to the amount of coverages required herein). Notwithstanding Administrative Agent’s approval of any blanket policy hereunder, Administrative Agent reserves the right, in its sole discretion, to require Borrowers to obtain a separate policy in compliance with this Section 3.1. Borrowers authorize Administrative Agent to pay the premiums for such policies (the “Insurance Premiums”) from the Insurance Impound as the same become due and payable annually in advance. If Borrowers fail to deposit funds into the Insurance Impound, if applicable, sufficient to permit Administrative Agent to pay the Insurance Premiums when due, Administrative Agent may obtain such insurance and pay the premium therefor and Borrowers shall, on demand, reimburse Administrative Agent for all expenses incurred in connection therewith. Borrowers shall not maintain any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise reasonably satisfactory to Administrative Agent in all respects.

(e) Assignment; Delivery of Certificates and Policies. Borrowers shall assign the policies and all proceeds payable thereunder or proofs of insurance to Administrative Agent (for the benefit of the Lenders), in such manner and form that Administrative Agent and its successors and assigns shall at all times have and hold the same as security for the payment of the Loan. In the event of a foreclosure of the Mortgage or other transfer of title to the Projects in extinguishment in whole or in part of the Obligations, all right, title and interest of Borrowers in and to the policies then in force concerning the Projects and all proceeds payable thereunder shall thereupon vest exclusively in Administrative Agent or the purchaser at such foreclosure or other transferee in the event of such other transfer of title. Unless otherwise approved by Administrative Agent, with respect to the property insurance required under this Section 3.1, Borrowers shall provide or cause to be provided (i) on or before the Closing Date, an ACORD 27 or 28 along with a policy binder which is valid for at least 60 days following the Effective Date or a complete copy of the policy, (ii) endorsements required by Administrative Agent within thirty (30) days following the Closing Date if not provided on or before the Closing Date and (iii) a copy of the full policy within sixty (60) days following the Closing Date or prior to expiration of the binder. Unless otherwise approved by Administrative Agent, with respect to the liability insurance required under this Section 3.1, Borrowers shall provide or cause to be provided (i) on or before the Closing Date, an ACORD 25 along with evidence of 30-day notice of cancellation of coverage along with a policy binder which is valid for at least 60 days following the Effective Date or a complete copy of the

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policy, (ii) endorsements required by Administrative Agent within thirty (30) days following the Closing Date if not provided on or before the Closing Date and (c) a copy of the full policy within sixty (60) days following the Closing Date. Prior to the expiration dates of the Policies theretofore furnished to Administrative Agent, certificates of insurance on the ACORD form 28 for evidence of property insurance and the ACORD form 25 for evidence of liability insurance evidencing the Policies, to be followed by complete copies of the Policies upon issuance, accompanied by evidence satisfactory to Administrative Agent of payment of the premiums due thereunder (the “Insurance Premiums”), shall be delivered by Borrowers to Administrative Agent. Borrowers shall, within three (3) Business Days, forward to Administrative Agent a copy of each written notice received by Borrowers of any proposed or actual modification, reduction, or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies. If Borrowers elect to obtain any insurance which is not required under this Agreement, all related insurance policies shall be endorsed in compliance with Section 3.1(d), and such additional insurance shall not be canceled without prior notice to Administrative Agent. From time to time upon Administrative Agent’s request, Borrowers shall identify to Administrative Agent all insurance maintained by Borrowers with respect to the Projects. The proceeds of insurance policies coming into the possession of Administrative Agent shall not be deemed trust funds, and Administrative Agent shall be entitled to apply such proceeds as herein provided.

(f) Adjustments. Borrowers shall give immediate written notice of any loss to the insurance carrier and to Administrative Agent. Borrowers hereby irrevocably authorize and empower Administrative Agent, as attorney in fact for Borrowers coupled with an interest, to (i) notify any of Borrowers’ insurance carriers to add Administrative Agent (for itself and the benefit of the Lenders) as a loss payee, mortgagee insured or additional insured, as the case may be, to any policy maintained by Borrowers (regardless of whether such policy is required under this Agreement), (ii) if such loss exceeds the Restoration Threshold, make proof of loss, adjust and compromise any claim under insurance policies, and appear in and prosecute any action arising from such insurance policies, and (iii) collect and receive insurance proceeds, and to deduct therefrom Administrative Agent’s reasonable expenses incurred in the collection of such proceeds. Nothing contained in this Section 3.1(f), however, shall require Administrative Agent to incur any expense or take any action hereunder.

(g) WARNING REGARDING RIGHT OF ADMINISTRATIVE AGENT TO PURCHASE INSURANCE: IF BORROWERS FAIL TO PROVIDE ADMINISTRATIVE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGES REQUIRED BY THIS AGREEMENT, ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT TO TAKE SUCH ACTION DEEMED NECESSARY TO PROTECT THE INTEREST OF ADMINISTRATIVE AGENT AND LENDERS, INCLUDING, WITHOUT LIMITATION, THE PURCHASING OF INSURANCE AT BORROWERS’ EXPENSE AS ADMINISTRATIVE AGENT IN ITS SOLE DISCRETION DEEMS APPROPRIATE. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT BORROWERS’ INTEREST. IF THE COLLATERAL BECOMES DAMAGED, THE COVERAGE ADMINISTRATIVE AGENT PURCHASES MAY NOT PAY ANY CLAIM BORROWERS MAKES OR ANY CLAIM MADE AGAINST BORROWERS. BORROWERS ARE RESPONSIBLE FOR ALL EXPENSES INCURRED BY ADMINISTRATIVE AGENT IN CONNECTION WITH SUCH ACTION AND THE COST OF ANY INSURANCE PURCHASED PURSUANT TO THIS PROVISION AND SUCH COST IS PAYABLE ON

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DEMAND; IF BORROWERS FAIL TO PAY SUCH COST, IT MAY BE ADDED TO THE INDEBTEDNESS AND BEAR INTEREST AT THE DEFAULT RATE. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE BORROWERS’ PRIOR COVERAGE LAPSED OR THE DATE BORROWERS FAILED TO PROVIDE PROOF OF COVERAGE. THE COVERAGE ADMINISTRATIVE AGENT PURCHASES MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE BORROWERS CAN OBTAIN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE IMPOSED BY REQUIREMENTS OF LAW. AFTER RECEIVING WRITTEN CONSENT FROM ADMINISTRATIVE AGENT, BORROWERS MAY LATER CANCEL THIS COVERAGE BY PROVIDING EVIDENCE THAT THE REQUIRED PROPERTY COVERAGE WAS PURCHASED ELSEWHERE. THIS NOTICE IS PROVIDED PURSUANT TO PARAGRAPH (3) OF 815 ILCS 180/10.

(h) Intentionally Omitted.

(i) Non-Conforming Policy. As an alternative to the policies required to be maintained pursuant to the preceding provisions of this Section 3.1, Borrowers will not be in default under this Section 3.1 if Borrowers maintain (or causes to be maintained) policies which (i) have coverages, deductibles or other related provisions other than those specified above or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth above (any such policy, a “Non-Conforming Policy”), provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), Borrowers shall have received Administrative Agent’s prior written consent thereto. Notwithstanding the foregoing, Administrative Agent hereby reserves the right to deny its consent to any Non-Conforming Policy regardless of whether or not Administrative Agent has consented to the same on any prior occasion.

Notwithstanding anything to the contrary herein, to the extent, that, with respect to the Ironwood Physician Projects, (i) the Leases at the Ironwood Physician Projects are in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under any Lease at the applicable Ironwood Physician Project, (iii) Tenant remains fully liable for the obligations under the Lease at the applicable Ironwood Physician Project, (iv) Tenant maintains coverage for the Ironwood Physician Projects that satisfies the requirements of this Section 3.1 or, if not in full compliance, is otherwise acceptable to Administrative Agent in its sole discretion (including, but not limited to, naming Administrative Agent (for itself and Lenders) as mortgagee/loss payee on Tenant’s property insurance) and (v) Borrowers shall have provided to Administrative Agent, evidence satisfactory to Administrative Agent that Tenant maintains in full force and effect the insurance described in clause (iv) above with respect to the Ironwood Physician Projects, then, with respect to the Ironwood Physician Projects, Borrowers shall be deemed in compliance with the requirements of this Section 3.1 and will not be required to maintain the coverage required under Section 3.1, except with respect to the commercial general liability insurance and umbrella liability insurance requirements under Section 3.1(b)(i) and (ii). If Tenant fails to comply with any requirement set forth above, then Borrowers shall obtain, at Borrowers’ sole cost and expense, all insurance as required by this Section 3.1 which meets the requirements hereof providing coverage that will pay proceeds in an amount sufficient to restore the applicable Ironwood Physician Project to the extent such proceeds are not paid or otherwise made available

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under the insurance policies carried by Tenant. Such insurance shall either be (x) “Primary” insurance coverage in the event that the applicable Tenant does not provide the applicable insurance coverage required in Section 3.1, or (y) “excess and contingent” insurance coverage, over and above any other valid and collectible coverage then in existence, in the event that the applicable Tenant does not have sufficient coverage to meet the requirements under this Section 3.1, as shall be necessary to bring the insurance coverage for the Ironwood Physician Projects into full compliance with all of the terms and conditions of this Section 3.1.

Section 3.2 Use and Application of Insurance Proceeds.

(a) Notice; Repair Obligation. If any Project shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrowers shall give prompt written notice thereof to Administrative Agent. Following the occurrence of a Casualty, provided Administrative Agent makes insurance proceeds available to Borrowers, Borrowers shall promptly proceed to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable Requirements of Law. If Administrative Agent does not make insurance proceeds available to Borrowers, Borrowers, at Borrowers’ expense, shall promptly proceed to remove any debris and secure such Project.

(b) Application of Insurance Proceeds. Administrative Agent shall make insurance proceeds available to Borrowers for application to the costs of restoring the damaged Project or to the payment of the Loan as follows:

(i) if the loss is less than or equal to the Restoration Threshold, Administrative Agent shall make the insurance proceeds available to Borrowers, which proceeds shall be used by Borrowers to pay for the restoration of the damaged Project provided (A) no Event of Default or Potential Default exists, and (B) Borrowers promptly commence and are diligently pursuing restoration of the damaged Project;

(ii) if the loss exceeds the Restoration Threshold but is not more than 25% of the replacement value of the Improvements comprising the damaged Project, Administrative Agent shall disburse the insurance proceeds to Borrowers, which proceeds shall be used by Borrowers for the restoration of the damaged Project provided that (A) at all times during such restoration no Event of Default or Potential Default exists; (B) Borrowers deliver reasonably detailed plans and a budget to Administrative Agent for the proposed restoration; (C) Administrative Agent determines throughout the restoration that there are sufficient funds available to restore and repair the damaged Project to a condition existing immediately prior to such Casualty or, if Administrative Agent reasonably determines there is any such insufficiency, Borrowers provide additional security to address such insufficiency to Administrative Agent’s satisfaction; (D) Administrative Agent determines that the Adjusted Net Operating Income of the Projects (including the damaged Project) during restoration, taking into account rent loss or business interruption insurance, will be sufficient to pay debt service on the Loan; (E) Administrative Agent determines that the ratio of the outstanding principal balance of the Loan to appraised value of the damaged Project after restoration of the damaged Project will not exceed the loan-to-value ratio that existed on the Closing Date; (F) Administrative Agent determines that

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after restoration of the damaged Project, the Projects and Borrowers will comply with the financial covenants set forth in Section 7.13; (G) Administrative Agent determines that restoration and repair of the damaged Project to a condition approved by Administrative Agent will be completed within six (6)months after the date of loss or casualty and in any event ninety (90) days prior to the Maturity Date; (H) Borrowers promptly commence and are diligently pursuing restoration of the damaged Project; and (I) the damaged Project after the restoration will be in compliance with and permitted under all Requirements of Law; and

(iii) if the conditions set forth in (i) and (ii) above are not satisfied or the loss exceeds the maximum amount specified in Section 3.2(b)(ii) above, (A) if no Event of Default exists hereunder, Administrative Agent may elect to apply any insurance proceeds Administrative Agent receives as a prepayment of the Loan, or allow all or a portion of such proceeds to be used for the restoration of the damaged Project and (B) if an Event of Default exists hereunder, Administrative Agent shall apply any insurance proceeds Administrative Agent receives as a prepayment of the Loan.

(c) Disbursement of Insurance Proceeds. Provided that Borrowers are diligently pursuing completion of the restoration of the damaged Project, insurance proceeds received by Administrative Agent and to be applied to restoration pursuant to the terms of this Section 3.2, will be disbursed by Administrative Agent to Borrowers on a monthly basis, commencing within ten (10) Business Days following receipt by Administrative Agent of plans and specifications, contracts and subcontracts, schedules, budgets, lien waivers and architects’ certificates all in form reasonably satisfactory to Administrative Agent, and otherwise in accordance with prudent commercial construction lending practices for construction loan advances (including appropriate retainages to ensure that all work is completed in a workmanlike manner). Any insurance proceeds remaining after payment of all restoration costs shall be applied by Administrative Agent to the balance of the Loan or, at Administrative Agent’s sole option, remitted to Borrowers.

Section 3.3 Condemnation Awards. Borrowers shall promptly give Administrative Agent written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting any Project (a “Condemnation”) and shall deliver to Administrative Agent copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrowers, regardless of whether any award or compensation (an “Award”) is available, shall promptly proceed to restore, repair, replace or rebuild the same to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with all Requirements of Law. Administrative Agent may participate in any such proceeding (for itself and on behalf of the Lenders) and Borrowers will deliver to Administrative Agent all instruments necessary or required by Administrative Agent to permit such participation. Without Administrative Agent’s prior consent, Borrowers (a) shall not agree to any Award, and (b) shall not take any action or fail to take any action which would cause the Award to be determined. All Awards for the taking or purchase in lieu of condemnation of such Project or any part thereof are hereby assigned to and shall be paid to Administrative Agent to be held and disbursed or applied as hereinafter provided. Administrative Agent is hereby irrevocably appointed as Borrowers’ attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Award and to make any compromise or settlement in connection with any such Condemnation and to give proper receipts

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and acquittances therefor, and in Administrative Agent’s sole discretion (in consultation with the Required Lenders) to apply the same toward the payment of the Loan, notwithstanding that the Loan may not then be due and payable, or to the restoration of such Project; provided, however, if the Award is less than or equal to $250,000 and Borrowers request that such proceeds be used for nonstructural site improvements (such as landscape, driveway, walkway and parking area repairs) required to be made as a result of such Condemnation, Administrative Agent will apply the Award to such restoration in accordance with disbursement procedures applicable to insurance proceeds provided there exists no Potential Default or Event of Default. Borrowers, upon request by Administrative Agent, shall execute all instruments requested to confirm the assignment of the Awards to Administrative Agent, free and clear of all liens, charges or encumbrances. Anything herein to the contrary notwithstanding, if a Potential Default or Event of Default exists, Administrative Agent is authorized to adjust such Award without the consent of Borrowers and to collect such Award in the name of Administrative Agent (on behalf of itself and the Lenders) and Borrowers.

Section 3.4 Insurance Impounds. Borrowers shall deposit with Administrative Agent, monthly on each Payment Date, a sum of money (the “Insurance Impound”) equal to one-twelfth (l/12th) of the annual charges for the Insurance Premiums. At or before the initial advance of the Loan, Borrowers shall deposit with Administrative Agent a sum of money which together with the monthly installments will be sufficient to make each of such payments thirty (30) days prior to the date any delinquency or penalty becomes due with respect to such payments. Deposits shall be made on the basis of Administrative Agent’s estimate from time to time of the Insurance Premiums for the current year. All funds so deposited shall be held without interest in Administrative Agent's name and shall not be deemed to be held in trust for the benefit of Borrowers. All funds so deposited may be commingled with the general funds of Administrative Agent. Borrowers hereby grant to Administrative Agent (for its benefit and the benefit of the Lenders) a security interest in all funds so deposited with Administrative Agent for the purpose of securing the Loan. Until an Event of Default exists, Administrative Agent shall apply the funds deposited to pay Insurance Premiums as provided herein. While an Event of Default exists, the funds deposited may be applied in payment of the Insurance Premiums for which such funds have been deposited, or to the payment of the Loan or any other charges affecting the security of Administrative Agent, as Administrative Agent may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Administrative Agent. Borrowers shall furnish Administrative Agent with bills for the Insurance Premiums for which such deposits are required at least thirty (30) days prior to the date on which the Insurance Premiums first become payable. If at any time the amount on deposit with Administrative Agent, together with amounts to be deposited by Borrowers before such Insurance Premiums are payable, is insufficient to pay such Insurance Premiums, Borrowers shall deposit any deficiency with Administrative Agent immediately upon demand. Administrative Agent shall pay such Insurance Premiums when the amount on deposit with Administrative Agent is sufficient to pay such Insurance Premiums and Administrative Agent has received a bill for such Insurance Premiums. On the Maturity Date, the monies then remaining on deposit with Administrative Agent under this Section 3.4 shall, at Administrative Agent’s option, be applied against the Indebtedness or if no Event of Default exists hereunder, returned to Borrowers. Notwithstanding anything to the contrary contained in this Agreement, the Insurance Impound shall be waived so long as (i) no Event of Default has occurred, (ii) Borrowers are not required to deposit Excess Cash Flow into the Project Yield Fund, and (iii) Borrowers provide to Administrative Agent, at least thirty (30) days prior to the date any

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delinquency or penalty becomes due with respect to Insurance Premiums, evidence reasonably acceptable to Administrative Agent that the Insurance Premiums which have become due have been paid in full.

Section 3.5 Real Estate Tax Impounds. Borrowers shall deposit with Administrative Agent, monthly on each Payment Date, a sum of money (the “Tax Impound”) equal to one-twelfth (1/12th) of the annual Taxes. At or before the initial advance of the Loan, Borrowers shall deposit with Administrative Agent a sum of money which together with the monthly installments will be sufficient to make each of such payments thirty (30) days prior to the date any delinquency or penalty becomes due with respect to such payments. Deposits shall be made on the basis of Administrative Agent’s estimate from time to time of the Taxes for the current year (after giving effect to any reassessment or, at Administrative Agent’s election, on the basis of the Taxes for the prior year, with adjustments when the Taxes are fixed for the then current year). All funds so deposited shall be held without interest in Administrative Agent's name and shall not be deemed to be held in trust for the benefit of Borrowers. All funds so deposited may be commingled with the general funds of Administrative Agent. Borrowers hereby grant to Administrative Agent (for its benefit and the benefit of the Lenders) a security interest in all funds so deposited with Administrative Agent for the purpose of securing the Loan. Until an Event of Default exists, Administrative Agent shall apply the funds deposited to pay the Taxes as provided herein. While an Event of Default exists, the funds deposited may be applied in payment of the charges for which such funds have been deposited, or to the payment of the Loan or any other charges affecting the security of Administrative Agent, as Administrative Agent may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Administrative Agent. Borrowers shall furnish Administrative Agent with bills for the Taxes for which such deposits are required at least thirty (30) days prior to the date on which the Taxes first become payable. If at any time the amount on deposit with Administrative Agent, together with amounts to be deposited by Borrowers before such Taxes are payable, is insufficient to pay such Taxes, Borrowers shall deposit any deficiency with Administrative Agent immediately upon demand. Administrative Agent shall pay such Taxes when the amount on deposit with Administrative Agent is sufficient to pay such Taxes and Administrative Agent has received a bill for such Taxes. The obligation of Borrowers to pay the Taxes, as set forth in the Loan Documents, is not affected or modified by the provision of this paragraph; provided, however, that Borrowers shall not be in default under the Loan for failure to pay Taxes if and to the extent there are sufficient funds on deposit in the Tax Impound to timely pay such Taxes. On the Maturity Date, the monies then remaining on deposit with Administrative Agent under this Section 3.5 shall, at Administrative Agent’s option, be applied against the Indebtedness or if no Event of Default exists hereunder, returned to Borrowers. Notwithstanding anything to the contrary contained in this Agreement, the Tax Impound shall be waived so long as (i) no Event of Default has occurred, (ii) Borrowers are not required to deposit Excess Cash Flow into the Project Yield Fund, and (iii) Borrowers provides to Administrative Agent, on or before the date of delinquency, evidence reasonably acceptable to Administrative Agent that all Taxes which have become due have been paid in full.

ARTICLE 4
LEASING MATTERS

Section 4.1 Representations and Warranties on Leases.

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(a) Borrowers represent and warrant to Administrative Agent and Lenders with respect to the Leases that, (i) the rent roll delivered to Administrative Agent with respect to such Leases is true and correct; (ii) such Leases are in full force and effect; (iii) the Leases (including amendments) are in writing, and there are no oral agreements with respect thereto; (iv) the copies of the Leases delivered to Administrative Agent are true and complete; (v) to Borrowers’ Knowledge and in reliance upon the Tenant estoppels, neither the landlord nor any tenant is in default under any of the Leases; (vi) Borrowers have no knowledge of any notice of termination or default with respect to any Lease; (vii) Borrowers have not assigned or pledged any of the Leases, the rents or any interests therein except to Administrative Agent and the Lenders; (viii) no Tenant or other party has an option to purchase all or any portion of any Project; (ix) no Tenant has the right to terminate its Lease prior to expiration of the stated term of such Lease; (x) no Tenant has prepaid more than one month’s rent in advance (except for bona fide security deposits not in excess of an amount equal to two months’ rent); and (xi) all existing Leases are subordinate to the Mortgage either pursuant to their terms or a written subordination agreement.

(b) Each Borrower that is party to a Ground Lease represents and warrants to Administrative Agent and the Lenders that, as to itself and the Ground Lease to which it is party, (i) a true and complete copy of such Ground Lease, together with all amendments thereto and the guaranty thereof, has been delivered to Administrative Agent; (ii) such Ground Lease is valid and in and full force and effect; (iii) the interests of such Borrower under such Ground Lease have not been assigned or pledged, other than pursuant to a Mortgage, and are not subject to any Lien, other than the Lien of the applicable Mortgage; (iv) such Borrower’s interest under such Ground Lease is assignable to Administrative Agent without the written consent of the applicable Ground Lessor, and is further assignable by Administrative Agent without such Ground Lessor’s consent; (v) under the terms of such Ground Lease, the applicable Recognition Agreement and this Agreement, taken together, any insurance proceeds and Awards paid with respect to the Improvements located on the real property subject to such Ground Lease or the interest of such Borrower in the applicable Project will be applied either to the repair or restoration of all or a portion of such Improvements, with Administrative Agent having the right to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the Obligations; (vi) neither such Borrower nor, to the knowledge of such Borrower, the applicable Ground Lessor is in default under such Ground Lease, nor is there any event or circumstance that, with the giving of notice or passage of time, would constitute a default under such Ground Lease; (viii) no notice of termination or default has been given or received by such Borrower under such Ground Lease; (ix) such Borrower has paid all sums payable and such Borrower has performed all obligations required to be performed by it thereunder; and (x) the consent of the holder of any mortgage, deed of trust or deed to secure debt encumbering the fee interest in any Land that is subject to such Ground Lease is not required in connection with the execution and delivery of such Ground Lease by such Borrower and the applicable Ground Lessor.

Section 4.2 Standard Lease Form; Approval Rights.

(a) All Leases and other rental arrangements shall in all respects be approved by Administrative Agent and shall be on a standard lease form approved by Administrative Agent with no modifications (except as approved by Administrative Agent, which approval will not be unreasonably withheld or delayed). Such lease form shall provide that (a) the lease is subordinate to the Mortgage, (b) the tenant shall attorn to Administrative Agent, and (c) that any cancellation,

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surrender, or amendment of such lease without the prior written consent of Administrative Agent shall be voidable by Administrative Agent. Borrowers shall hold, in trust, all tenant security deposits in a segregated account, and, to the extent required by Requirements of Law, shall not commingle any such funds with any other funds of Borrowers. Within ten (10) days after Administrative Agent’s request, Borrowers shall furnish to Administrative Agent a statement of all tenant security deposits, and copies of all Leases not previously delivered to Administrative Agent, certified by Borrowers as being true and correct. Notwithstanding anything contained in the Loan Documents, provided no Event of Default exists, Borrowers shall have the right to enter into Leases without Administrative Agent’s consent provided (i) the economic terms of the Lease conform to those of the market, (ii) the initial term is not longer than five (5) years, (iii) the leased premises are not in excess of 5% of the rentable square feet of the Project and the Lease represents less than 5% of the annual revenue of the Project, (iv) the Lease is in the form previously approved by Administrative Agent without material modification; (v) the tenant is a physician or physician group; (vi) the Lease and the tenant thereunder comply with the requirements of the Ground Lease; and (vii) if required under the terms of the Ground Lease, Administrative Agent shall have received evidence of written approval of the Lease by Ground Lessor.

(b) Without the prior written consent of the Administrative Agent, no Borrower that is party to a Ground Lease shall terminate, cancel, rescind, amend, supplement or otherwise modify the Ground Lease to which it is party or otherwise surrender the premises demised to such Borrower under such Ground Lease, nor shall such Borrower acquire a fee interest in the Land demised to it under such Ground Lease. Any action in violation of this Section 4.2(b) shall be void.

Section 4.3 Covenants.

(a) Borrowers shall (or cause Operators to) (i) perform the obligations which any Lease Party is required to perform under the Leases; (ii) enforce the obligations to be performed by the Tenants under the Leases; (iii) promptly furnish to Administrative Agent any notice of default or termination received by Borrowers from any Tenant under a Lease, and any notice of default or termination given by Borrowers to any Tenant; (iv) not collect any rents for more than one month in advance of the time when the same shall become due, except for bona fide Security Deposits not in excess of an amount equal to two month’s rent; (v) not enter into any ground lease or master lease of any part of the Projects other than the Ground Lease; (vi) not further assign or encumber any Lease; (vii) not, except with Administrative Agent’s prior written consent, cancel or accept surrender or termination of any Lease; (viii) not, except with Administrative Agent’s prior written consent, modify or amend any Lease or guaranty thereof (except for minor modifications and amendments entered into in the ordinary course of business, consistent with prudent property management practices, not affecting the economic terms of the Lease or guaranty thereof); and (ix) assign to Administrative Agent for collateral purposes any letter of credit evidencing a security deposit on such terms as may be required by Administrative Agent and shall deliver the original of such letter(s) of credit to Administrative Agent, and (x) not, except with Administrative Agent’s consent, consent to an assignment or sublease of any Lease by the Tenant thereunder. Any action in violation of clauses (v), (vi), (vii), and (viii) of this Section 4.3 shall be void at the election of Administrative Agent. Borrowers and Operators, as applicable, will not suffer or permit any breach or default to occur in any of any Lease Party’s obligations under any of the Leases, nor suffer or permit the same to terminate by reason of any failure of Lease Party to meet any

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requirement of any Lease. Notwithstanding the foregoing, without the prior written consent of Administrative Agent and the Required Lenders, Borrowers shall not (x) cancel or accept a surrender or termination of the Major Lease, or (y) consent to an assignment or subletting of the Major Lease where landlord’s consent is required under the terms of the Major Lease, or (z) modify any Consent Required Provision of the Major Lease.

(a) Ground Leases.

(i) Each Borrower that is party to a Ground Lease shall (1) pay (or cause to be paid) prior to delinquency all rents, additional rents and other sums required to be paid by such Borrower, as tenant under and pursuant to the provisions of the Ground Lease to which such Borrower is party; (2) diligently perform and observe all of the terms, covenants and conditions of the Ground Lease on the part of such Borrower, as tenant thereunder, to be performed and observed; (3) promptly notify Administrative Agent of the giving of any written notice by the Ground Lessor to such Borrower of any default by such Borrower in the performance or observance of any of the terms, covenants or conditions of the Ground Lease on the part of such Borrower, as tenant thereunder, to be performed or observed, and deliver to Administrative Agent a true copy of each such notice within five (5) Business Days of receipt; and (4) promptly notify Administrative Agent of any bankruptcy, reorganization or insolvency of the Ground Lessor promptly following such Borrower’s discovery thereof.

(ii) If a Borrower that is party to a Ground Lease shall default in the performance or observance of any term, covenant or condition of such Ground Lease on the part of such Borrower, as tenant thereunder, to perform, and shall fail to cure the same within ten (10) days prior to the expiration of any applicable cure period provided thereunder, then, without limiting the generality of the other provisions of the applicable Mortgage, this Agreement and the other Loan Documents, and without waiving or releasing such Borrower from any of its obligations hereunder, Administrative Agent shall have the right, but shall be under no obligation, upon contemporaneous written notice to such Borrower, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the affected Ground Lease on the part of the applicable Borrower to be performed or observed on behalf of such Borrower, to the end that the rights of such Borrower in, to and under such Ground Lease shall be kept unimpaired and free from default. If any Ground Lessor shall deliver to Administrative Agent a copy of any notice of default under a Ground Lease, Administrative Agent shall have the right to rely upon such notice and shall be fully protected in acting (or refraining from acting) on the information contained therein.

(iii) No Borrower that is party to a Ground Lease will waive, excuse, condone or in any way release or discharge the applicable Ground Lessor of or from any material obligations, covenants and agreements by such Ground Lessor to be done and performed under or in relation to any Ground Lease without the consent of the Administrative Agent. Each Borrower that is party to a Ground Lease, at its expense, will enforce, in a manner consistent with commercially reasonable practices for leases comparable to the Ground Leases, the material performance by Ground Lessor of Ground Lessor’s obligations under or related to such Ground Lease.

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(iv) No Borrower that is party to a Ground Lease will assign or encumber (other than pursuant to the Mortgages) its interest under the Ground Lease, and any action in violation of this Section 4.3(b)(iv) shall be void at the election of Administrative Agent.

(v) Each Borrower that is party to a Ground Lease shall notify Administrative Agent promptly in writing of any request made by either party to such Ground Lease for arbitration or appraisal proceedings relating to such Ground Lease and of the institution of any such arbitration or appraisal proceeding, as well as of all proceedings thereunder, and shall promptly deliver to Administrative Agent a copy of the determination of the arbitrators in any such proceeding. Administrative Agent shall have the right (but not the obligation), following delivery of written notice to such Borrower, to participate in the appointment of any arbitrator or appraiser to be appointed by such Borrower and (to the extent permitted under the applicable Ground Lease) to participate in such arbitration or appraisal proceedings in association with such Borrower or on its own behalf as an interested party. Each Borrower that is party to a Ground Lease shall notify Administrative Agent of any legal proceedings involving obligations under any Ground Lease, and Administrative Agent may intervene in any such legal proceeding and be made a party. Such Borrower shall promptly provide Administrative Agent with a copy of any decision rendered in any such proceeding.

(vi) If, for any reason, any Ground Lessor alleges that Administrative Agent is not entitled to the protections afforded to a mortgagee under any Ground Lease, Borrowers shall cooperate with Administrative Agent to make such amendments to the Loan Documents as may be required to entitle Administrative Agent to such protections

Section 4.4 Tenant Estoppels.

(a) Leases. At Administrative Agent’s request, Borrowers shall obtain and furnish (or cause Operator to obtain and furnish) to Administrative Agent, not more often than one time per year unless an Event of Default shall be continuing or in connection with an assignment of the Loan (in whole or in part) in which case no such limitation shall apply, written estoppels in form and substance reasonably satisfactory to Administrative Agent, executed by Tenants under Leases in excess of 3,000 square feet of any Project and confirming the term, rent, and other provisions and matters relating to such Leases.

(b) Ground Lease Estoppels. At Administrative Agent’s request, each Borrower that is party to a Ground Lease shall obtain and furnish to Administrative Agent, a written estoppel in form and substance reasonably satisfactory to Administrative Agent, executed by each Ground Lessor and confirming the term, rent, and other provisions and matters relating to its respective Ground Lease.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

Borrowers represent, warrant and covenant to Administrative Agent and Lenders unless otherwise specified, as of the Closing Date and as of the date of each Compliance Certificate delivered to Administrative Agent pursuant to Section 6.2 hereof that:

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Section 5.1 Organization, Power and Authority; Formation Documents.

(a) Organization, etc. Each Borrower and each other Borrower Party is duly organized, validly existing and in good standing under the laws of the state of its formation or existence and is in compliance with all Requirements of Law applicable to doing business in the state in which the Projects are located. No Borrower is a “foreign person” within the meaning of §1445(f)(3) of the Code. Each Borrower and each other Borrower Party has only one state of incorporation or organization which is set forth in Schedule 5.1. All other information regarding Borrowers and each other Borrower Party contained in Schedule 5.1, including the ownership structure of Borrowers and their constituent entities, is true and correct as of the Closing Date.

(b) Formation Documents. A true and complete copy of the formation documents creating Borrowers and each other Borrower Party and any and all amendments thereto (collectively, the “Borrower Formation Documents”) has been furnished to Administrative Agent. The Borrower Formation Documents constitute the entire agreement governing the formation and existence of Borrowers and each other Borrower Party among the members of Borrowers or such other Borrower Party and are binding upon and enforceable against each of the members in accordance with their terms. No breach exists under the Borrower Formation Documents and no condition exists which, with the giving of notice or the passage of time, would constitute a breach under the Borrower Formation Documents.

(c) Proceedings; Enforceability. Borrowers have taken all necessary action to authorize the execution, delivery and performance of the Loan Documents and the Environmental Indemnity Agreement. The Loan Documents and the Environmental Indemnity Agreement have been duly executed and delivered by Borrowers and constitute legal, valid and binding obligations of Borrowers enforceable against Borrowers in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity. The Loan Documents and the Environmental Indemnity Agreement are not subject to, and Borrowers have not asserted, any right of rescission, set-off, counterclaim or defense, including the defense of usury. No exercise of any of the terms of the Loan Documents or the Environmental Indemnity Agreement, or any right thereunder, will render any Loan Document unenforceable.

(d) No Conflicts. The execution, delivery and performance of the Loan Documents and the Environmental Indemnity Agreement by Borrowers and the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents and the Environmental Indemnity Agreement) upon any of the property of Borrowers pursuant to the terms of, any agreement or instrument to which Borrowers are a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrowers or any of their property. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrowers of the Loan Documents and the Environmental Indemnity Agreement has been obtained and is in full force and effect.

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Section 5.2 Validity of Loan Documents. The execution, delivery and performance by each Borrower Party of the Loan Documents and the Environmental Indemnity Agreement to which they are a party: (a) are duly authorized and do not require the consent or approval of any other party or Governmental Authority which has not been obtained; and (b) will not violate any law or result in the imposition of any Lien upon the assets of any such party, except as contemplated by the Loan Documents or the Environmental Indemnity Agreement. The Loan Documents or the Environmental Indemnity Agreement constitute the legal, valid and binding obligations of Borrowers and each other Borrower Party who is a party to such Loan Documents or the Environmental Indemnity Agreement, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors’ rights.

Section 5.3 Liabilities; Litigation.

(a) Financial Statements. The financial statements delivered by Borrowers and each other Borrower Party are true and correct as of the date prepared with no significant change since the date of preparation. Except as disclosed in such financial statements, there are no liabilities (fixed or contingent) affecting the Projects, Borrowers or any other Borrower Party. Except as disclosed in such financial statements, there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the best knowledge of Borrowers, threatened, against the Projects, Borrowers or any other Borrower Party which if adversely determined could have a Material Adverse Effect on such Person, the Projects or the Loan.

(b) Contemplated Actions. No Borrower Party is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and no Borrower Party has knowledge of any Person contemplating the filing of any such petition against it.

(c) Litigation. No Borrower Party has received written notice of or knows of any actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending against any of the Borrowers or Projects and no Borrower Party has knowledge of any proceedings at law or in equity by or before any Governmental Authority threatened against or affecting Borrowers or the Projects, which, if adversely determined, might materially adversely affect the condition (financial or otherwise) or business of Borrowers (including the ability of Borrowers to carry out its obligations under the Loan Documents and the Environmental Indemnity Agreement), or the use, value, condition or ownership of the Projects.

Section 5.4 Taxes and Assessments. There are no unpaid or outstanding real estate or other taxes or assessments on or against any Project or any part thereof, except general real estate taxes not due or payable. The Projects are comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. There are no pending or, to the knowledge of Borrowers, proposed, special or other assessments for public improvements or otherwise affecting the Projects, nor are there any contemplated improvements to the Projects by Borrowers that may result in such special or other assessments.

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Section 5.5 Other Agreements Defaults. No Borrower Party is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which might adversely affect the Projects or the business, operations, or condition (financial or otherwise) of Borrowers or any other Borrower Party. No Borrower Party has received written notice of or knows of a violation of any agreement which violation could reasonably be expected to have a Material Adverse Effect.

Section 5.6 Compliance with Law. Borrowers or each Operator have all requisite Permits necessary to own, lease and operate the Projects and carry on its business, and, except as disclosed in the Zoning Report or Property Condition Report delivered to Administrative Agent prior to the Closing Date, the Projects are in compliance with all applicable Requirements of Law. The Projects do not constitute, in whole or in part, a legally non-conforming use under applicable Requirements of Law. Neither any Project, any Borrower, any Guarantor or any Operator is in violation of any Healthcare Laws or the subject of a Healthcare Investigation.

Section 5.7 Condemnation. No condemnation has been commenced or, to Borrowers’ Knowledge, is contemplated with respect to all or any portion of the Projects or for the relocation of roadways providing access to the Projects.

Section 5.8 Access. The Projects have adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary or convenient to the full use and enjoyment of the Projects are located in the public right-of-way abutting the Projects, and all such utilities are connected so as to serve the Projects without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefiting the Projects. All roads necessary for the full utilization of the Projects for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

Section 5.9 Location of Borrowers; Trade Name. Borrowers’ principal place of business and chief executive offices are located at the address stated in Schedule 5.1 and, except as otherwise set forth in Schedule 5.1, Borrowers at all times has maintained its principal place of business and chief executive office at such location or at other locations within the same state. Borrowers do not use and will not use any trade name and has not done and will not do business under any name other than its actual name set forth herein.

Section 5.10 ERISA Employees.

(a) As of the Closing Date and throughout the term of the Loan, (i) Borrowers are not nor will they be an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Part 4 of Subtitle B of Title I of ERISA, and (ii) the assets of Borrowers do not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA, as determined under Section 3(42) of ERISA.

(b) As of the Closing Date and throughout the term of the Loan (i) Borrowers are not nor will they be a “governmental plan” within the meaning of Section 3(3) of ERISA and (ii) transactions by or with Borrowers are not and will not be subject to state statutes applicable to Borrowers regulating investments of and fiduciary obligations with respect to governmental plans.

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(c) Borrowers have no employees.

Section 5.11 Use of Loan Proceeds. The proceeds of the Loan are intended and will be used for agricultural, business or commercial purposes and are not intended and will not be used for personal, family or household purposes. No proceeds of the Loan will be used for purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System. Borrowers confirm that Borrowers are acting on their own behalf and for their own benefit. The Loan has been requested by Borrowers and the proceeds of the Loan shall be utilized by Borrowers for their own account.

Section 5.12 Forfeiture. There has not been committed by any Borrower Party or any Operator, any other person in occupancy of or involved with the operation or use of the Projects any act or omission affording the federal government or any state or local government the right of forfeiture as against the Projects or any part thereof or any monies paid in performance of Borrowers’ obligations under any of the Loan Documents or the Environmental Indemnity Agreement (the “Forfeiture Rights”).

Section 5.13 Tax Filings. Each Borrower Party has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by such Borrower Party, respectively. Each Borrower Party believes that its respective tax returns properly reflect the income and taxes of such Borrower Party for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

Section 5.14 Fraudulent Transfer. Borrowers have not entered into the Loan, any Loan Document or the Environmental Indemnity Agreement with the actual intent to hinder, delay, or defraud any creditor, and Borrowers have received reasonably equivalent value in exchange for their obligations under the Loan Documents and the Environmental Indemnity Agreement. Giving effect to the transactions contemplated by the Loan Documents and the Environmental Indemnity Agreement, the fair saleable value of Borrowers’ assets exceeds and will, immediately following the execution and delivery of the Loan Documents and the Environmental Indemnity Agreement, exceed Borrowers’ total probable liabilities, including subordinated, unliquidated, disputed and contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrowers’ assets do not, and immediately following the Closing Date and each advance of the proceeds of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrowers do not intend to, and do not believe that they will, incur debts and liabilities (including contingent liabilities and other commitments) beyond their ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrowers).

Section 5.15 Full and Accurate Disclosure; No Material Adverse Change.

(a) No statement of fact made by or on behalf of any Borrower Party in this Agreement, in any of the other Loan Documents or the Environmental Indemnity Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading, nor has there been any material adverse change in any

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condition, fact, circumstance or event that would make the financial statements, rent rolls, reports, certificates or other documents submitted in connection with the Loan inaccurate, incomplete or otherwise misleading in any material respect. There is no fact presently known to Borrowers which has not been disclosed to Administrative Agent which could reasonably be expected to have a Material Adverse Effect. All information supplied by Borrowers regarding any other Collateral is accurate and complete in all material respects. All evidence of Borrowers’ and each other Borrower Party’s identity provided to Administrative Agent and Lenders is genuine, and all related information is accurate.

(b) As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 5.16 Flood Zone. Except as otherwise noted on any Survey, no portion of the Improvements comprising the Projects is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1994, as amended, or any successor law, or, if located within any such area, Borrowers have obtained and will maintain the insurance prescribed in Section 3.1 hereof.

Section 5.17 Single Purpose Entity/Separateness. Borrowers represent, warrant and covenant, from and after the Closing Date for so long as any obligation under the Loan Documents remains outstanding, as follows:

(a) Limited Purpose. The sole purpose conducted or promoted by Borrowers is to engage in the following activities:

(i) to acquire, own, hold, lease, operate, manage, maintain, develop and improve the Projects (or an undivided interest therein) and to contract for the operation, maintenance, management and development of the Projects;

(ii) to enter into and perform their obligations under the Loan Documents and Environmental Indemnity Agreement;

(iii) to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with the Projects to the extent permitted under the Loan Documents; and

(iv) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of their jurisdiction of formation that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.

(b) Limitations on Debt, Actions. Notwithstanding anything to the contrary in the Loan Documents or in any other document governing the formation, management or operation of Borrowers, Borrowers shall not:

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(i) guarantee any obligation of any Person, including any Affiliate of Borrowers, or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person;

(ii) engage, directly or indirectly, in any business other than as required or permitted to be performed under this Section 5.17;

(iii) incur, create or assume any Debt other than (A) the Loan and (B) unsecured trade payables incurred in the ordinary course of its business that are related to the ownership and operation of the Projects and which shall (1) not exceed three percent (3%) of the outstanding balance of the Loan, (2) not be evidenced by a note, (3) be paid within sixty (60) days, and (4) otherwise expressly be permitted under the Loan Documents, and (C) a reimbursement obligation for any Special Letter of Credit delivered pursuant to Section 7.13;

(iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that Borrowers may invest in those investments permitted under the Loan Documents;

(v) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of their assets outside the ordinary course of Borrowers’ business;

(vi) buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities);

(vii) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity;

(viii) own any asset or property other than the Projects (or an undivided interest therein) and incidental personal property necessary for the ownership or operation of the Projects;

(ix) enter into a Division Transaction; or

(x) take any Material Action without the unanimous written approval of all members and managers of Borrowers and Independent Manager.

(c) Separateness Covenants. In order to maintain their status as separate entities and to avoid any confusion or potential consolidation with any Affiliate of Borrowers, Borrowers represent and warrant that in the conduct of their operations since their organization they have observed, and covenant that they will continue to observe, the following covenants:

(i) maintain books and records and bank accounts separate from those of any other Person;

(ii) maintain their assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets;

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(iii) comply with all organizational formalities necessary to maintain its separate existence;

(iv) hold themselves out to creditors and the public as a legal entity separate and distinct from any other entity;

(v) maintain separate financial statements, showing their assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; except that Borrowers’ assets may be included in a consolidated financial statement of its Affiliate so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of Borrowers from such Affiliate and to indicate that Borrowers’ assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person;

(vi) other than with respect to the consolidated tax return of its Affiliates, prepare and file their own tax returns separate from those of any Person to the extent required by Requirements of Law, and pay any taxes required to be paid by Requirements of Law;

(vii) allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates;

(viii) not enter into any transaction with any Person owned or controlled by an Affiliate of Borrowers except on an arm’s-length basis on terms which are intrinsically fair and no less favorable than would be available for unaffiliated third parties, and pursuant to written, enforceable agreements;

(ix) conduct business in their own names, and use separate stationery, invoices and checks;

(x) not commingle their assets or funds with those of any other Person other than as required or permitted by this Agreement;

(xi) not assume, guarantee or pay the debts or obligations of any other Person;

(xii) correct any known misunderstanding as to its separate identity;

(xiii) not permit any Affiliate of Borrowers to guarantee or pay its obligations (other than limited guarantees and indemnities set forth in the Loan Documents and in the Environmental Indemnity Agreement);

(xiv) not make loans or advances to any other Person;

(xv) pay its liabilities and expenses out of and to the extent of their own funds;

(xvi) maintain a sufficient number of employees in light of its contemplated business purpose and pay the salaries of their own employees, if any, only from their own funds;

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(xvii) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require any equity owner to make additional capital contributions to Borrowers;

(xviii) cause the managers, officers, employees, agents and other representatives of Borrowers to act at all times with respect to Borrowers consistently and in furtherance of the foregoing and in the best interests of Borrowers;

(xix) not have any obligation to, and will not, indemnify its partners, officers, directors or members, as the case may be, unless such an obligation is fully subordinated to the Indebtedness and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Indebtedness is insufficient to pay such obligation; and

(xx) not pledge their assets for the benefit of any other Person other than to Administrative Agent and Lenders in connection with the Loan.

Failure of Borrowers to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of any Borrower as a separate legal entity.

(d) Independent Manager. So long as any obligation under the Loan Documents remains outstanding, each Borrower at all times shall have at least one Independent Manager. To the fullest extent permitted by the Requirements of Law, the Independent Manager shall consider only the interests of each Borrower and its creditors in acting or otherwise voting on Material Actions. No resignation or removal of an Independent Manger, and no appointment of a successor Independent Manager, shall be effective until such successor shall have accepted his or her appointment as an Independent Manager by a written instrument. In the event of a vacancy in the position of Independent Manager, each Borrower shall, as soon as practicable, appoint a successor Independent Manager.

Section 5.18 Anti-Money Laundering/International Trade Law Compliance; Patriot Act.

(a) No Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority.

(b) The proceeds of the Loan will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority.

(c) The funds used to repay the Loan are not derived from any unlawful activity.

(d) Each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any laws of the United States, including but not limited to any Anti-Terrorism Laws.

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(e) Borrowers covenant and agree that they shall immediately notify Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.

(f) As used herein: “Anti-Terrorism Laws” means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented or replaced from time to time; “Compliance Authority” means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission; “Covered Entity” means Borrowers, their affiliates and subsidiaries, all guarantors, pledgors of collateral, all owners of the foregoing, and all brokers or other agents of Borrowers acting in any capacity in connection with the Loan; “Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law; “Sanctioned Country” means a country subject to a sanctions program maintained by any Compliance Authority; and “Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.

(g) No Borrower Party nor any partner in any Borrower Party or member of such partner nor any owner of a direct, or to Borrowers’ knowledge, indirect interest, in any Borrower Party (i) is listed on any Government Lists, (ii) is a Prohibited Person, (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude, or (iv) is currently under investigation by any Governmental Authority for alleged criminal activity.

Section 5.19 Transactions. On June 12, 2023 the Fund converted from a Delaware limited liability company to a Maryland corporation with the name “IPC Alternative Real Estate Income Trust, Inc. (the “ALT REIT”). IREIC, the parent company of the Original Guarantor, made a $200,000 initial investment in the Maryland corporation and as of the Second Amendment Effective Date, was the initial sole stockholder of ALT REIT. Also on June 12, 2023, the name of the operating partnership changed from “IPC Alternative Assets Operating Partnership, LP” to “IPC Alternative Real Estate Operating Partnership, LP”. In addition to the primary foregoing Transfers described above, the business manager/advisor to the Fund changed from “IPC Alternative Assets Business Manager, LLC,” a subsidiary of the Original Guarantor, to “IPC Alternative Real Estate Advisor, LLC,” a subsidiary of IREIC, and as of the Second Amendment Effective Date, IPC Alternative Real Estate Advisor, LLC provides management services to ALT REIT pursuant to an advisory agreement with ALT REIT.

Section 5.20 Operators’ Agreements. A true, correct and complete copy of each of the Operators’ Agreements, together with all amendments thereto, have been delivered to

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Administrative Agent; and the Operators’ Agreements and all amendments thereto are in full force and effect as of the Closing Date.

Section 5.21 Physical Condition. Except as specifically set forth in the Property Condition Report, to Borrowers’ knowledge, (a) the Projects, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects, subject to ordinary wear and tear; and (b) there exists no structural or other material defects or damages in the Projects, whether latent or otherwise. Borrowers have not received written notice from any insurance company or bonding company of any defects or inadequacies in the Projects, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

All of the representations and warranties in this Article 5 and elsewhere in the Loan Documents and the Environmental Indemnity Agreement (i) shall survive the funding or repayment of the Loan, and (ii) shall be deemed to have been relied upon by Administrative Agent and the Lenders notwithstanding any investigation heretofore or hereafter made by Administrative Agent or any Lender or on their respective behalves.

ARTICLE 6
FINANCIAL REPORTING

Section 6.1 Financial Statements. Borrowers shall furnish to Administrative Agent and shall cause each other Borrower Party to furnish to Administrative Agent such financial statements and other financial information required pursuant to this Article 6 and such other financial information as Administrative Agent may reasonably request from time to time. All such financial statements shall accurately and fairly present the results of operations and the financial condition of Borrowers at the dates and for the period indicated, shall be in scope and detail reasonably satisfactory to Administrative Agent and shall be otherwise sufficient to permit Administrative Agent and Lenders to calculate or verify Borrowers’ compliance with the financial covenants in Section 7.13 and Guarantor’s compliance with the financial covenants in the Guaranty. All financial statements shall be delivered in Excel format.

(a) Financial Information. In furtherance of the foregoing, Borrowers will furnish to Administrative Agent (or cause to be furnished to Administrative Agent) the following financial information and reports with respect to Borrowers, Guarantor, and the Projects (as applicable), in each case in form and format and providing information satisfactory to Administrative Agent in its reasonable discretion:

(i) within forty-five (45) days after the each calendar quarter (established herein as March 31st, June 30th, September 30th and December 31st), internally prepared quarterly financial statements (including income statements and balance sheets) prepared for Borrowers and the Projects which present the financial condition of Borrowers and the Projects for such period and year-to-date;

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(ii) within forty-five (45) days after the end of each calendar quarter(established herein as March 31st, June 30th September 30th and December 31st), (A) a detailed operating statement (showing quarterly activity and year-to-date) stating operating revenues, operating expenses, operating income and net cash flow for the calendar quarter just ended and year-to-date for the Projects, and (B) a current rent roll;

(iii) if requested by Administrative Agent, within thirty (30) days before the end of each fiscal year, annual projected (A) profit and loss statements and (B) operating or capital budgets (each prepared on a monthly basis) for the succeeding fiscal year;

(iv) within ninety (90) days after the end of each fiscal year, internally prepared annual financial statements prepared for Borrowers in accordance with GAAP (except for the absence of footnotes and year-end adjustments) and based on an accrual basis of accounting consistent with industry standards;

(v) only if requested by Administrative Agent in its reasonable discretion, within one hundred twenty (120) days after the end of each fiscal year, annual consolidated audited financial statements prepared for Borrowers in accordance with GAAP and prepared by a firm of independent public accountants reasonably satisfactory to Administrative Agent; provided, however, that: (i) so long as no Event of Default shall be continuing hereunder, Administrative Agent shall limit the foregoing request to not more often than once in any twelve month period or three times during the term of the Loan (prior to giving effect to any Loan extensions); (ii) Administrative Agent shall use its in-house audit team to conduct any such audit so as to reduce the costs associated therewith; and (iii) Administrative Agent shall pay for such audit costs unless the audit is conducted following the occurrence of an Event of Default or following a cash flow sweep pursuant to Section 7.13 hereof in which case Borrowers shall pay for such audit;

(vi) within sixty (60) days after the end of each calendar quarter, internally prepared quarterly financial statements (including income statements and balance sheets) prepared for Guarantor which present the financial condition of Guarantor for such period and year-to-date;

(vii) within one hundred eighty (180) days after the end of each fiscal year, annual consolidated audited financial statements prepared for Guarantor in accordance with GAAP and prepared by a firm of independent public accountants reasonably satisfactory to Administrative Agent;

(viii) during any period in which Borrowers are required to deposit Excess Cash Flow into the Project Yield Fund, within ten (10) Business Days after the end of each calendar month, internally prepared income and cash flow statements for such month, a monthly statement for each Deposit Account maintained by Borrowers (or by Property Manager on behalf of Borrowers), a calculation of Excess Cash Flow for the prior month and a Special Compliance Certificate as of the end of such month;

(ix) upon the request of Administrative Agent, copies of the monthly bank statements of Borrowers; and

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(x) such additional information, reports or statements regarding Borrowers, the Projects and Guarantor as Administrative Agent may from time to time reasonably request.

(b) Certification of Financial Statements. If requested by Administrative Agent or if attached to the Compliance Certificate, each financial statement provided hereunder shall be in scope and detail satisfactory to Administrative Agent and shall be certified by the chief financial representative of each Borrower (or Borrowers’ Agent on behalf of Borrowers) or Guarantor, as applicable. Borrowers will maintain a system of accounting established and administered in accordance with sound business practices to (i) permit preparation of financial statements on an accrual basis consistent with industry standards and substantially in accordance with GAAP, and (ii) provide the information required to be delivered to Administrative Agent hereunder.

(c) Additional Reports and Information. Borrowers shall deliver to Administrative Agent the following additional reports and information:

(i) from time to time, if any Lender determines that obtaining appraisals is necessary in order for such Lender to comply with applicable Requirements of Law (including any appraisals required to comply with FIRREA), Borrowers shall furnish to Administrative Agent appraisal reports in form and substance and from appraisers reasonably satisfactory to Administrative Agent stating the then current fair market value of the Projects; provided, however, that such report shall not be required more frequently than once during the term of the Loan unless (A) a Potential Default or Event of Default exists or (B) any Lender is required to obtain such report under applicable Requirements of Law more frequently than once during the term of the Loan or (C) a current appraisal is needed to confirm entitlement to a disbursement of the TI/LC Amount; and provided, further, that unless an Event of Default has occurred and is continuing or such appraisal is needed in connection with a disbursement of the TI/LC Amount, Administrative Agent or the Lenders shall be responsible for all costs and expenses incurred in connection with any such appraisals;

(ii) within thirty (30) days following the request of Administrative Agent, a description of the type and amount of all capital expenditures at the Projects during the prior calendar year;

(iii) within thirty (30) days following the request of Administrative Agent, evidence satisfactory to Administrative Agent that all federal and state taxes, including without limitation, payroll taxes, that are due have been paid in full by Borrowers and each other Borrower Party, to be delivered to Administrative Agent (A) with respect to federal and state taxes (other than payroll taxes), within ten (10) days after the required filing date of the applicable tax return and (B) with respect to payroll taxes, within thirty (30) days following the end of each calendar quarter;

(iv) upon the request of Administrative Agent, a copy of Borrowers’ or Guarantor’s income tax filings, if any, for the prior calendar year within thirty (30) days after the filing thereof;

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(v) within thirty (30) days after Administrative Agent’s request therefor, (A) cash flow statements for Borrowers or Operators (which may be prepared on a consolidated basis) and (B) an accounts receivable and accounts payable aging report for the Projects; and

(vi) promptly following any request therefor, information and documentation regarding the Borrower Parties reasonably requested by Administrative Agent or any Lender for purposes of compliance with applicable "know your customer" requirements under the Patriot Act or other applicable anti-money laundering laws.

(d) Tenant Financials. Borrowers will (i) use commercially reasonable efforts to obtain the financial statements of any Tenant (or Lease guarantor) that is obligated under the terms of its Lease to deliver financial statements, and (ii) promptly provide Administrative Agent copies thereof.

Section 6.2 Compliance Certificate. Within forty-five (45) days after the end of each calendar quarter (established herein as March 31st, June 30th, September 30th and December 31st) Borrowers shall deliver and shall cause Guarantor to deliver such financial reports and information as Administrative Agent shall require evidencing compliance with the applicable financial covenants, together with a fully completed Compliance Certificate executed by an officer of Borrower and Guarantor (or of their respective managing member or general partner), and, if requested by Administrative Agent, back-up documentation as Administrative Agent shall reasonably require evidencing compliance.

Section 6.3 Accounting Principles. All financial statements shall be prepared in accordance with GAAP (or such other accounting basis reasonably acceptable to Administrative Agent). Notwithstanding the foregoing, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.

Section 6.4 Access. Upon prior written notice (except in the case of an Event of Default in which case no such written notice shall be required) Borrowers shall permit Administrative Agent and any Lender to examine such records, books and papers of Borrowers which reflect upon its financial condition and the income and expenses of the Projects. In the event that Borrowers fail to forward the financial statements required in this Article 6 within thirty (30) days after written request, Administrative Agent shall have the right to audit such records, books and papers at Borrowers’ expense.

Section 6.5 Borrowers’ Agent.

(a) Each Borrower hereby irrevocably appoints and constitutes Holdco as its agent (“Borrowers’ Agent”) to request and receive advances in respect of the Loan (and to otherwise act on behalf of each such entity pursuant to this Agreement and the other Loan Documents) in the name or on behalf of each such Borrower. Administrative Agent may disburse proceeds of the Loan to the bank account of any one or more of such entities without notice to any of the other

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entities comprising Borrowers or any other Person at any time obligated on or in respect of the Obligations.

(b) Each Borrower hereby irrevocably appoints and constitutes Borrowers’ Agent as its agent to receive statements of account and all other notices from Administrative Agent with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents.

(c) No purported termination of the appointment of Borrowers’ Agent as agent for such Borrowers shall be effective without the prior written consent of Administrative Agent.

Section 6.6 Books and Records/Audits. Borrowers shall keep and maintain or cause to be kept and maintained at all times at the Projects, or such other place as Administrative Agent may approve in writing, complete and accurate books of accounts and records adequate to reflect the results of the operation of the Projects and to provide the financial statements required to be provided to Administrative Agent pursuant to Section 6.1 above and copies of all written contracts, material correspondence, and other material or documents affecting the Projects. Administrative Agent and its designated agents, upon prior written notice to Borrowers (except in the case of an Event of Default in which case no such notice shall be required) shall have the right to inspect and copy any of the foregoing. Additionally, if a Potential Default or Event of Default exists or if Administrative Agent or any Lender has a reasonable basis to believe that Borrowers’ records are materially inaccurate, Administrative Agent and each Lender may conduct a joint audit and determine, in such Person’s reasonable discretion, the accuracy of Borrowers’ records and computations, such audit to be at Borrowers’ expense.

ARTICLE 7
COVENANTS

Borrower covenants and agrees with each Lender and Administrative Agent as follows:

Section 7.1 Transfers or Encumbrance of Property.

(a) No Borrower shall not cause or permit a Transfer (in each case, a “Prohibited Transfer”) without the prior written consent of Administrative Agent and Required Lenders, other than pursuant to Leases of space in the Improvements to Tenants in accordance with the provisions of Article 4.

(b) A Prohibited Transfer shall include, but not be limited to, (i) an installment sale agreement wherein any Borrower agrees to sell any Project or any part thereof for a price to be paid in installments; (ii) an agreement by any Borrower leasing all or a substantial part of any Project for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, any Borrower’s right, title and interest in and to any Leases or any rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Transfer of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Transfer of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new partnership interests; (v) if

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a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Transfer of the membership interest of any member or any profits or proceeds relating to such membership interest; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Transfer of the legal or beneficial interest in a Restricted Party, the creation or issuance of new legal or beneficial interests in such trust, the dissolution or revocation of such trust or the distribution of a material portion of the assets of such trust; and (vii) the removal or the resignation of the Property Manager (including an Affiliated Manager) other than in accordance with Section 7.3 or (viii) a Transfer which could result in an event of default under the Ground Lease.

(c) Notwithstanding the provisions of Section 7.1(b) and provided they would not result in an event of default under the Ground Lease, any of the following Transfers shall not be deemed to be a Prohibited Transfer:

(i) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party; or

(ii) the Transfer, in one or a series of transactions after the date hereof, of not more than forty-nine percent (49%) of the stock, limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party; provided, however, any such transfer shall be subject to the following additional conditions: (A) no such transfers shall result in a change in Control in the Restricted Party or change in control of any Project, (B) no transfer shall be made to any Prohibited Person or any Person that is not in compliance with Section 5.18, and (C) Administrative Agent shall receive not less than thirty (30) days prior written notice of such proposed transfer; or

(iii) the Transfer, in one or a series of transactions after the date hereof, of any amount of limited partnership interests in IPC Alternative Assets Operating Partnership, LP (the “Operating Partnership”) to Inland Private Capital Alternative Assets Fund, LLC, or its successor (the “Fund”); provided, however, any such Transfer shall be subject to the additional conditions that (A) no such Transfer shall result in a change in Control in the Operating Partnership, (B) no Transfer shall be made to any Prohibited Person or any Person that is not in compliance with Section 5.18, and (C) Borrowers shall be in compliance with the terms of Section 7.1(d) hereof; or

(iv) any Transfer of the stock in any publicly traded company whose shares are listed on the New York Stock Exchange or such other nationally recognized stock exchange; or

(v) any issuance, hypothecation, sale or Transfer of common stock of the Fund pursuant to a public or private offering of securities or any issuance or Transfer of limited partnership interests in the Operating Partnership in exchange for the interests of one or more entities under Section 721 of the Code; or

(vi) any Transfer of common stock of the Fund in exchange for the redemption of limited partnership interests in the Operating Partnership pursuant to Section 8.04 of the

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Agreement of Limited Partnership of IPC Alternative Assets Operating Partnership, LP, dated June 21, 2021, as may be amended or restated from time to time;

(vii) subject to the prior consent of Administrative Agent not to be unreasonably withheld, any merger or consolidation of any Restricted Party (except for: (A) the Borrowers; or (B) the Guarantor, other than a merger or consolidation of Guarantor with the Fund or the Operating Partnership so long as the Guarantor is the surviving Person and shall continue to comply with the financial covenants and all other terms and conditions of the Recourse Guaranty) or the Transfer of any or all of a Restricted Party’s (except for the Borrowers or Guarantor) beneficial ownership interests to an affiliate of Guarantor; provided, however, any such transfer shall be subject to the following additional conditions: (A) no such transfers shall result in a change in Control in such Restricted Party or change in Control of any Project, (B) no Transfer shall be made to any Prohibited Person or any Person that is not in compliance with Section 5.18, (C) Administrative Agent shall receive not less than thirty (30) days prior written notice of such proposed merger, consolidation or Transfer, and (D) Borrowers shall be in compliance with the terms of Section 7.1(d) hereof.

Except as permitted with respect to Section 7.1(c)(vii) above, any Transfer that results in any Person owning in excess of forty-nine percent (49%) of the ownership interest in a Restricted Party shall be deemed a Prohibited Transfer.

(d) Upon Administrative Agent’s request, Borrowers shall deliver all appropriate papers, certificates and affidavits requested by Administrative Agent that evidence the organization, good standing, qualification to do business and tax status of the proposed transferee (the “Transferee”), which papers, certificates and affidavits shall include certified copies of all documents relating to the organization and formation of Transferee and of the entities, if any, which are partners or members of Transferee and updated organizational charts reflecting such transfer, as well as all documents and information requested by Administrative Agent to confirm that such proposed transfer will satisfy the requirements of this Agreement, and sufficient for Administrative Agent and each Lender to undertake and review background checks and to satisfy such “know-your-customer” background checks and procedures as may be required to be performed by it pursuant to Requirements of Law or the policies of Administrative Agent or any Lender and to confirm that after giving effect to such transfer that no Person holding twenty percent (20%) or more of the direct or indirect interests in any Borrower or rights to distributions from any Borrower, any Borrower’s manager or any Borrower’s member(s) shall be a Prohibited Person or otherwise a Person with whom Administrative Agent or any Lender would be prohibited, pursuant to Requirements of Law or the policies of Administrative Agent or any Lender, to engage in the transactions under the Loan Documents.

(e) All expenses incurred by Administrative Agent and Lenders in connection with a Permitted Transfer or a request for a consent to a Prohibited Transfer, whether or not the Required Lenders consent to the Prohibited Transfer, shall be payable by Borrowers. Neither Administrative Agent nor any Lender shall be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Indebtedness immediately due and payable upon a Prohibited Transfer made without Required Lenders’ consent. This provision shall

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apply to each and every Prohibited Transfer, whether or not the Required Lenders have consented to any previous Prohibited Transfer.

Section 7.2 Taxes; Utility Charges. Except to the extent sums sufficient to pay all Taxes (defined herein) have been previously deposited with Administrative Agent as part of the Tax Impound and subject to Borrowers’ right to contest in accordance with Section 11.14 hereof, Borrowers shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any real estate taxes and assessments, franchise taxes and charges, and other governmental charges (the “Taxes”) that may become a Lien upon any Project or become payable during the term of the Loan. Borrowers’ compliance with Section 3.5 of this Agreement relating to impounds for Taxes shall, with respect to payment of such Taxes, be deemed compliance with this Section 7.2. Borrowers shall not suffer or permit the joint assessment of the Projects with any other real property constituting a separate tax lot or with any other real or personal property. Borrowers shall promptly pay for all utility services provided to the Projects.

Section 7.3 Management.

(a) Borrowers acknowledge that the Lenders are making the Loan, in part, based upon the operational expertise of the Property Manager. Borrowers shall not surrender, terminate, cancel, modify in any material respect, renew, amend, or extend the Management Agreement, or enter into any other agreement relating to the management or operation of the Projects with Property Manager or any other Person, or consent to the assignment by the Property Manager of its interest under the Management Agreement, in each case without the express written consent of Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed and shall be based upon Administrative Agent’s evaluation of the proposed substitute manager’s and operator’s financial condition, credit history and credit worthiness, experience in operating and managing properties similar to the Projects, performance and compliance history in connection with healthcare facilities, reputation for honesty and integrity and prior experience with Administrative Agent and the Lenders. If at any time Administrative Agent consents to the appointment of a new manager, the Management Agreement to which such manager is party shall be in form and substance reasonably acceptable to Administrative Agent, and such new manager and Borrowers shall, as a condition of Administrative Agent’s consent, execute an Acknowledgment and Agreement of Property Manager in form and substance similar to the Acknowledgment and Agreement of Property Manager executed by the Property Manager as of the Closing Date. Any change in ownership or control of the Property Manager shall be cause for Administrative Agent to re-approve such Property Manager and Management Agreement. Each Property Manager shall hold and maintain all necessary licenses, certifications and permits under Requirements of Law to operate and manage the Projects for which it is providing management services.

(b) Borrowers shall cause Property Manager to manage the Projects in accordance with the Management Agreement. Borrowers shall (i) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Borrowers to be performed and observed, and (ii) promptly notify Administrative Agent of any notice received by Borrowers of any default by Borrowers in the performance or observance of any of the material terms, covenants or conditions of the Management Agreement on the part of Borrowers to be

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performed and observed. The management fee payable under the Management Agreement shall not exceed four percent (4%) of rental collections.

(c) Administrative Agent shall have the right to require Borrowers to replace the Property Manager with a Person which is not an Affiliate of, but is chosen by, Borrowers and approved by Administrative Agent, such approval not to be unreasonably withheld or delayed, upon the occurrence of any one or more of the following events: (i) at any time following the occurrence and continuance of an Event of Default, (ii) if the Property Manager shall be in default under the Management Agreement beyond any applicable notice or cure period, or (iii) if the Property Manager has engaged in gross negligence, fraud or willful misconduct or is insolvent or a debtor in a bankruptcy proceeding and Borrowers have not otherwise taken steps to remove or replace Property Manager under the terms of the Management Agreement.

Section 7.4 Operation; Maintenance; Inspection. Borrowers shall observe and comply with all Requirements of Law applicable to the ownership, use and operation of the Projects. Borrowers shall maintain the Projects in good condition and promptly repair any damage or casualty, normal wear and tear excepted. Borrowers shall permit Administrative Agent, Lenders and their agents, representatives and employees, upon reasonable prior notice to Borrowers, to inspect the Projects and conduct such environmental and engineering studies in accordance with the requirements of this Agreement as Administrative Agent may require, provided such inspections and studies do not materially interfere with the use and operation of the Projects.

Section 7.5 Taxes on Security. Borrowers shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Administrative Agent or any Lender. If there shall be enacted any law (a) deducting the Loan from the value of the Projects for the purpose of taxation, or (b) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrowers shall promptly pay to Administrative Agent, on demand, all taxes, costs and charges for which Administrative Agent or any Lender is or may be liable as a result thereof; however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Administrative Agent may declare all amounts owing under the Loan Documents to be due and payable within ninety (90) days following receipt of such notice by Borrowers.

Section 7.6 Legal Existence, Name, Etc. Borrowers shall preserve and keep in full force and effect their existence as, and at all times operate as, a Single Purpose Entity, and shall preserve and keep in full force and effect their entity status, franchises, rights and privileges under the laws of the state of their formation, and all qualifications, licenses and permits applicable to Borrowers’ ownership, use and operation of the Projects. Neither Borrowers nor any general partner, manager or managing member of any Borrower shall wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into any Person, or permit any subsidiary or Affiliate of Borrowers to do so. Without limiting the foregoing, Borrowers shall not reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which they are incorporated or organized as of the Closing Date. Borrowers and each general partner, manager or managing member in Borrowers shall conduct business only in its own name and shall not change its name, identity, state of formation, or organizational structure, or the location of its chief

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executive office or principal place of business unless Borrowers (a) shall have obtained the prior written consent of Administrative Agent to such change, which shall not be unreasonably withheld or delayed, and (b) shall have taken all actions necessary or requested by Administrative Agent to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents.

Section 7.7 Further Assurances. Borrowers shall promptly (a) cure any defects in the execution and delivery of the Loan Documents and the Environmental Indemnity Agreement, (b) provide, and cause each other Borrower Party to provide, Administrative Agent such additional information and documentation on Borrowers’ and each other Borrower Party’s legal or beneficial ownership, policies, procedures, and sources of funds as Administrative Agent deems necessary or prudent to enable Administrative Agent and each Lender to comply with anti-money laundering laws as now in existence or hereafter amended, and (c) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Administrative Agent may reasonably request to further evidence and more fully describe the Collateral for the Loan, to correct any omissions in the Loan Documents or the Environmental Indemnity Agreement to perfect, protect or preserve any liens created under any of the Loan Documents and the Environmental Indemnity Agreement, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith. From time to time upon the written request of Administrative Agent, Borrowers shall deliver to Administrative Agent a schedule of the name, legal domicile address and jurisdiction of organization, if applicable, for each Borrower Party.

Section 7.8 Estoppel Certificates Regarding Loan. Borrowers, within ten (10) days after request, shall furnish to Administrative Agent a written statement, duly acknowledged, setting forth the amount due on the Loan, the terms of payment of the Loan, the date to which interest has been paid, whether any offsets or defenses exist against the Loan and, if any are alleged to exist, the nature thereof in detail, and such other matters as Administrative Agent reasonably may request.

Section 7.9 Notice of Certain Events. Borrowers shall promptly notify Administrative Agent of (a) any notice of default received by Borrowers under other obligations relating to the Projects or otherwise material to Borrowers’ business, including any notices of violations of any laws, regulations, codes or ordinances which could reasonably be expected to have a Material Adverse Effect; (b) any threatened or pending legal, judicial or regulatory proceedings, including any dispute between Borrowers and any Governmental Authority that Borrower becomes aware of; (c) a copy of each notice of default or termination given or made to any Operator by Borrowers or received by Borrowers from any Operator; (d) a copy of each notice of default or termination under any license or permit necessary for the operation of the Projects in the manner required by this Agreement; (e) any notice of a Healthcare Investigation; (f) any threatened or pending legal, judicial or regulatory proceedings pertaining to a Healthcare Investigation that Borrower becomes aware of; and (g) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts C or D of such certification; and in the case of clauses (a), (c), (d), (e) or (f), promptly provide Administrative Agent with copies of such notices referred to therein.

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Section 7.10 Payment For Labor and Materials. Subject to Borrowers’ right to contest in accordance with Section 11.14 hereof, Borrowers will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Projects and never permit to exist beyond the due date thereof in respect of the Projects or any part thereof any Lien, even though inferior to the Liens hereof, and in any event never permit to be created or exist in respect of the Projects or any part thereof any other or additional Lien other than the Liens hereof, except for the Permitted Exceptions.

Section 7.11 Use of Proceeds and Revenues. No portion of the proceeds of the Loan shall be used by Borrowers in any manner that might cause the borrowing or the application of such proceeds to violate Regulation D, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Act of 1933 or the Securities Exchange Act of 1934. Revenues and other proceeds from the Projects received by Borrowers shall be applied to the Obligations due under the Loan Documents and Environmental Indemnity Agreement, actual operating expenses relating to the Projects of the type included in the definition of “Adjusted Expenses”, or other budgeted capital improvements, repairs or replacements for the Projects before distribution by Borrowers to members, partners or shareholders, as applicable, or any other Borrower Party. No distribution may be made by Borrowers to their members, partners or shareholders, as applicable, or to any other Borrower Party during any period in which (a) an Event of Default is in existence or (b) Borrowers are required to deposit Excess Cash Flow into the Project Yield Fund.

Section 7.12 Compliance with Laws and Contractual Obligations.

(a) Borrowers will comply with and will cause Operators to comply with the Requirements of Law as are now in effect and which may be imposed upon Borrowers or Operators or the maintenance, use or operation of the Projects or the provision of services to the occupants of the Projects and the obligations, covenants and conditions contained in all other material contractual obligations of Borrowers, and as they relate to the Projects and Operators. Without limitation of the foregoing, Borrowers shall cooperate with Administrative Agent in connection with compliance with laws governing the National Flood Insurance Program, including by providing any information reasonably required by Administrative Agent in order to confirm compliance with such laws.

(b) Borrowers will obtain and maintain and will cause Operators to obtain and maintain, all licenses, qualifications and permits now held or hereafter required to be held by Borrowers or Operators for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have a Material Adverse Effect.

Section 7.13 Operating and Financial Covenants. The Projects shall satisfy each of the following covenants as of each Determination Date:

(a) Project Yield. The Project Yield as of each Determination Date shall be equal to or greater than: (i) during the first three Loan Years, eight and 25/100 percent (8.25%); and (ii) during the final two Loan Years (assuming that Borrowers exercised both extension options in accordance with Section 2.3 hereof), eight and 75/100 percent (8.75%); provided, if on any

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Determination Date during the first Loan Year, operating statements for the prior twelve (12) month period are not available, the operating statements covering any lesser period of time will be annualized to determine compliance with this Section 7.13(a).

(b) Special Provisions Relating to Project Yield.

(i) If a Resize Event exists on any Determination Date, Administrative Agent shall deliver notice thereof to Borrowers and of any applicable Resize Amount and, within ten (10) Business Days after Borrowers’ receipt of such notice, Borrowers shall either (i) make a partial prepayment of the Loan in an amount equal to such Resize Amount, (ii) deposit with Administrative Agent an amount equal to such Resize Amount, which deposit shall be held without interest in Administrative Agent's name, shall not be deemed to be held in trust for the benefit of Borrowers and may be commingled with the general funds of Administrative Agent (the "Project Yield Fund"), or (iii) deliver to Administrative Agent a Special Letter of Credit with a face amount equal to such Resize Amount. No Prepayment Premium shall be due or payable in connection with any prepayment of the Loan pursuant to this Section 7.13(b)(i).

(ii) If, as of any Determination Date, the Project Yield as of such Determination Date is less than: (A) during the first three Loan Years, eight and 25/100 percent (8.25%) (assuming Borrowers exercised their extension option in accordance with Section 2.3 hereof; and (B) during the remaining two Loan Years (assuming that Borrowers exercised their extension options in accordance with Section 2.3 hereof), eight and 75/100 percent (8.75%), Borrowers shall, within ten (10) Business Days after the end of each calendar month thereafter until such time as an Excess Cash Flow Termination Date shall have occurred, (i) deliver to Administrative Agent (A) internally prepared income and cash flow statements for such month, (B) a monthly statement for each Deposit Account maintained by Borrowers (or by Property Manager on behalf of Borrowers), (C) a calculation of Excess Cash Flow for such month, and (D) a Special Compliance Certificate as of the end of such month (collectively, the "Cash Flow Requirements"), and (ii) deposit the Excess Cash Flow for such month into the Project Yield Fund. Notwithstanding the foregoing, Borrowers may pay down the outstanding principal balance of the Loan (without the payment of any Prepayment Premium), post cash, or deliver a Special Letter of Credit acceptable to Administrative Agent in an amount necessary to cure the foregoing Project Yield breach and required cash flow sweep.

(iii) If Borrowers are required to deposit Excess Cash Flow into the Project Yield Fund for four consecutive calendar quarters, then at any time following the commencement of such fourth consecutive calendar quarter, Administrative Agent may (i) cause any or all of the funds on deposit in the Project Yield Fund to be withdrawn, and (ii) draw all or any portion of any Special Letter of Credit then outstanding. Any amounts received by Administrative Agent as a result of the foregoing shall be applied (A) if no Event of Default is then in existence, to the then-outstanding principal balance of the Loan (without application of the Prepayment Premium) or (B) if an Event of Default is then in existence, to the Obligations in any order and any manner determined by Administrative Agent in its sole discretion.

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(iv) So long as no Event of Default or Potential Default exists:

(A) if following the occurrence of a Resize Event, the Project Yield is then greater than or equal to the Project Yield requirement that triggered the Resize Amount, for two consecutive Determination Dates, as evidenced by Borrowers’ submission to Administrative Agent of financial statements and Compliance Certificates in accordance with Article 6 of this Agreement, upon Borrowers’ written request, Administrative Agent shall (1) take such steps as Borrowers may reasonably request (and at Borrowers’ expense) to effectuate termination of any then outstanding Special Letters of Credit and (2) release to Borrowers an amount equal to the lesser of (A) the then current balance of the Project Yield Fund and (B) the Resize Amount deposited into the Project Yield Fund pursuant to Section 7.13(b) above; and

(B) following the occurrence of the Excess Cash Flow Termination Date, upon Borrowers’ written request, Administrative Agent shall release to Borrowers the amounts then on deposit in the Project Yield Fund and take such steps as Borrowers may reasonably request (and at Borrowers’ expense) to effectuate termination of any then outstanding Special Letters of Credit.

(v) Borrowers grant to Administrative Agent, as security for the Obligations, a security interest in the Project Yield Fund. If an Event of Default shall occur and be continuing, Administrative Agent may (i) cause any or all of the funds on deposit in the Project Yield Fund to be withdrawn, and (ii) draw all or any portion of any Special Letter of Credit then outstanding. Any amounts received by Administrative Agent as a result of the foregoing may be applied on account of the Obligations in any order and any manner determined by Administrative Agent in its sole discretion.

(vi) If Borrowers deliver a Special Letter of Credit, Borrowers shall deliver to Administrative Agent not later than thirty (30) days prior to the expiration date of such Special Letter of Credit and any renewal or replacement Special Letter of Credit, a renewal or replacement Special Letter of Credit identical in terms and amount. Failure to deliver any renewal or replacement Special Letter of Credit in accordance with the foregoing requirements shall constitute an immediate Event of Default without any further notice or opportunity to cure and Administrative Agent may, in its discretion, draw upon any Special Letter of Credit then in its possession and apply proceeds in accordance with the terms hereof. Administrative Agent reserves the right to periodically review the financial condition of the issuing financial institution for each Special Letter of Credit and any renewal or replacement Special Letter of Credit and if Administrative Agent determines that the issuing financial institution is no longer acceptable to Administrative Agent, Administrative Agent may require a replacement Special Letter of Credit in form and substance and from a United States bank acceptable to Administrative Agent, in its reasonable discretion.

(vii) Other than for purposes of calculating the Resize Amount, when calculating the Project Yield the outstanding principal balance of the Loan will not be deemed reduced by any amounts in the Project Yield Fund or by the balance of any Special Letter of Credit.

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(viii) If Borrowers fail to perform their obligations under Section 7.13(b)(i) or (ii), Administrative Agent may exercise its rights under the Deposit Account Control Agreement to cause all revenues generated by Borrowers and the Projects to be deposited into the Project Yield Fund. In such event, Borrowers hereby authorize Administrative Agent to disburse monies in the Project Yield Fund for the payment of all debt service, impounds, escrows, reserves and other amounts required to be paid to Administrative Agent or Lenders under the Loan Documents (the “Lender Party Payments”). If Borrowers desire to use monies in the Project Yield Fund to pay other operating expenses of the Projects then Borrowers must comply with the Cash Flow Requirements and once a month, Borrowers will submit to Administrative Agent an accounting of monthly expenses paid or due for the current month. Provided the Lender Party Payments have been made and no Potential Event of Default or Event of Default exists, Administrative Agent will disburse monies in the Project Yield Fund to pay such expenses, which monies will be used by Borrowers solely for that purpose.

Section 7.14 Healthcare Laws and Covenants. Without limiting the generality of any other provision of this Agreement, Borrowers and each Operator and their employees and contractors (other than contracted agencies) in the exercise of their duties on behalf of Borrowers or any Operator (with respect to its operation of the Projects) shall be in compliance in all material respects with all applicable Healthcare Laws. Borrowers and each Operator have maintained and shall continue to maintain in all material respects all records required to be maintained by any Governmental Authority or otherwise under the Healthcare Laws.

Section 7.15 Transactions With Affiliates. Without the prior written consent of Administrative Agent, Borrowers shall not engage in any transaction affecting any Project with an Affiliate of Borrowers, except as expressly contemplated by this Agreement or otherwise on arm’s-length market terms.

Section 7.16 Alterations. Without the prior written consent of Administrative Agent, Borrowers shall not make any alteration to any Project (except tenant improvements under any Lease approved by Administrative Agent or deemed approved by Administrative Agent under the terms of this Agreement) (a) that affects the structural components of the Projects, utilities, HVAC or the exterior of the Projects, (b) that are reasonably likely to cause a Material Adverse Change or (c) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Restoration Threshold, which approval may be granted or withheld in Administrative Agent’s reasonable discretion.

Section 7.17 Business and Operations; No Subordinate Debt. Borrowers will continue to engage only in the businesses currently conducted by it on the date hereof, as and to the extent the same are necessary for the ownership and leasing of the Projects. Borrowers shall at all times cause the Projects to be maintained in accordance with the Projects’ use as medical office buildings. No Borrower shall obtain subordinate financing with respect to any of the Projects or otherwise.

Section 7.18 Permitted Activities of Holdco. Holdco shall not engage in any business activity or own any material assets other than (a) holding, directly or indirectly, the issued and outstanding stock, partnership interests, or membership interests of Borrowers; (b) performing its

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obligations under the Loan Documents, and other Debt, Liens (including the granting of Liens) and guarantees permitted hereunder; (c) issuing its own stock, partnership interests, or membership interests (so long as such interests are not pledged as security for any obligation other than the Obligations hereunder; (d) filing Tax reports and paying Taxes and other customary obligations related thereto in the ordinary course; (e) preparing reports to Governmental Authorities and to its members, shareholders or other owners; (f) holding manager and member meetings, preparing organizational records and other organizational activities required to maintain its separate organizational structure or to comply with applicable Requirements of Law; (g) providing indemnification for its current or former officers, directors, members of management, managers, employees and advisors or consultants; (h) participating in tax, accounting and other administrative matters; (i) performing its obligations in respect of transactions that are, in respect of such Person, otherwise specifically permitted or expressly contemplated by this Agreement; (k) complying with applicable law (including with respect to the maintenance of its existence); and (l) performing activities which are customary and incidental to any of the foregoing.

Section 7.19 Forfeiture. Borrowers hereby covenant and agree not to commit, permit or suffer to exist any act or omission affording any Person Forfeiture Rights with respect to the Projects.

Section 7.20 Patriot Act Compliance. Borrowers shall comply with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over the Borrower Parties and the Projects, including those relating to money laundering and terrorism. Administrative Agent shall have the right to audit any Borrower Party’s compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over any Borrower Party and the Projects, including those relating to money laundering and terrorism. In the event that Borrowers fail to comply with the Patriot Act or any such requirements of Governmental Authorities, then Administrative Agent may, at its option, cause Borrowers to comply therewith and any and all reasonable costs and expenses incurred by Administrative Agent in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable.

Section 7.21 Post-Closing Obligations. Borrowers shall satisfy the Post-Closing Obligations within the time periods set forth on Schedule 11.36.

Section 7.22 Ground Lease. Reference is made to the Mortgage for provisions addressing Borrowers’ obligations with respect to the Ground Lease.

Section 7.23 Deposit Accounts.

(a) Borrowers shall deposit, and cause to be deposited, all collections, proceeds, funds, or revenues from the Projects, including, without limitation, all receivables and all amounts due under the Leases into the Borrowers’ Accounts. Borrowers and each other Borrower Party hereby authorize Administrative Agent to automatically debit the Borrowers’ Account for the payment of any amounts due hereunder, or under any other Loan Documents or under any Hedge Agreement. All rents, additional rent and all other amounts received by Borrowers with respect to the Projects (i) shall be deemed to be collateral for the Loan and shall be held in trust for the benefit, and as the property, of Administrative Agent for the benefit of the Lenders, (ii) shall not be commingled with

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any other funds or property of Borrowers, and (iii) shall be deposited by Borrowers into the Borrowers’ Account within five (5) Business Days after receipt of the same. Other than during the existence of an Event of Default, Borrowers may give instructions regarding the disposition of funds in the Borrowers’ Account for any purpose not prohibited by the terms and conditions of this Agreement or the other Loan Documents; provided, however, that during the existence of an Event of Default, Administrative Agent shall have the exclusive right to give instructions regarding the disposition of funds in the Borrowers’ Account.

(b) Notwithstanding anything in any other agreement to the contrary, Borrowers agree that Borrowers shall be liable for any commercially reasonable fees and charges in effect from time to time and charged in connection with the Borrowers’ Account, and that Administrative Agent shall not have any liability therefor. Borrowers further acknowledge and agree that, to the extent such fees and charges are not paid by Borrowers directly but are satisfied using amounts in the Borrowers’ Account such fees and charges shall be immediately (upon notice) due and payable from Borrowers to Administrative Agent.

(c) During the existence of an Event of Default, Borrowers agree that all amounts in the Borrowers’ Account or otherwise received by Administrative Agent, may be applied on account of the Obligations in accordance with the terms of this Agreement.

ARTICLE 8
EVENTS OF DEFAULT

Each of the following shall constitute an Event of Default hereunder and under the Loan:

Section 8.1 Payments. Failure of Borrowers to (i) pay any regularly scheduled installment of principal, interest or other amount due under the Loan Documents within five (5) days of (and including) the date when due, or failure of Borrowers to pay the Loan at the Maturity Date, whether by acceleration or otherwise or (ii) make any payment required under Section 7.13 of this Agreement on the date such payment is required to be made under Section 7.13.

Section 8.2 Insurance. Borrowers’ failure to maintain insurance as required under Section 3.1 of this Agreement.

Section 8.3 Prohibited Transfer A Prohibited Transfer occurs in violation of this Agreement.

Section 8.4 Covenants. Borrowers’ failure to perform, observe or comply with any of the agreements, covenants or provisions contained in this Agreement or in any of the other Loan Documents or Environmental Indemnity Agreement (other than those agreements, covenants and provisions referred to elsewhere in this Article 8), and the continuance of such failure for thirty (30) days after notice by Administrative Agent to Borrowers; however, subject to any shorter period for curing any failure by Borrowers as specified in any of the other Loan Documents or Environmental Indemnity Agreement, Borrowers shall have an additional sixty (60) days to cure such failure if (a) such failure does not involve the failure to make payments on a monetary obligation; (b) such failure is susceptible of cure but cannot reasonably be cured within thirty (30) days; and (c) Borrowers are diligently undertaking to cure such default. The notice and cure provisions of this Section 8.4 do not apply to the other Events of Default described in this Article

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8 or to Borrowers’ failure to perform, observe or comply with any of the agreements, covenants or provisions referenced elsewhere in this Article 8 (for which no notice and cure period shall apply).

Section 8.5 Representations and Warranties. Any representation or warranty made in any Loan Document, the Environmental Indemnity Agreement or any Compliance Certificate proves to be untrue in any material respect when made or deemed made.

Section 8.6 Other Encumbrances. Any default by Borrowers under any document or instrument, other than the Loan Documents, evidencing or creating a Lien on the Projects or any part thereof, is not cured within any applicable grace or cure period therein.

Section 8.7 Involuntary Bankruptcy or Other Proceeding. Commencement of an involuntary case or other proceeding against Borrowers or any other Borrower Party (each, a “Bankruptcy Party”) which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of sixty (60) days; or an order for relief against a Bankruptcy Party shall be entered in any such case under the Federal Bankruptcy Code.

Section 8.8 Voluntary Petitions, etc. Commencement by a Bankruptcy Party of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by a Bankruptcy Party to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability, to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing.

Section 8.9 Default Under Operators’ Agreements. The occurrence of a default by Borrowers under any of the Operators’ Agreements, which remains uncured beyond any applicable grace or cure periods.

Section 8.10 Certain Covenants. Borrowers’ failure to (a) maintain their status as a Single Purpose Entity; (b) comply with the provisions of Section 7.13; (c) comply with any other provision of this Agreement or the other Loan Documents, if such failure is not susceptible of cure; (d) comply with Section 7.23; or (e) provide Administrative Agent with ten (10) days subsequent written notice of changes of the state of Borrowers’ formation or Borrowers’ name.

Section 8.11 Financial Information. Borrowers’ failure to deliver financial statements, each Compliance Certificate and the other reports when and as required by Article 6 and the continuance of such failure for ten (10) days after the required delivery date.

Section 8.12 Default Under Guaranty. The occurrence of a default under the Recourse Guaranty Agreement and such default is not cured within any grace or cure periods provided therein.

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Section 8.13 Criminal Act. Any Borrower is indicted of a crime involving fraud, embezzlement or other crime involving moral turpitude and the individual convicted in connection therewith is not terminated within five (5) days of such conviction/indictment as an officer, employee or director of such Borrower.

Section 8.14 Environmental Indemnity Agreement. There shall have occurred any default under the Environmental Indemnity Agreement which remains uncured beyond any applicable grace or cure periods available under the Environmental Indemnity Agreement.

Section 8.15 Post-Closing Obligations. The failure to satisfy the Post-Closing Obligations within the time periods set forth on Schedule 11.36.

Section 8.16 Death or Legal Incapacity of Guarantor. If any Guarantor is an individual, the death or legal incapacity of such Guarantor; provided, however, such occurrence shall not be an Event of Default if, within sixty (60) days following such death or legal incapacitation, Borrowers provide a Substitute Guarantor and pays all reasonable third-party expenses incurred by Administrative Agent in connection with such Substitute Guaranty and the review and approval of any proposed Substitute Guarantor (including reasonable attorneys’ fees).

Section 8.17 Secured Hedge Agreement. The occurrence of a default under a Secured Hedge Agreement which remains uncured beyond any applicable grace or cure periods provided therein.

Section 8.18 Deposit Account Control Agreement. The occurrence of a default by Borrowers under the Deposit Account Control Agreement which remains uncured beyond any applicable grace or cure periods provided therein.

Section 8.19 Healthcare Investigations. The occurrence of a Healthcare Investigation affecting any Project, any Borrower, any Guarantor or any Operator that is reasonably likely to have a Material Adverse Effect.

Section 8.20 Ground Lease. The (i) occurrence of a default by any Borrower under the Ground Lease which remains uncured beyond any applicable grace or cure periods provided therein, or (ii) the modification, termination or surrender of the Ground Lease.

Section 8.21 Major Lease Sublease/Assignment. The consent to or acceptance by any Borrower of an assignment, sublease or surrender of a Major Lease without Administrative Agent’s prior written consent.

Section 8.22 Ground Lease. Reference is made to the applicable Mortgage for provisions addressing the applicable Borrower’s obligations with respect to the Ground Lease.

Section 8.23 Major Lease. Without the prior written consent of Administrative Agent and the Required Lenders, the (a) termination or acceptance of a surrender of the Major Lease, (b) the modification of any Consent Required Provision of the Major Lease, or (c) if landlord’s consent is required pursuant to the terms of the Major Lease, any Borrower consents to any assignment or sublease of the Major Lease.

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ARTICLE 9
REMEDIES

Section 9.1 Remedies - Insolvency Events. Upon the occurrence of any Event of Default described in Sections 8.7 or 8.8, all amounts due under the Loan Documents shall immediately and automatically become due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by Borrowers; however, if the Bankruptcy Party under Sections 8.7 or 8.8 is other than Borrowers, then all amounts due under the Loan Documents shall become immediately due and payable at Administrative Agent’s election, in Administrative Agent’s sole discretion.

Section 9.2 Remedies - Other Events. Except as set forth in Section 9.1 above, while any Event of Default exists, Administrative Agent may and at the direction of the Required Lenders shall (a) by written notice to Borrowers, declare the entire Loan to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrowers, and (b) exercise all rights and remedies therefor under the Loan Documents (including any Deposit Account Control Agreement) and at law or in equity. Notwithstanding anything to the contrary contained in the Loan Documents or the Environmental Indemnity Agreement, the enforcement of the obligations of Borrowers and the other Borrower Parties under the Loan Documents and the Environmental Indemnity Agreement and the exercise of rights and remedies thereunder shall be undertaken solely by Administrative Agent in its capacity as agent for the Lenders.

Section 9.3 Administrative Agent’s Right to Perform the Obligations. If Borrowers shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents or the Environmental Indemnity Agreement, then while any Event of Default exists, and without notice to or demand upon Borrowers and without waiving or releasing any other right, remedy or recourse Administrative Agent may have because of such Event of Default, Administrative Agent may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrowers, and shall have the right to enter upon any Project for such purpose and to take all such action thereon and with respect to the Projects as it may deem necessary or appropriate. If Administrative Agent shall elect to pay any sum due with reference to the Projects, Administrative Agent may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Administrative Agent shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. All sums expended by Administrative Agent to which it shall be entitled to be indemnified, together with interest thereon at the Default Rate from the date of such payment or expenditure until paid, shall constitute additions to the Loan, shall be secured by the Loan Documents and shall be paid by Borrowers to Administrative Agent upon demand.

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Section 9.4 Deposit Account Control Agreement. During any period in which an Event of Default is in existence, Administrative Agent may exercise its rights under each Deposit Account Control Agreement to take exclusive control of the applicable account and apply the funds on deposit therein for payment of debt service, impounds, escrows, reserves and other amounts required to be paid to Administrative Agent or Lenders under the Loan Documents as the same become due and payable and, upon acceleration of the Loan, to the Indebtedness and the other Obligations.

ARTICLE 10
ADMINISTRATIVE AGENT

Section 10.1 Appointment and Duties.

(a) Each Lender hereby appoints CONA (together with any successor Administrative Agent pursuant to Section 10.8) as Administrative Agent hereunder and authorizes Administrative Agent to (i) execute and deliver the Loan Documents and the Environmental Indemnity Agreement and accept delivery thereof on its behalf from Borrowers or any other Borrower Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Administrative Agent under such Loan Documents and the Environmental Indemnity Agreement, and (iii) exercise such powers as are reasonably incidental thereto.

(b) Without limiting the generality of clause (a) above, Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents and the Environmental Indemnity Agreement (including in any proceeding described in Section 8.7 or Section 8.8 or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document and the Environmental Indemnity Agreement to any Secured Party is hereby authorized to make such payment to Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 8.7 or Section 8.8 or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document or the Environmental Indemnity Agreement, exercise all remedies given to Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents or the Environmental Indemnity Agreement, applicable law or otherwise, (vii) execute any amendment, consent or waiver under the Loan Documents and the Environmental Indemnity Agreement on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Administrative Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any Deposit Account maintained by Borrowers or any other Borrower Party with, and cash and cash equivalents held by, such

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Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Administrative Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed and (viii) provide each Lender within ten (10) Business Days following receipt, copies of the reports and financial information received from Borrowers under Article 6 and notices of default delivered by or received by Administrative Agent under this Agreement.

(c) Under the Loan Documents and the Environmental Indemnity Agreement, Administrative Agent (i) is acting solely on behalf of the Lenders (except to the limited extent provided in Section 2.12(b) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Administrative Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Loan Document and the Environmental Indemnity Agreement to refer to Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document or the Environmental Indemnity Agreement other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document or the Environmental Indemnity Agreement, and each Lender hereby waives and agrees not to assert any claim against Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

(d) The relationship between Administrative Agent and each Lender is a contractual relationship only, and nothing herein shall be deemed to impose on Administrative Agent any obligations other than those for which express provision is made herein or in the other Loan Documents. Administrative Agent may employ agents and attorneys, and may delegate all or any part of its obligations hereunder, to third parties and shall not be responsible for the negligence or misconduct of any such agents, attorneys in fact or third parties selected by it in good faith. Administrative Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with Administrative Agent, any such assignment or transfer to be subject to the provisions of Section 11.3. The provisions of this Article 10 are solely for the benefit of Administrative Agent and the Lenders, and Borrowers shall not have any rights as a third-party beneficiary of any of the provisions hereof and Administrative Agent and the Lenders may modify, amend or waive such provisions of this Article 10 in their sole and absolute discretion.

Section 10.2 Binding Effect. Each Lender agrees that (i) any action taken by Administrative Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents or the Environmental Indemnity Agreement, (ii) any action taken by Administrative Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by Administrative Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

Section 10.3 Use of Discretion.

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(a) Administrative Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or the Environmental Indemnity Agreement, or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(b) Notwithstanding clause (a) of this Section 10.3, Administrative Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to Administrative Agent, any other Secured Party) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against Administrative Agent or any Related Person thereof or (ii) that is, in the opinion of Administrative Agent or its counsel, contrary to any Loan Document or the Environmental Indemnity Agreement or applicable Requirements of Law.

Section 10.4 Intentionally Omitted.

Section 10.5 Liability. None of Administrative Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document or the Environmental Indemnity Agreement, and each Lender and Borrowers (on their own behalf and on behalf of the other Borrower Parties) hereby waives and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of Administrative Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, Administrative Agent:

(a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents and the Environmental Indemnity Agreement, and shall not by reason of this Agreement, or any other Loan Document or the Environmental Indemnity Agreement, be a trustee for any Lender;

(b) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Administrative Agent, when acting on behalf of Administrative Agent);

(c) shall not be responsible for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document or the Environmental Indemnity Agreement;

(d) makes no warranty or representation, and shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Person or any Borrower Party in connection with any Loan Document, the Environmental Indemnity Agreement or any transaction contemplated therein or any other document or information with respect to any Borrower Party, whether or not transmitted or (except

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for documents expressly required under any Loan Document or the Environmental Indemnity Agreement to be transmitted to the Lenders) omitted to be transmitted by Administrative Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Administrative Agent in connection with the Loan Documents or the Environmental Indemnity Agreement; and

(e) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document or the Environmental Indemnity Agreement, whether any condition set forth in any Loan Document or the Environmental Indemnity Agreement is satisfied or waived, as to the financial condition of any Borrower Party or as to the existence or continuation or possible occurrence or continuation of any Potential Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrowers, any Lender describing such Potential Default or Event of Default clearly labeled “notice of default” (in which case Administrative Agent shall promptly give notice of such receipt to all Lenders).

For each of the items set forth in clauses (a) through (e) above, each Lender and Borrowers (on behalf of themselves and each of the other Borrower Parties) hereby waives and agrees not to assert any right, claim or cause of action it might have against Administrative Agent based thereon.

Section 10.6 Administrative Agent Individually. Administrative Agent and its Affiliates may make loans and other extensions of credit to, acquire stock and stock equivalents of, engage in any kind of business with Borrowers or any other Borrower Party or Affiliate thereof as though it were not acting as Administrative Agent and may receive separate fees and other payments therefor. To the extent Administrative Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender,” and “Required Lender,” and any similar terms shall, except where otherwise expressly provided in any Loan Document or the Environmental Indemnity Agreement, include, without limitation, Administrative Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Required Lenders, respectively.

Section 10.7 Lender Credit Decision. Each Lender acknowledges that it shall, independently and without reliance upon Administrative Agent, any other Lender or any of their Related Persons or upon any document solely or in part because such document was transmitted by Administrative Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of Borrowers and each other Borrower Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or the Environmental Indemnity Agreement or with respect to any transaction contemplated in any Loan Document or the Environmental Indemnity Agreement, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document or the Environmental Indemnity Agreement to be transmitted by Administrative Agent to the Lenders, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers or any other Borrower Party or any Affiliate of Borrowers or any

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other Borrower Party that may come into the possession of Administrative Agent or any of its Related Persons.

Section 10.8 Resignation of Administrative Agent.

(a) Administrative Agent may resign at any time by delivering notice of such resignation to the Lenders and Borrowers, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective. If Administrative Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Administrative Agent. If, within 30 days after the retiring Administrative Agent having given notice of resignation, no successor Administrative Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent from among the Lenders.

(b) Effective immediately upon its resignation, (i) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents and the Environmental Indemnity Agreement, (ii) the Lenders shall assume and perform all of the duties of Administrative Agent until a successor Administrative Agent shall have accepted a valid appointment hereunder, (iii) the retiring Administrative Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document or the Environmental Indemnity Agreement other than with respect to any actions taken or omitted to be taken while such retiring Administrative Agent was, or because such Administrative Agent had been, validly acting as Administrative Agent under the Loan Documents and (iv) subject to its rights under Section 9.3, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents and the Environmental Indemnity Agreement. Effective immediately upon its acceptance of a valid appointment as Administrative Agent, a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent under the Loan Documents and the Environmental Indemnity Agreement.

(c) Administrative Agent may be removed as Administrative Agent upon the request of all Lenders (other than Affiliates of Administrative Agent) upon the determination by a court of competent jurisdiction that Administrative Agent has committed actions constituting gross negligence or willful misconduct under this Agreement. The provisions of subsection (b) above shall apply upon such removal.

Section 10.9 Additional Secured Parties. The benefit of the provisions of the Loan Documents and the Environmental Indemnity Agreement directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender as long as, by accepting such benefits, such Secured Party agrees, as among Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to Administrative Agent) this Article 10, Section 11.7 (Right of Setoff; Sharing of Payments), Section 2.14(b) (Sharing of Payments, Etc.) and Section 11.35 (Non-Public Information; Disclosure) and the decisions and actions of Administrative Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a)

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such Secured Party shall be bound by Section 10.12 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of Pro Rata Share or similar concept, (b) except as set forth specifically herein, each of Administrative Agent and each Lender shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as set forth specifically herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document or the Environmental Indemnity Agreement.

Section 10.10 Reliance by Administrative Agent. Administrative Agent shall be entitled to rely and act upon any certification, notice or other communication (including any thereof by telephone, facsimile, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document or the Environmental Indemnity Agreement, Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

Section 10.11 Rights as a Lender. With respect to CONA’s Loan Commitment, if any, and the advances of the Loan made by it, CONA (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include Administrative Agent in its individual capacity. CONA (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of lending, trust or other business with Borrowers (and any of its Affiliates) as if it were not acting as Administrative Agent, and CONA and its Affiliates may accept fees and other consideration from Borrowers for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

Section 10.12 Standard of Care; Indemnification. In performing its duties under the Loan Documents and the Environmental Indemnity Agreement, Administrative Agent will exercise the same degree of care as Administrative Agent normally exercises in connection with similar loans held for its own account, but Administrative Agent shall have no further responsibility to any Lender except as expressly provided herein and except for its own gross negligence or willful misconduct which resulted in actual loss to such Lender, and, except to such extent, Administrative Agent shall have no responsibility to any Lender for the failure by Administrative Agent to comply with any of Administrative Agent’s obligations to Borrowers under the Loan Documents, the Environmental Indemnity Agreement or otherwise. The Lenders agree to indemnify Administrative Agent (to the extent not reimbursed under Sections 11.5 or

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11.11, but without limiting the obligations of Borrowers under Sections 11.5 or 11.11) ratably in accordance with each Lender’s Pro Rata Share, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document, the Environmental Indemnity Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Borrowers is obligated to pay under Section 11.11, but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from Administrative Agent’s breach of its standard of care set forth in the first sentence of this Section.

Section 10.13 Failure to Act. Except for actions expressly required of Administrative Agent hereunder, and under the other Loan Documents and the Environmental Indemnity Agreement, Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.12 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.”

Section 10.14 The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY MATERIALS OR INFORMATION PROVIDED BY OR ON BEHALF OF BORROWERS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM ANY MATERIALS OR INFORMATION PROVIDED BY OR ON BEHALF OF BORROWERS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH ANY MATERIALS OR INFORMATION PROVIDED BY OR ON BEHALF OF BORROWERS OR THE PLATFORM. In no event shall Administrative Agent or any of its Related Persons (collectively, the “Agent Parties”) have any liability to Borrowers, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrowers’ or Administrative Agent’s transmission of any materials or information provided by or on behalf of Borrowers through the internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Borrowers, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

Section 10.15 Liability of Administrative Agent. Administrative Agent shall not have any liabilities or responsibilities to Borrowers on account of the failure of any Lender (other than Administrative Agent in its capacity as a Lender) to perform its obligations hereunder or to any

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Lender on account of the failure of Borrowers to perform their obligations hereunder, under any other Loan Document or under the Environmental Indemnity Agreement.

Section 10.16 USA Patriot Act Notice; Compliance. In order for Administrative Agent to comply with the USA Patriot Act of 2001 (Public Law 107-56), prior to any Lender that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, Administrative Agent may request, and such Lender shall provide to Administrative Agent, its name, address, tax identification number or such other identification information as shall be necessary for Administrative Agent to comply with federal law.

Section 10.17 No Reliance on Administrative Agent's Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Administrative Agent to carry out such Lender’s, Affiliate’s, participant's or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 1020.220 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with Borrowers or any other loan parties, their Affiliates or their agents, the Loan Documents, the Environmental Indemnity Agreement or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices, or (v) other procedures required under the CIP Regulations or such other Anti-Terrorism Law.

ARTICLE 11
MISCELLANEOUS

Section 11.1 Notices.

(a) Any notice required or permitted to be given under this Agreement shall be in writing and either shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by facsimile (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 11.1). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.

To Borrowers:	IPCAAF MOB Portfolio I, L.L.C. c/o Inland Private Capital Corporation, 2901 Butterfield Road Oak Brook, Illinois Attention: Asset Management Department Facsimile: 630-645-3783

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With a copy to:	The Inland Real Estate Group, LLC/Law Department 2901 Butterfield Road Oak Brook, Illinois Attention: General Counsel Facsimile: 630-218-4900
To Guarantor:	Inland Real Estate Investment Corporation 2901 Butterfield Road Oak Brook, Illinois Attention: Catherine Lynch, Chief Financial Officer Email: lynch@inland-investments.com
With a copy to:	The Inland Real Estate Group, LLC/Law Department 2901 Butterfield Road Oak Brook, Illinois Attention: General Counsel Facsimile: 630-218-4900
To Administrative Agent:

Capital One, National Association
77 West Wacker Drive, 10th Floor
Chicago, Illinois 60601
Attention: Katarzyna Dobrzanska
Facsimile: (855) 898-0618

Email: katarzyna.dobrzanska@capitalone.com

Reference: Inland Portfolio

With a copy to:

Capital One, National Association

77 West Wacker Drive, 10th Floor

Chicago, Illinois 60601

Attention: Jeffrey M. Muchmore, Credit Executive

Facsimile: (855) 332-1699

Email: Jeffrey.muchmore@capitalone.com

Reference: Inland Portfolio

And a copy to:

Capital One, National Association

5804 Trailridge Drive

Austin, Texas 78731

Attention: Diana Pennington, Senior Director, Associate General Counsel

Facsimile: (855) 438-1132

Email: diana.pennington@capitalone.com

Reference: Inland Portfolio

If to a Lender:	To the address set forth on Exhibit C attached hereto

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Any notice or request so addressed and sent by United States registered or certified mail or overnight courier shall be deemed to be given on the earliest of (1) when actually delivered, (2) on the first Business Day after deposit with an overnight air courier service, or (3) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee (except as otherwise provided in the Mortgage). Any notice or request so delivered in person shall be deemed to be given when receipted for by, or actually received by Administrative Agent, a Lender, or Borrowers, as the case may be. If given by facsimile, a notice or request shall be deemed given and received when the facsimile is transmitted to the party’s facsimile number specified above and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 11.1. Any party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender if such Lender has notified Administrative Agent that it is incapable of receiving notices by electronic communication. Administrative Agent or Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Section 11.2 Amendments and Waivers.

(a) No amendment or waiver of any provision of any Loan Document or the Environmental Indemnity Agreement and no consent to any departure by Borrowers or any other Borrower Party therefrom shall be effective unless the same shall be in writing and signed (i) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Secured Parties or extending an existing Lien over additional property, by Administrative Agent and Borrowers, (ii) in the case of any other waiver or consent, by the Required Lenders (or by Administrative Agent with the written consent of the Required Lenders) and (iii) in the case of any other amendment, by the Required Lenders (or by Administrative Agent with the consent of the Required Lenders) and Borrowers; provided,

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however, that no amendment, consent or waiver described in clause (ii) or (iii) above shall be effective, unless in writing and signed by each Lender (or by Administrative Agent with the consent of the Lenders), in addition to any other Person the signature of which is otherwise required pursuant to any Loan Document or the Environmental Indemnity Agreement, if such amendment, consent or waiver does any of the following:

(A) waives any condition precedent to the effectiveness of this Agreement, except any condition referring to any other provision of any Loan Document or the Environmental Indemnity Agreement;

(B) increases the Loan Commitment of any Lender or subjects any Lender to any additional obligation or otherwise increases the principal amount of the Loan;

(C) reduces (including through release, forgiveness, assignment or otherwise) (i) the principal amount of, the interest rate on, or any obligation of Borrowers to repay (whether or not on a fixed date), any outstanding amount under the Loan owing to Lenders or (ii) any fee or accrued interest payable to any Lender; provided, however, that this clause (C) does not apply to (x) any change to any provision increasing any interest rate or fee during the continuance of an Event of Default or to any payment of any such increase or (y) any modification to any financial covenant set forth in Article 7 or the Recourse Guaranty Agreement or in any definition set forth therein or principally used therein;

(D) waives or postpones any scheduled maturity date or other scheduled date fixed for the payment, in whole or in part, of principal of or interest on the Loan (including any agreement to forbear that would have the same effect) or fee owing to such Lender or for the reduction of such Lender’s Loan Commitment; provided, however, that this clause (iv) does not apply to any change to mandatory prepayments, including those required under this Agreement, or to the application of any payment, including as set forth in Section 2.6;

(E) releases a material portion of the Collateral (unless in accordance with the terms of Section 2.17 hereof) or any Guarantor from its guaranty of any Obligation of Borrowers;

(F) reduces or increases the proportion of Lenders required for the Lenders (or any subset thereof) to take any action hereunder or change the definition of the terms “Required Lenders,” “Pro Rata Share,” or “Pro Rata Outstandings”; or

(G) amends Section 2.14(b) (Sharing of Payments, Etc.) or this Section 11.2;

(b) Anything herein to the contrary notwithstanding, (A) any waiver of any payment applied pursuant to Section 2.6 (Application of Payments) to, and any modification of the application of any such payment to the Loan shall require the consent of the Required Lenders, (B) no amendment, waiver or consent shall affect the rights or duties under any Loan Document or the Environmental Indemnity Agreement of, or any payment to, Administrative Agent (or otherwise modify any provision of Article 10 or the application thereof), and (C) (1) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Loan Commitment or of such Lender may not be increased or extended without

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the consent of such Lender, (y) the outstanding balance of such Lender’s Pro Rata Share of the Loan may not be forgiven without the consent of such Lender, and (z) the interest rate on the Loan cannot be reduced unless the Defaulting Lender is treated the same as all other Lenders; (2) each Lender is entitled to vote as such Lender sees fit on any bankruptcy or insolvency reorganization plan that affects the Loan; (3) each Lender acknowledges that the provisions of Section 1126(c) of the Federal Bankruptcy Code supersedes the unanimous consent provisions set forth herein; and (4) the Required Lenders may consent to allow Borrowers to use cash collateral in the context of a bankruptcy or insolvency proceeding.

(c) Each waiver or consent under any Loan Document (including the Recourse Guaranty Agreement) or the Environmental Indemnity Agreement shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrowers or any other Borrower Party shall entitle such Person to any notice or demand in the same, similar or other circumstances. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. To the extent the consent of any Lender is required with respect to any amendment or waiver of any Loan Document or the Environmental Indemnity Agreement under the terms of this Section 11.2, each Lender will respond to any such request in a commercially reasonable manner and timeframe.

(d) Unless also consented to in writing by such Secured Hedge Provider or, in the case of a Secured Hedge Agreement provided or arranged by CONA or an Affiliate of CONA, CONA, no such amendment, waiver or consent with respect to this Agreement or any other Loan Document or the Environmental Indemnity Agreement shall (i) alter the ratable treatment of Obligations arising under Secured Hedge Agreements such that such Obligations become junior in right of payment to principal on the Loan or (ii) result in Obligations owing to any Secured Hedge Provider becoming unsecured (other than releases of Liens applicable to all Lenders and otherwise permitted in accordance with the terms hereof), in each case in a manner adverse to such Secured Hedge Provider.

Section 11.3 Assignments and Participations; Binding Effect.

(a) Binding Effect. Subject to the provisions of this Section 11.3, this Agreement shall be binding upon and inure to the benefit of Administrative Agent, the Lenders and Borrowers and their respective successors and permitted assigns, provided that neither Borrowers nor any other Borrower Party shall, without the prior written consent of Administrative Agent and Lenders, assign any of its rights, duties or obligations hereunder to any other Person.

(b) Assignments by the Lenders. Each Lender (other than a Defaulting Lender) may sell, transfer, negotiate or assign all or a portion of its rights and obligations hereunder (including all or a portion of its Loan Commitment and its rights and obligations with respect to the Loan) to (i) any existing Lender (other than a Defaulting Lender), (ii) any Affiliate or Approved Fund of any existing Lender (so long as such Person would not, upon acceptance of such rights and obligations hereunder, constitute a Defaulting Lender) or (iii) any other Person (other than Borrowers, Guarantor or an Affiliate thereof) acceptable (which acceptance shall not be unreasonably withheld or delayed) to Administrative Agent (each such transferee, assignee or

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purchaser herein called a “Lender Transferee”); provided, however, that the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Loan subject to any such sale shall be in a minimum amount of $1,000,000, unless such sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in the Loan or is made with the prior consent of Administrative Agent. A Defaulting Lender may not sell, transfer, negotiate or assign all or a portion of its rights and obligations hereunder except with Administrative Agent’s consent or at Administrative Agent’s direction in accordance with Section 2.18(c) hereof unless the circumstance which caused such Lender to become a Defaulting Lender will be fully cured in connection with such sale, transfer, negotiation or assignment. A Defaulting Lender (or Person that would constitute a Defaulting Lender upon acceptance of rights and obligations hereunder) may not be the recipient of the sale, transfer, negotiation or assignment of any rights or obligations hereunder except with the consent of Administrative Agent and Required Lenders.

(c) Assignment Procedures. The parties to each transfer or sale made in reliance on clause (b) above shall execute and deliver to Administrative Agent an Assignment and Assumption via an electronic settlement system designated by Administrative Agent (or if previously agreed with Administrative Agent, via a manual execution and delivery of the Assignment and Assumption) evidencing such transfer or sale, together with any existing Note subject to such transfer or sale (or any affidavit of loss therefor acceptable to Administrative Agent), any tax forms or other forms required to be delivered by Administrative Agent, and payment of an assignment fee in the amount of $3,500, provided that (1) if a transfer or sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such transfer or sale, and (2) if a transfer or sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such assignee, then only one assignment fee of $3,500 (unless waived by Administrative Agent), shall be due in connection with such transfer or sale. Upon receipt of all the foregoing, and conditioned upon such receipt and, if such assignment is made in accordance with Section 11.3(b)(iii), upon Administrative Agent consenting to such Assignment and Assumption, from and after the effective date specified in such Assignment and Assumption, Administrative Agent shall record or cause to be recorded in the Register the information contained in such Assignment and Assumption.

(d) Participations. A Lender may sell or agree to sell to one or more other Persons (each a “Participant”) a participation in all or any part of the Pro Rata Share of the Loan held by it, or in its Loan Commitment, provided that such Participant shall not have any rights or obligations under this Agreement or any Note or any other Loan Document (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender and the applicable Participant). All amounts payable by Borrowers to any Lender under Section 2.6 in respect of its Pro Rata Share and its Loan Commitment shall be determined as if such Lender had not sold or agreed to sell any participations in the Loan and its Loan Commitment, and as if such Lender were funding its Pro Rata Share of the Loan (if applicable) and its Loan Commitment in the same way that it is funding its Pro Rata Share of the Loan and its Loan Commitment in which no participations have been sold.

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Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (vi) of Section 11.2(a) that affects such Participant.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Effect of Assignment. Subject to the recording of an Assignment and Assumption by Administrative Agent in the Register pursuant to Section 2.12(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents and the Environmental Indemnity Agreement have been assigned to such assignee pursuant to such Assignment and Assumption, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights (except for those surviving the termination of the Loan Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents and the Environmental Indemnity Agreement, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents and the Environmental Indemnity Agreement, such Lender shall cease to be a party hereto except that each Lender agrees to remain bound by Article 10, Section 11.7 (Right of Setoff; Sharing of Payments) and Section 11.35 (Non-Public Information; Confidentiality).

(f) Certain Pledges. In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.3 (but without being subject thereto):

(i) Any Lender may (without notice to Borrowers, Administrative Agent or any other Lender and without payment of any fee) assign and pledge all or any portion of its Pro Rata Share of the Loan and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any operating circular issued by such Federal Reserve Bank,

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and such Pro Rata Share of the Loan and Note shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

(ii) Any Lender may pledge its Pro Rata Share of the Loan and its Note to any Person that has provided a credit facility or source of liquidity to such Lender. No such pledge shall release the assigning Lender from its obligations hereunder. Any subsequent assignment upon the exercise of pledge remedies shall be subject to the terms of Section 11.3(b).

(g) Provision of Information to Assignees and Participants. Subject to the provisions of Section 11.35, a Lender may furnish any information concerning Borrowers or any of their Affiliates in the possession of such Lender from time to time to Lender Transferees and Participants (including prospective Lender Transferees and Participants)

(h) No Assignments to Borrowers or Affiliates. Anything in this Section 11.3 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to Borrowers or any of their Affiliates without the prior written consent of each Lender.

Section 11.4 Renewal, Extension or Rearrangement. Subject to Section 11.9, all provisions of the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loan.

Section 11.5 Indemnities.

(a) Borrowers shall protect, defend, indemnify and save harmless Administrative Agent and each Lender, their respective shareholders, directors, officers, employees and agents (each, an “Indemnified Person”) from and against all Liabilities imposed upon or incurred by or asserted against any Indemnified Person, whether brought by a third party or any Borrower Party, by reason of (i) credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith; (ii) ownership of the Mortgage, the Projects or any interest therein or receipt of any rents and the exercise of rights and remedies thereunder; (iii) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Projects or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iv) any use, nonuse or condition in, on or about the Projects or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (v) performance of any labor or services or the furnishing of any materials or other property in respect of the Projects or any part thereof; (vi) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Agreement, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Agreement is made; (vii) any securities filing of, or with respect to, Borrowers, any other Borrower Party or the Projects; (viii) any commitment letter, proposal letter or term sheet with any Person and any contractual obligation entered into in connection with any

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Platform; (ix) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnified Person or any of its Related Persons, any holders of securities or creditors, whether or not any such Indemnified Person, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirements of Law or theory thereof, including common law, equity, contract, tort or otherwise; (x) all sums paid by Administrative Agent pursuant to Section 9.3, or (xi) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters" and, each, an "Indemnified Matter"); provided, however, that Borrowers shall have no liability under this Section 11.5 to any Indemnified Person with respect to any Indemnified Matter, and no Indemnified Person shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted from the gross negligence or willful misconduct of such Indemnified Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order or arose from an agreement between the Lenders and not with a Borrower Party. Furthermore, Borrowers (on their own behalf and on behalf of each other Borrower Party) waives and agrees not to assert against any Indemnified Person any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.

(b) Any indemnification or other protection provided to any Indemnified Person pursuant to any Loan Document and the Environmental Indemnity Agreement and all representations and warranties made in any Loan Document and the Environmental Indemnity Agreement shall (i) survive the termination of the Loan Commitment and the payment in full of other Obligations and (ii) inure to the benefit of any Person that at any time held a right thereunder (as an Indemnified Person or otherwise) and, thereafter, its successors and permitted assigns.

(c) In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Borrowers (on their own behalf and on behalf of the other Borrower Parties) hereby waives, releases and agrees not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 11.6 Debtor-Creditor Relationship. The relationship between the Lenders and Administrative Agent, on the one hand, and Borrowers, on the other hand, is solely that of debtor and creditor. No Secured Party has any fiduciary relationship or duty to any Borrower Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and Borrowers and any other Borrower Party by virtue of, any Loan Document, the Environmental Indemnity Agreement or any transaction contemplated therein.

Section 11.7 Right of Setoff; Sharing of Payments. Each of Administrative Agent, each Lender, and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by Borrowers), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other indebtedness, claims or other obligations at any time owing by Administrative Agent, such Lender, or any of their respective Affiliates to or for the credit or the account of Borrowers against any Obligation

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of any Borrower Party now or hereafter existing, whether or not any demand was made under any Loan Document or the Environmental Indemnity Agreement with respect to such Obligation and even though such Obligation may be unmatured. Each of Administrative Agent and each Lender agrees promptly to notify Borrowers and Administrative Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 11.7 are in addition to any other rights and remedies (including other rights of setoff) that Administrative Agent, the Lenders, and their Affiliates and other Secured Parties may have.

If any Lender, directly or through an affiliate or branch office thereof, obtains any payment of any Obligation of Borrowers or any other Borrower Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Section 2.4(h) (Breakage Amount), Section 2.8 (Capital Adequacy; Increased Costs; Illegality), and Section 2.9 (Interest Rate Protection) and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, Administrative Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Secured Parties such participations in their Obligations as necessary for such Lender to share such excess payment with such Secured Parties to ensure such payment is applied as though it had been received by Administrative Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of Borrowers, applied to repay the Obligations in accordance herewith); provided, however, that (i) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (ii) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation.

Section 11.8 Marshaling; Payments Set Aside. No Secured Party shall be under any obligation to marshal any property in favor of any Borrower Party or any other party or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from any Borrower Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

Section 11.9 Limitation on Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Borrowers, Administrative Agent and Lenders with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Administrative Agent and any Lender or charged by Administrative Agent or any Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loan would be usurious under applicable law (including the laws of the State of Illinois and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents: (a) the aggregate of all consideration which

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constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents and the Environmental Indemnity Agreement shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Note by the holder thereof (or, if the Note has been paid in full, refunded to Borrowers); and (b) if maturity is accelerated by reason of an election by Administrative Agent, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents and the Environmental Indemnity Agreement or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Note (or, if the Note has been paid in full, refunded to Borrowers). The terms and provisions of this Section 11.9 shall control and supersede every other provision of the Loan Documents and the Environmental Indemnity Agreement. The Loan Documents and the Environmental Indemnity Agreement are contracts made under and shall be construed in accordance with and governed by the laws of the State of Illinois, except that if at any time the laws of the United States of America permit Administrative Agent or the Lenders to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State of Illinois (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which Administrative Agent or the Lenders may contract for, take, reserve, charge or receive under the Loan Documents and the Environmental Indemnity Agreement.

Section 11.10 Invalid Provisions. If any provision of any Loan Document or the Environmental Indemnity Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Environmental Indemnity Agreement and the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Environmental Indemnity Agreement or such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

Section 11.11 Reimbursement of Expenses.

(a) Any action taken by any Borrower Party under or with respect to any Loan Document or the Environmental Indemnity Agreement, even if required under any Loan Document or the Environmental Indemnity Agreement or at the request of any Secured Party, shall be at the expense of such Borrower Party, and no Secured Party shall be required under any Loan Document or the Environmental Indemnity Agreement to reimburse any Borrower Party therefor except as expressly provided therein. In addition, Borrowers agree to pay or reimburse upon demand (a) Administrative Agent for all reasonable out-of-pocket costs and expenses incurred by it or any of its Related Persons in connection with the investigation, development, preparation, negotiation, syndication (subject to a cap of $20,000 in expenses reimbursable by Borrowers with Lenders to bear all costs in excess of such cap), execution, interpretation or administration of, any

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modification of any term of or termination of, any Loan Document or the Environmental Indemnity Agreement, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein (including periodic audits in connection therewith and environmental audits and assessments), in each case including the reasonable fees, charges and disbursements of legal counsel to Administrative Agent or such Related Persons, fees, costs and expenses incurred in connection with Intralinks® or any other Platform and allocated to the Loan by Administrative Agent in its sole discretion and fees, charges and disbursements of the auditors, appraisers, printers and other of their Related Persons retained by or on behalf of any of them or any of their Related Persons, charges for wire transfers and check processing charges, charges for security delivery fees, charges for overnight delivery, recording fees, treasury, management and other service fees and overdraft charges, (b) Administrative Agent and each Lender for all reasonable costs and expenses incurred by them or any of their Related Persons in connection with internal audit reviews, field examinations, financial investigation, and Collateral examinations, including, without limitation, any tax service company (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by Administrative Agent for its examiners), (c) each of Administrative Agent, its Related Persons, and each Lender for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy with respect to any Obligation, the Collateral or under any Loan Document or the Environmental Indemnity Agreement, or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Borrower Party, any Loan Document, the Environmental Indemnity Agreement, any Obligation or related transaction (or the response to and preparation for any subpoena or request for document production relating thereto), including fees and disbursements of counsel (including allocated costs of internal counsel), (d) costs incurred in connection with settlement of condemnation and casualty awards, premiums for title insurance and endorsements thereto, and (e) fees and costs for Uniform Commercial Code and litigation searches and background checks.

(b) Borrowers shall also pay to Administrative Agent on each Payment Date during the term of the Loan, in addition to all other amounts due under the Loan Documents, the sum of $150.00 which Administrative Agent shall apply against the cost and expenses incurred in connection with the annual on-site audit and inspection of the Projects.

Section 11.12 Approvals; Third Parties; Conditions. All approval rights retained or exercised by Administrative Agent or the Lenders with respect to Leases, contracts, plans, studies and other matters are solely to facilitate Administrative Agent’s and the Lenders’ credit underwriting, and shall not be deemed or construed as a determination that Administrative Agent or the Lenders have passed on the adequacy thereof for any other purpose and may not be relied upon by Borrowers or any other Person. This Agreement is for the sole and exclusive use of Administrative Agent (and its successors and permitted assigns), the Lenders (and their successors and permitted assigns and participants), and Borrowers and may not be enforced, nor relied upon, by any Person other than Administrative Agent (and its successors and permitted assigns), the Lenders (and their successors and permitted assigns and participants), and Borrowers. All conditions of the obligations of Administrative Agent and the Lenders hereunder, including the

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obligation to make advances, are imposed solely and exclusively for the benefit of Administrative Agent and the Lenders, their successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that any Lender will refuse to make advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by any Lender at any time in such Lender’s sole discretion.

Section 11.13 Administrative Agent and Lenders Not in Control; No Partnership. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Administrative Agent or the Lenders the right or power to exercise control over the affairs or management of Borrowers, the power of Administrative Agent and the Lenders being limited to the rights to exercise the remedies referred to in the Environmental Indemnity Agreement or the Loan Documents. No covenant or provision of the Environmental Indemnity Agreement or the Loan Documents is intended, nor shall it be deemed or construed to, and Administrative Agent, Lenders and Borrowers disclaim any intention to, create a partnership, joint venture, agency or common interest in profits or income among Administrative Agent and the Lenders or any of them, on the one hand, and Borrowers, on the other hand, or to create an equity interest in the Projects in Administrative Agent or any Lender. None of Administrative Agent nor any Lender undertakes or assumes any responsibility or duty to Borrowers or to any other Person with respect to the Projects or the Loan, except as expressly provided in the Environmental Indemnity Agreement and the Loan Documents; and notwithstanding any other provision of the Environmental Indemnity Agreement or the Loan Documents: (a) none of Administrative Agent or any Lender are, and shall not be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrowers or Borrowers’ stockholders, members, or partners and Administrative Agent and the Lenders do not intend to ever assume such status; (b) Administrative Agent and the Lenders shall in no event be liable for any Debts, expenses or losses incurred or sustained by Borrowers; and (c) Administrative Agent and the Lenders shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrowers or Borrowers’ stockholders, members, or partners.

Section 11.14 Contest of Certain Claims. Borrowers may contest the validity of Taxes or any mechanic’s or materialman’s lien asserted against the Projects so long as (a) Borrowers notify Administrative Agent that they intend to contest such Taxes or liens, as applicable, (b) Borrowers provide Administrative Agent with an indemnity, bond or other security reasonably satisfactory to Administrative Agent assuring the discharge of Borrowers’ obligations for such Taxes or liens, as applicable, including interest and penalties, (c) Borrowers are diligently contesting the same by appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of the Maturity Date or the date on which the any Project is scheduled to be sold for non-payment, and (d) Borrowers promptly upon final determination thereof pays the amount of any such Taxes or liens, as applicable, together with all costs, interest and penalties which may be payable in connection therewith. Notwithstanding the foregoing, Borrowers shall immediately upon request of Administrative Agent pay any such Taxes or liens, as applicable, notwithstanding such contest if, in the opinion of Administrative Agent, the Projects or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, canceled or lost.

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Section 11.15 Time of the Essence. Time is of the essence with respect to this Agreement.

Section 11.16 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Administrative Agent, the Lenders, and Borrowers and their respective successors and assigns, provided that neither Borrowers nor any other Borrower Party shall, without the prior written consent of the Lenders, assign any of its rights, duties or obligations hereunder.

Section 11.17 Waivers.

(a) No course of dealing on the part of Administrative Agent or the Lenders or their respective officers, employees, consultants or agents, nor any failure or delay by Administrative Agent or any Lender with respect to exercising any right, power or privilege of Administrative Agent or the Lenders under the Environmental Indemnity Agreement and any of the Loan Documents, shall operate as a waiver thereof.

(b) Borrowers hereby waive any right under the UCC or any other applicable law to receive notice or copies of any filed or recorded financing statements, amendments thereto, continuations thereof or termination statements and releases and excuses Administrative Agent and each Lender from any obligation under the UCC or any other applicable law to provide notice or a copy of any such filed or recorded documents.

Section 11.18 Cumulative Rights; Joint and Several Liability. Rights and remedies of Administrative Agent (on behalf of the Lenders) under the Environmental Indemnity Agreement and the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy. If more than one person or entity has executed this Agreement as “Borrowers,” the obligations of all such persons or entities hereunder shall be joint and several.

Section 11.19 Joint and Several Liability of Borrowers.

(a) Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

(b) Each Borrower hereby agrees such Borrower is, and each such Borrowers’ successors and assigns are, jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Administrative Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all of the Indebtedness and all other Obligations of Borrowers, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of Borrowers without preferences or distinction among them. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 11.19 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 11.19 shall be absolute and unconditional.

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(c) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations hereunder as and when due, subject to any applicable cure periods, or to perform any of such Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

(d) The guaranty obligations of each Borrower under the provisions of this Section 11.19 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever, including the following:

(i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document, the Environmental Indemnity Agreement, or any other agreement, document or instrument to which any other Borrower is or may become a party;

(ii) the absence of any action to enforce this Agreement (including this Section 11.19) or any other Loan Document or the waiver or consent by Administrative Agent and Lenders with respect to any of the provisions thereof;

(iii) the existence, value or condition of, or failure to perfect any lien or any security for the Obligations or any action, or the absence of any action, by Administrative Agent and Lenders in respect thereof (including the release of any such security);

(iv) the insolvency of any other Borrower;

(v) the institution of any proceeding under the Federal Bankruptcy Code, or any similar proceeding, by or against a Borrower or Administrative Agent’s election in any such proceeding of the application of Section 1111(b)(2) of the Federal Bankruptcy Code;

(vi) any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the Federal Bankruptcy Code;

(vii) the disallowance, under Section 502 of the Federal Bankruptcy Code, of all or any portion of Administrative Agent’s claim(s) for repayment of any of the Obligations; or

(viii) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor other than the payment and performance, in full, of the Obligations.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

(e) Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Potential Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Agreement), or of any demand for any payment under this Agreement (except to the extent demand is expressly required to be given pursuant to the terms of this Agreement), notice

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of any action at any time taken or omitted by Administrative Agent or any Lender under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Administrative Agent or Lenders in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or any failure to act on the part of Administrative Agent or any Lender, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with Requirements of Laws or regulations thereunder which might, but for the provisions of this Section 11.19, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 11.19, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section 11.19 shall not be discharged except by performance and then only to the extent of such performance. The obligations of each Borrower under this Section 11.19 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower, Administrative Agent or any Lender. The joint and several liability of Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower, Administrative Agent or any Lender.

(f) Notwithstanding anything to the contrary in this Agreement or in any other Loan Document or the Environmental Indemnity Agreement, and except as set forth in Section 11.19(j), each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Administrative Agent and Lenders and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 11.19, and that Administrative Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 11.19.

(g) If Administrative Agent or any Lender may, under Requirements of Law, proceed to realize its benefits under any of the Loan Documents or the Environmental Indemnity Agreement giving Administrative Agent or such Lender a lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Administrative Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 11.19. If, in the exercise of any of its rights and remedies, Administrative Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against

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any Borrower or any other Person, whether because of any applicable Requirements of Law pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Administrative Agent or such Lender and waives any claim based upon such action, even if such action by Administrative Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Administrative Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Administrative Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. In the event Administrative Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Administrative Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Administrative Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Administrative Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 11.19, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Administrative Agent or any Lenders might otherwise be entitled but for such bidding at any such sale.

(h) The provisions of this Section 11.19 are made for the benefit of Administrative Agent, the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of Borrowers as often as occasion therefor may arise and without requirement on the part of Administrative Agent or any Lender first to marshal any of its claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 11.19 shall remain in effect until all the Obligations hereunder shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of any of Borrowers, or otherwise, the provisions of this Section 11.19 will forthwith be reinstated and in effect as though such payment had not been made.

(i) Each Borrower’s liability under this Section 11.19 shall be limited to an amount not to exceed as of any date of determination the greater of the following:

(i) the amount of the Loan allocated to the Project owned by each Borrower as set forth on Schedule 11.19 hereto (with respect to the applicable Project, the “Allocated Loan Amount”); and

(ii) the amount that could be claimed by Administrative Agent and any Lender from such Borrower under this Section 11.19 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower’s right

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of contribution and indemnification from each other Borrower under Section 11.19(j) below.

(j) Contribution with Respect to Guaranty Obligations:

(i) To the extent that any Borrower (the “Overpaying Borrower”) incurs (i) any payment in excess of its Allocated Loan Amount, or (ii) a loss of its Collateral due to the foreclosure (or other realization by Lenders) of, or the delivery of deeds in lieu of foreclosure relating to it Collateral, and the value of such Collateral exceeded its Allocated Loan Amount (the “Overpayment Amount”), then such Overpaying Borrower shall be entitled, after indefeasible payment in full and the satisfaction of all Obligations to Lenders under this Agreement, to contribution from each of the benefited Borrowers, on a pro rata basis, for the amounts so paid, advanced or benefited, in an amount equal to the difference between the Overpayment Amount and such benefited Borrower’s then current Allocated Loan Amount. Any such contribution payments shall be made within ten (10) Business Days after demand therefor.

(ii) This Section 11.19(j) is intended only to define the relative rights of Borrowers and nothing set forth in this Section 11.19(j) is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 11.19(a) above. Nothing contained in this Section 11.19(j) shall limit the liability of any Borrower to pay all or any part of the Loan made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(iii) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrowers to which such contribution and indemnification is owing.

(iv) The rights of the indemnifying Borrowers against other Borrowers under this Section 11.19(j) shall be exercisable only upon the full and indefeasible payment of the Obligations.

(k) The liability of Borrowers under this Section 11.19 is in addition to and shall be cumulative with all liabilities of each Borrower to Administrative Agent and Lenders under this Agreement, the other Loan Documents and the Environmental Indemnity Agreement to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrowers, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 11.20 Singular and Plural. Words used in this Agreement, the other Loan Documents and the Environmental Indemnity Agreement, in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement, the other Loan Documents, and the Environmental Indemnity Agreement shall apply to such words when used in the plural where the context so permits and vice versa.

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Section 11.21 Exhibits and Schedules. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

Section 11.22 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement, the other Loan Documents, and the Environmental Indemnity Agreement or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

Section 11.23 Promotional Material. Upon receipt of Borrowers’ prior written approval in advance of issuance, Administrative Agent and any Lender to issue press releases, advertisements and other promotional materials in connection with Administrative Agent’s or such Lender’s own promotional and marketing activities and such materials may describe the Loan in general terms or in detail and Administrative Agent’s and such Lender’s participation therein in the Loan. All references to Administrative Agent or any Lender contained in any press release, advertisement or promotional material issued by Borrowers shall be approved in writing by Administrative Agent in advance of issuance.

Section 11.24 Survival. All of the representations, warranties, covenants, and indemnities hereunder, under the indemnification provisions of the other Loan Documents and under the Environmental Indemnity Agreement, shall survive the repayment in full of the Loan and the release of the liens evidencing or securing the Loan, and shall survive the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to the Projects to any party, whether or not an Affiliate of Borrowers.

Section 11.25 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWERS, ADMINISTRATIVE AGENT, AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE ENVIRONMENTAL INDEMNITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS AND THE ENVIRONMENTAL INDEMNITY AGREEMENT OR IN ANY WAY RELATING TO THE LOAN OR THE PROJECTS (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR ADMINISTRATIVE AGENT AND EACH LENDER TO ENTER INTO THIS AGREEMENT.

Section 11.26 Waiver of Punitive or Consequential Damages. None of Administrative Agent, any Lender, nor Borrowers shall be responsible or liable to the other or to any other Person for any punitive, exemplary or consequential damages which may be alleged as a result of the Loan

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or the transaction contemplated hereby, including any breach or other default by any party hereto. Borrowers represent and warrant to Administrative Agent and each Lender that as of the Closing Date neither Borrowers nor any other Borrower Party has any claims against Administrative Agent or any Lender in connection with the Loan.

Section 11.27 Governing Law. UNLESS OTHERWISE NOTED THEREIN TO THE CONTRARY, THE LOAN DOCUMENTS AND THE ENVIRONMENTAL INDEMNITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS (WITHOUT GIVING EFFECT TO ILLINOIS’ PRINCIPLES OF CONFLICTS OF LAW) AND APPLICABLE UNITED STATES FEDERAL LAW, EXCEPT FOR THOSE PROVISIONS IN THE LOAN DOCUMENTS AND THE ENVIRONMENTAL INDEMNITY AGREEMENT PERTAINING TO THE CREATION, PERFECTION, PRIORITY OR VALIDITY OF OR EXECUTION ON LIENS OR SECURITY INTERESTS ON PROPERTY LOCATED IN THE STATE WHERE THE PROJECTS ARE LOCATED, WHICH PROVISIONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE PROJECTS ARE LOCATED AND APPLICABLE UNITED STATES FEDERAL LAW.

Section 11.28 Entire Agreement. This Agreement, the other Loan Documents and the Environmental Indemnity Agreement embody the entire agreement and understanding between Administrative Agent, each Lender and Borrowers and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents and the Environmental Indemnity Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. If any conflict or inconsistency exists between the Term Sheet and this Agreement, any of the other Loan Documents, or the Environmental Indemnity Agreement, the terms of this Agreement, the other Loan Documents, and the Environmental Indemnity Agreement, as applicable, shall control.

Section 11.29 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

Section 11.30 Consents and Approvals. To the extent that Administrative Agent, Lenders or Required Lenders provide any consent or approval as provided for in this Agreement, such consent shall be limited to the specific matter approved and shall NOT be construed to (a) relieve Borrowers from compliance with all of the other terms and obligations of this Agreement, or (b) constitute a consent to any further similar action (as to which a prospective consent or approval shall be required and may not necessarily be granted), or (c) constitute a consent to any other obligation to which any Lender may be a party.

Section 11.31 Effectiveness of Effectiveness of Electronic Signatures . This Agreement and any consent, waiver, amendment, supplement or other modification hereto, may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement, each of the other Loan Documents and the Environmental Indemnity

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Agreement may be delivered by facsimile transmission, by electronic mail, or by other electronic transmission, in portable document format (.pdf), facsimile format, or other electronic format, all with the same force and effect as if the same was a fully executed and delivered original counterpart. Each party (a) agrees that it will be bound by its own Electronic Signature (as such term is defined immediately below), (b) accepts the Electronic Signature of each other party, and (c) agrees that such Electronic Signatures shall be the legal equivalent of manual signatures. The Administrative Agent may, at its option, create one or more copies of this Agreement, any other Loan Document and the Environmental Indemnity Agreement in an electronic form (“Electronic Copy”), which shall be deemed created in the ordinary course of the Administrative Agent’s business, and destroy the original paper document. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any permitted facsimile, portable document format (.pdf), electronic record or Electronic Signature. The words “execution,” “executed,” “signed,” “signature,” and words of like import in this paragraph shall be deemed to include Electronic Signatures and the use and keeping of records in electronic form, each of which shall have the same legal effect, validity and enforceability as manually executed signatures and the use of paper records and paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, state laws based on the Uniform Electronic Transactions Act, the New York State Electronic Signatures and Records Act, the Illinois Electronic Commerce Security Act, or any other similar state laws.

Section 11.32 Venue. EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO ADMINISTRATIVE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. BORROWERS HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWERS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWERS, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SUCH SERVICE SHALL BE DEEMED EFFECTIVE WHEN MADE UPON BORROWERS AS AFORESAID.

Section 11.33 Important Information Regarding Procedures for Requesting Credit. Each of Administrative Agent and Lenders hereby notifies the Borrower Parties that in order to comply with the Patriot Act, each Lender may be required to obtain, verify and record information that identifies Borrowers and each Guarantor, which information includes the name, address, tax identification number and other information regarding Borrowers and each Guarantor that will allow such Lender to identify Borrowers and each Guarantor in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to each Lender.

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Section 11.34 Method of Payment. All amounts payable under this Agreement and the other Loan Documents must be paid by Borrowers in accordance with Section 2.6(c). Payments in the form of cash, money order, third party payment, cashier’s check, a check drawn on a foreign bank or non-bank financial institution, or any form of payment other than those provided in the preceding sentence will not be accepted.

Section 11.35 Non-Public Information; Confidentiality. Borrowers authorize Administrative Agent and each Lender to disclose information about Borrowers and any other Borrower Party that Administrative Agent or such Lender may at any time possess to any Affiliate of a Lender or Administrative Agent, whether such information was supplied by Borrowers or otherwise obtained by Administrative Agent or the Lender; provided to the extent Administrative Agent or any Lender receives material non-public information hereunder concerning Borrowers, the other Borrower Parties and their Affiliates, Administrative Agent and each Lender agrees to use such information in compliance with all relevant policies, procedures and contractual obligations and applicable Requirements of Law (including United States federal and state security laws and regulations).

Section 11.36 Post-Closing Obligations of Borrowers. Notwithstanding the fact that Borrowers have not satisfied certain of the conditions to the advance of the Loan proceeds as of the Closing Date, Lenders have agreed to advance the proceeds of the Loan to Borrowers, subject to the satisfaction of the other conditions to funding contained herein and each of the requirements set forth in Schedule 11.36 attached hereto (the “Post-Closing Obligations”). Borrowers shall provide evidence reasonably satisfactory to Administrative Agent of the completion of the Post-Closing Obligations, all of which shall be performed in a manner satisfactory to Administrative Agent.

Section 11.37 Effectiveness of Facsimile Documents and Signatures . This Agreement and the Environmental Indemnity Agreement may be delivered by facsimile transmission, by electronic mail, or by other electronic transmission, in portable document format (.pdf), or other electronic or facsimile format, and each such executed facsimile, .pdf, or other electronic record shall be considered an original executed counterpart for purposes of this Agreement. Administrative Agent may require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document, electronic transmission or signature. Each party to this Agreement (a) agrees that it will be bound by its own Electronic Signature (as such term is defined immediately below), (b) accepts the Electronic Signature of each other party to this Agreement and (c) agrees that such Electronic Signatures shall be the legal equivalent of manual signatures. The term “Electronic Signature” means (i) the signing party’s manual signature on a signature page, converted by the signing party (or its agent) to facsimile or digital form (such as a .pdf file) and received from the customary email address or customary facsimile number of the signing party (or its counsel or representative), or other mutually agreed-upon authenticated source; or (ii) the signing party’s digital signature executed using a mutually agreed-upon digital signature service provider and digital signature process. The words “execution,” “executed”, “signed,” “signature,” and words of like import in this paragraph shall, for the avoidance of doubt, be deemed to include Electronic Signatures and the use and keeping of records in electronic form, each of which shall have the same legal effect, validity and enforceability as manually executed signatures and the use of paper records and paper-based recordkeeping systems, as the case may

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be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, state laws based on the Uniform Electronic Transactions Act, the New York State Electronic Signatures and Records Act, the Illinois Electronic Commerce Security Act, or any other similar state law.

Section 11.38 Component Notes. Administrative Agent, without in any way limiting Administrative Agent’s other rights hereunder, in its sole and absolute discretion, shall have the right at any time to require Borrowers to execute and deliver “component” notes (including senior and junior notes) in replacement of the Notes as evidence of the Loan, which notes may be paid in such order of priority as may be designated by Administrative Agent, provided that (i) the aggregate principal amount of such “component” notes shall equal the outstanding principal balance of the Loan immediately prior to the creation of such “component” notes, plus any committed but unfunded Loan proceeds, (ii) the weighted average interest rate of all such “component” notes shall on the date created equal the interest rate which was applicable to the Loan immediately prior to the creation of such “component” notes, (iii) the debt service on all such “component” notes shall on the date created equal the debt service which was due under the Loan immediately prior to the creation of such component notes and (iv) the other terms and provisions of each of the “component” notes shall be identical in substance and substantially similar in form to the Loan Documents. Borrowers, at their cost and expense, shall cooperate with all reasonable requests of Administrative Agent in order to establish the “component” notes and shall execute and deliver such documents as shall reasonably be required by Administrative Agent in connection therewith, all in form and substance reasonably satisfactory to Administrative Agent, including, without limitation, the severance of security documents if requested. In the event Borrowers fail to execute and deliver such documents to Administrative Agent within five (5) Business Days following such request by Administrative Agent, Borrowers hereby absolutely and irrevocably appoint Administrative Agent as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrowers ratifying all that such attorney shall do by virtue thereof.

Section 11.39 Intentionally Omitted.

Section 11.40 Waivers. No waiver of any provision of the Loan Documents or Environmental Indemnity Agreement shall be effective unless in writing and signed by the party against whom enforcement is sought, provided that a written waiver signed by Administrative Agent on behalf of the Lenders shall be deemed to have been signed by the Lenders.

Section 11.41 Holdco. Although Holdco is included within the parties acting as Borrowers and executing the Notes to evidence the Loan, Holdco does not directly own any Projects, and accordingly, notwithstanding any contrary provision of this Agreement or any other Loan Document, Holdco is not making and is categorically excluded from any and all representations, warranties, covenants and agreements made by any of the Borrowers in this Agreement or any other Loan Document with respect to the Projects securing the Loan from time to time, and Holdco’s only liability as a “Borrower” under the Loan Documents shall be its liability as a co-maker under the Notes.

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ARTICLE 12
LIMITATIONS ON LIABILITY

Section 12.1 Limitation on Liability.

(a) Subject to the qualifications below, neither Administrative Agent nor any Lender shall enforce the liability and obligation of Borrowers to perform and observe the Obligations by any action or proceeding wherein a money judgment shall be sought against Borrowers, except that Administrative Agent together with all the Lenders, collectively may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Administrative Agent and all Lenders to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Projects, or any other Collateral given to Administrative Agent and the Lenders pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrowers only to the extent of Borrowers’ interest in the Projects and in any other collateral given to Administrative Agent and the Lenders to secure the Obligations, and Administrative Agent and each Lender, as applicable, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrowers in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents.

(b) The provisions of this Section 12.1 shall not, however, (i) constitute a waiver, release or impairment of any Obligation evidenced or secured by any of the Loan Documents; (ii) impair the right of Administrative Agent or any Lender to name Borrowers as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (iii) affect the validity or enforceability of any guaranty made in connection with the Loan or any of the rights and remedies of Administrative Agent or any Lender thereunder; (iv) impair the right of Administrative Agent or any Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases and Rents; (vi) constitute a prohibition against Administrative Agent or any Lender to commence any appropriate action or proceeding in order for Administrative Agent or any Lender to exercise its remedies against the Collateral; or (vii) constitute a waiver of the right of Administrative Agent or any Lender to enforce the liability and obligation of Borrowers, by money judgment or otherwise, to the extent of any Liability which may be imposed upon, incurred by or awarded against Administrative Agent or any Lender or any Affiliate thereof as a result of, arising out of or in connection with and Borrowers shall be personally liable and shall indemnify Administrative Agent and such Lender for its actual losses arising from the following:

(i) any failure by any Borrower Party or Affiliated Manager after the occurrence and during the continuance of any Event of Default to apply any portion of the gross income from the Projects at any time received by or payable to any Borrower Party, Affiliated Manager or any of their respective Affiliates to amounts due under the Loan or to customary operating expenses of the Projects;

(ii) commission of a criminal act by any Borrower Party, Guarantor or any Affiliate or agent of any Borrower Party or Guarantor (which agent is under the Control of such Borrower Party or such Guarantor) which results in the exercise by any Person of Forfeiture Rights with respect to the Projects;

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(iii) the failure by any Borrower Party or Affiliated Manager to apply any insurance proceeds and condemnation awards in accordance with the terms of the Loan Documents;

(iv) any intentional material misrepresentation by Borrowers or any other Borrower Party made in or in connection with the Loan Documents or the Loan;

(v) Borrowers’ or Affiliated Manager’s collection of rents more than one month in advance or entering into, modifying or canceling Leases in violation of this Agreement or any of the other Loan Documents;

(vi) Borrowers, any Guarantor or any Affiliate of any of them contests or in any way interferes with, directly or indirectly (collectively, a “Contest”), any foreclosure action or sale commenced by Administrative Agent or any Lender or with any other enforcement of Administrative Agent’s or any Lender’s rights, powers or remedies under any of the Loan Documents or under any document evidencing, securing or otherwise relating to any of the Security (whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action seeking to consolidate any such foreclosure or other enforcement with any other action, or otherwise) (except this subsection (vi) shall not apply if Borrowers, any Guarantor or such Affiliate successfully asserts a Contest and obtains a final non-appealable order as to same);

(vii) Borrowers’ or Affiliated Manager’s failure to turn over to Administrative Agent all Security Deposits upon Administrative Agent’s demand following an Event of Default, except to the extent any such Security Deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of such Event of Default;

(viii) Borrowers’ failure to maintain insurance as required by this Agreement so long as there is sufficient cash flow at the Project to pay for such insurance;

(ix) Borrowers’ failure to pay any Taxes or assessments affecting any Project, in each case (1) to the extent that Borrowers failed to apply cash flow from the Projects to do so, and (2) less any funds deposited by or on behalf of Borrowers in the Tax Impound which have not been used to pay such Taxes or assessments, provided that no Borrower Party has made a claim against such escrowed amounts or otherwise taken action to restrict Administrative Agent from applying such sums for the purpose of paying such items;

(x) damage or destruction to any Project caused by the negligent or intentional acts or omissions of any Borrower Party;

(xi) Borrowers’ failure to perform its obligations under the Environmental Indemnity Agreement;

(xii) any physical waste of the Projects (excluding alterations made in good faith);

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(xiii) the removal or disposal by Borrowers of any personal property from the Projects in which Administrative Agent or the Lenders have a security interest in violation of the terms and conditions of the Loan Documents;

(xiv) the payment of any distributions by Borrowers in violation of Section 7.11;

(xv) any fees paid by Borrowers to any Guarantor or any of their Affiliates, after the occurrence and during the continuation of an Event of Default under the Loan Documents;

(xvi) Borrowers’ failure to comply with the provisions of Section 7.13(b)(ii);

(xvii) insurance proceeds received by Administrative Agent in connection with a Casualty are not sufficient to pay for the complete restoration of the Projects or the repayment in full of the Loan, as required by Section 3.2 hereof; or

(xviii) any of the following without the prior written consent of Administrative Agent and the Required Lenders: (x) the modification of any Consent Required Provision of a Major Lease, (y) the termination or acceptance of a surrender of the Major Lease, or (z) if landlord’s consent is required pursuant to the terms of a Major Lease, the consent to or acceptance by any Borrower of an assignment or sublease of a Major Lease.

(c) Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, all of the Obligations shall be fully recourse to Borrowers and Borrowers shall be personally liable therefor in the event of:

(i) any Transfer of any Project or any part thereof or any legal or beneficial interest therein, any Transfer of an interest in any Restricted Party in breach of any of the covenants in this Agreement or the Mortgage, or any Transfer resulting from the adoption of a “plan of division” or the filing of a “certificate of division”;

(ii) Borrowers’ failure to comply with the covenants in Section 5.17 hereof and such failure results in the actual or substantive consolidation in whole or in part of Borrowers’ assets with the assets of another Person in any bankruptcy or insolvency proceeding;

(iii) the commission of fraud by any Borrower or any other Borrower Party in connection with the Loan;

(iv) any Borrower Party files a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;

(v) a Person, an Affiliate, officer, director, or representative which Controls any Borrower Party files, or joins in the filing of, an involuntary petition against any Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against any Borrower from any Person;

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(vi) any Borrower Party files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person;

(vii) a Person, any Affiliate, officer, director, or representative which Controls any Borrower consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for any Borrower or any portion of the Collateral, except in any foreclosure action filed by the Administrative Agent or Lender; or

(viii) any Borrower Party makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; or

(ix) the modification, termination or surrender of the Ground Lease.

(d) Borrowers also shall be personally liable to Administrative Agent and the Lenders for any and all reasonable attorneys’ fees and expenses and court costs incurred by Administrative Agent and the Lenders in enforcing this Section 12.1 or otherwise incurred by Administrative Agent or any Lender in connection with any of the foregoing matters, regardless whether such matters are legal or equitable in nature or arise under tort or contract law. The limitation on the personal liability of Borrowers in this Section 12.1 shall not modify, diminish or discharge the personal liability of any Guarantor. Nothing herein shall be deemed to be a waiver of any right which Administrative Agent or any Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the Federal Bankruptcy Code, as such sections may be amended, or corresponding or superseding sections of the Bankruptcy Amendments and Federal Judgeship Act of 1984, to file a claim for the full amount due to Administrative Agent and the Lenders under the Loan Documents or to require that all collateral shall continue to secure the amounts due under the Loan Documents.

Section 12.2 Limitation on Liability of Administrative Agent’s and Lender’s Officers, Employees, etc. Any obligation or liability whatsoever of Administrative Agent or any Lender which may arise at any time under this Agreement, any other Loan Document, or the Environmental Indemnity Agreement shall be satisfied, if at all, out of Administrative Agent’s or such Lender’s assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Administrative Agent’s or such Lender’s shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

EXECUTED as of the date first written above.

[SIGNATURE PAGES FOLLOW]

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SIGNATURE PAGE OF ADMINISTRATIVE AGENT AND LENDER

TO LOAN AGREEMENT

CAPITAL ONE, NATIONAL ASSOCIATION

By: /s/ Katarzyna Dobrzanska
Name: Katarzyna Dobrzanska
Title: Duly Authorized Signatory

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SIGNATURE PAGE OF LENDER TO LOAN AGREEMENT

ASSOCIATED BANK

By: /s/ Krista A. Casper
Name: Krista A. Casper
Title: Senior Vice President

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BORROWERS:

MOB 18540 SAN ANTONIO, L.L.C.

MOB LIVE OAK, L.L.C.

MOB INDIANAPOLIS, L.L.C.

MOB CHICAGO, L.L.C.

MOB 5494 DALLAS, L.L.C.

MOB SALT LAKE CITY, L.L.C.

MOB ELMHURST, L.L.C.

MOB 695 CHANDLER, L.L.C.

MOB 685 CHANDLER, L.L.C.

MOB GLENDALE, L.L.C.

MOB MESA, L.L.C.

MOB SCOTTSDALE, L.L.C.

MOB NILES, L.L.C.

MOB GREENDALE, L.L.C.,

each a Delaware limited liability company

By: IPCAAF MOB Portfolio I, L.L.C., a Delaware limited liability company, its sole member

By: /s/ Joseph E. Binder
 Name: Joseph E. Binder
 Its: Executive Vice President

IPCAAF MOB Portfolio I, L.L.C., a Delaware limited liability company

By: /s/ Joseph E. Binder
 Name: Joseph E. Binder
 Its: Executive Vice President

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EXHIBIT A-1

Description of Edwards Elmhurst Project

Name of Project:	Edwards Elmhurst
Address of Project:	755 N. York Street Elmhurst, IL 60126 (DuPage County
Number of Rentable Square Feet	13,092
Number of On Site Parking Spaces:	51 regular spaces and 3 handicap spaces = 54 total spaces

Legal Description of Land:

Parcel 1:

Lot 14 (except the West 7 feet thereof dedicated for road purposes) in Block 13 in H.O. Stone and Company Elmhurst Addition, being a Subdivision of parts of Sections 25, 35 and 36, Township 40 North, Range 11, East of the Third Principal Meridian, according to the Plat thereof recorded December 20, 1922 as document 161539, in DuPage county, Illinois.

Parcel 2:

Lots 15, 16, 17 and 18 (except the West 7 feet of said Lots dedicated for road purposes) in Block 13 in H.O. Stone and Company Elmhurst Addition, being a Subdivision of parts of Sections 25, 35 and 36, Township 40 North, Range 11, East of the Third Principal Meridian, according to the Plat thereof recorded December 20, 1922 as document 161539, in DuPage county, Illinois.

Address: 755 North York Street, Elmhurst, Illinois 60126

Permanent Index Numbers:

03-25-317-006

03-25-317-005

03-25-317-004

03-25-317-019

03-25-317-003

Exhibit A-1

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EXHIBIT A-2

Description of Fresenius Medical Project

Name of Project:	Fresenius Medical
Address of Project:	3520 W. Grand Avenue Chicago, IL 60651 (Cook County)
Number of Rentable Square Feet	15,680
Number of On Site Parking Spaces:	60 regular spaces and 6 handicap spaces = 66 total spaces

Legal Description of Land:

Parcel 1:

Lots 51 and 52 and the Southwesterly 1/2 of the vacated alley, Northeasterly and adjoining said Lots in Chas H. Kusel's Second Subdivision of part of the Northwest 1/4 of the Southeast 1/4 of Section 2, Township 39 North, Range 13, East of the Third Principal Meridian, according to the Plat of said Subdivision recorded July 20, 1916 as document 5914109, in the recorder's Office of Cook County, Illinois.

Parcel 2:

Lots 53 to 58, both inclusive, and all that part of the Southwesterly 1/2 of the vacated alley, lying contiguous and adjacent to said Lots, lying Southeasterly of the Northwesterly line of Said Lot 53 (extended to the Southeast corner of Lot 59) in Chas H. Kusel's Second Subdivision Aforesaid, all in Cook County, Illinois.

Parcel 3:

All that part of the West 1/2 of the Southeast 1/4 of Section 2, Township 39 North, Range 13, East of the Third Principal Meridian described as follows:

beginning at the Southeast corner of Lot 59 in Chas H. Kusel's Second Subdivision of part of the Northwest 1/4 of the Southeast 1/4 of Section 2, Township 39 North, Range 13, East of the Third Principal Meridian, according to the Plat of said Subdivision recorded July 20, 1916 as document 5914109, in the recorder's Office of Cook County, Illinois; thence in a Southeasterly direction along the Easterly line of Chas H. Kusel's Second Subdivision Aforesaid, a distance of 349.59 feet more or less so as to intersect with the Northerly line of Grand Avenue; thence in a Southeasterly direction along the Northerly line of Grand Avenue, a distance of 324.93 feet more or less to the intersection of said Northerly Line of Grand Avenue with the Westerly right of way line of the Chicago Milwaukee and St. Paul and Pacific Railroad; thence in a Northwesterly direction along the Westerly right of way line of Chicago Milwaukee and St. Paul and Pacific Railroad, aforesaid, a distance of 384.07 feet; thence in a Southwesterly direction along a line

Exhibit A-2 - 1

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measured at right angles to the Westerly right of way line of the Chicago, Milwaukee and St. Paul and Pacific Railroad, aforesaid, a distance of 65 feet; thence in a Northwesterly direction, a distance of 273.56 feet, more or less, to point of beginning, in Cook County, Illinois.

Parcel 4:

That part of the Northeasterly 1/2 of the vacated alley lying contiguous and adjoining the above described parcel 3 and lying Southeasterly of the Northwesterly line (extended to the said Southeast corner of Said Lot 59) of Lot 53 in Chas H. Kusel's Second Subdivision Aforesaid, in Cook County, Illinois.

Parcel 5:

That part of the West 1/2 of the Southeast 1/4 of Section 2, Township 39 North, Range 13, East of the Third Principal Meridian bounded and described as follows:

commencing at a point where the Westerly line of the right of way of the Chicago, Milwaukee and St. Paul Railway Intersects the South Line of West Division Street; thence running Southeasterly along the Westerly line of said right of way, for a distance of 510 feet to the point of beginning of the hereinafter described parcel of Land; thence Southwesterly on a line perpendicular to the last described right of way line for a distance of 65 feet to a point; thence Northwesterly for a distance of 273.56 feet to the Southeast corner of Lot 59 in Charles H. Kusel's Second Subdivision (being a Subdivision of part of the Northwest 1/4 of the Southeast 1/4 of Section 2 aforesaid), according to the Plat of Subdivision recorded as document 5914109; thence in a Northeasterly direction on a line which is the Northeasterly prolongation of the Northwesterly line of Lot 53 in Charles H. Kusel's second Subdivision afore described, for a distance of 126.53 feet to a point on the Westerly line of the afore described railroad right of way line; thence running in a Southeasterly direction, along said right of way line, for a distance of 314.26 feet to the point of beginning, all in Cook County, Illinois.

Address: 3520 West Grand Avenue, Chicago, IL 60651

Permanent Index Numbers:

16-02-400-017-0000

16-02-400-028-0000

16-02-400-032-0000

16-02-400-035-0000

Exhibit A-2 - 2

Inland Portfolio

105968199.6

EXHIBIT A-3

Description of Dallas Eye Care Center Project

Name of Project:	Dallas Eye Care Center
Address of Project:	5494 Glen Lakes Drive Dallas, TX 75231 (Dallas County)
Number of Rentable Square Feet	16,050
Number of On Site Parking Spaces:	61 regular spaces and 3 handicap spaces = 64 total parking spaces

Legal Description of Land:

Lot 14A, Block C/5462, Dallas Eye Care Center Addition, an addition to the City of Dallas, Dallas County, Texas, and being a Replat of Lots 14 & 15, Block C/5462 according to the plat thereof, recorded in Volume 2003126, Page 11, Map Records, Dallas County, Texas.

Tax ID No.: 005462000C14A0000

Exhibit A-3

Inland Portfolio

105968199.6

EXHIBIT A-4

Description of St. Elizabeth MOB Project

Name of Project:	St. Elizabeth MOB
Address of Project:	1640 Flossie Drive Greendale, IN 47025 (Dearborn County)
Number of Rentable Square Feet	24,772
Number of On Site Parking Spaces:	Parking Count: 145 regular spaces and 9 handicap spaces = 154 total spaces

Legal Description of Land:

Being part of the Southeast Quarter of Section 2, Township 5 North, Range 1 West of the First Principal Meridian located in the City of Greendale, Dearborn County, Indiana, described as follows (bearings in this description are based on the Indiana State Plane Coordinate System, East Zone, NAD '83): Commencing at a re-bar at the most Southerly corner of Lot 6, Greendale Plaza, Phase III (Slide 46), also being in the Northeasterly right-of-way of Greendale Plaza Drive; thence S 49°19'20"E along said right-of-way, 150.00 feet to a re-bar; thence S 40°40'40"W across the end of said right-of-way, 60.00 feet; thence N 49°19'20"W with the Southwesterly right-of-way of said Greendale Plaza Drive, 344.85 feet to a re-bar; thence with the arc of a curve to the left having a radius of 35.00 feet an arc distance of 55.36 feet, the long chord of said arc bearing S 85°22'00"W a distance of 49.76 feet to a re-bar; thence S 40°03'25"W along the Southeasterly right-of-way of Flossie Drive, 257.57 feet to a re-bar at the Point of Beginning; thence severing the parent tract the following two courses and distances: S 49°19'20"E, 245.32 feet to a re-bar; thence S 40°40'46"W, 274.83 feet to a re-bar; thence S 87°43'50"W along the Northerly line of St. Elizabeth Medical Center, Inc. (Inst. #2016000809), then Chrisman Properties, LLC (Inst. #2011003881), 457.66 feet to a re-bar in the right-of-way of U.S. 50; thence with the Southeasterly right-of-way of said U.S. 50 the following three courses and distances: N 07°42'55"W, 294.24 feet to a re-bar; thence N 29°39'23"E, 297.36 feet to a re-bar; thence N 41°49'33"E, 79.40 feet to a re-bar; thence with the Southwesterly line of Maxwell Properties V, Inc. (O.R. 164, P. 2008) the following three courses and distances: S 49°19'20"E, 170.30 feet to a re-bar; thence S 79°19'20"E, 40.00 feet to a re-bar; thence S 49°19'20"E, 160.00 feet to the Point of Beginning. Containing 6.014 acres, more or less.

APN/Parcel ID(s): 15-07-02-800-032.014-016 and 15-07-02-800-032.009-016

Exhibit A-4

Inland Portfolio

105968199.6

EXHIBIT A-5

Description of Community Health Network Project

Name of Project:	Community Health Network
Address of Project:	2040 Shadeland Avenue Indianapolis, IN 46219 (Marion County)
Number of Rentable Square Feet	42,187
Number of On Site Parking Spaces:	Parking count: 189 regular spaces and 12 handicap spaces = 201 total spaces

Legal Description of Land:

TRACT I:

A part of the East Half of the Northeast Quarter of Section 35, Township 16 North, Range 4 East of the Second Principal Meridian in Marion County, Indiana, being more particularly described as follows:

Commencing at the Northeast corner of said Half Quarter Section; thence South 89 degrees 37 minutes 11 seconds West, 263.94 feet along the North line of said Half Quarter Section; thence South 00 degrees 45 minutes 51 seconds East, 236.70 feet; thence South 79 degrees 23 minutes 13 seconds West, 73.94 feet to the point of beginning; thence South 89 degrees 37 minutes 11 seconds West, 270.00 feet parallel with the North line of said Half Quarter Section; thence South 00 degrees 22 minutes 49 seconds East, 159.08 feet to the point of curvature of a curve having a central angle of 90 degrees 00 minutes 00 seconds, the radius point of said curve bears North 89 degrees 37 minutes 11 seconds East, 95.00 feet; thence along said curve 149.23 feet to a point of tangency, the radius point of said curve bears North 00 degrees 22 minutes 49 seconds West, 95.00 feet; thence North 89 degrees 37 minutes 11 seconds East, 175.00 feet parallel with the North line of said Half Quarter Section; thence North 00 degrees 22 minutes 49 seconds West, 254.08 feet to the beginning point of this description.

TRACT II:

A part of the East Half of the Northeast Quarter of Section 35, Township 16 North, Range 4 East of the Second Principal Meridian in Marion County, Indiana, being more particularly described as follows:

Commencing at the Northeast corner of said Half Quarter Section; thence South 00 degrees 45 minutes 51 seconds East, 236.70 feet along the East Line of said Half Quarter Section; thence South 89 degrees 37 minutes 11 seconds West, 89.00 feet parallel with the North line of said Half Quarter Section to the Point of Beginning; thence continuing South 89 degrees 37 minutes 11 seconds West, 174.94 feet parallel with the North line of said Half Quarter Section; thence South 79 degrees 23 minutes 13 seconds West, 73.94 feet; thence South 00 degrees 22 minutes

Exhibit A-5 - 1

Inland Portfolio

105968199.6

49 seconds East, 254.08 feet; thence North 89 degrees 37 minutes 11 seconds East, 73.14 feet; thence South 85 degrees 48 minutes 08 seconds East, 125.27 feet; thence North 89 degrees 37 minutes 11 seconds East, 50.26 feet parallel with the North line of said Half Quarter Section; thence North 00 degrees 47 minutes 47 seconds East, 47.20 feet; thence North 00 degrees 45 minutes 51 seconds West, 230.03 feet parallel with the East line of said Half Quarter Section to the Beginning Point of this description.

APN/Parcel ID(s): 49-07-35-120-011.000-700

TRACT III:

A non-exclusive easement for access as set forth in an Access Easement Agreement, dated December 2, 2004 and recorded December 16, 2004 as Instrument No. 2004-0233109 in the Office of the Recorder of Marion County, Indiana.

TRACT IV:

Non-exclusive easements for ingress/egress, parking, drainage and utilities as set forth in a Declaration and Grant of Easements, dated August 11, 2009 and recorded October 1, 2009 as Instrument No. 2009-111047 in the Office of the Recorder of Marion County, Indiana.

Exhibit A-5 - 2

Inland Portfolio

105968199.6

EXHIBIT A-6

Description of Ironwood Physicians PC 1 Project

Name of Project:	Ironwood Physicians PC 1
Address of Project:	685 S. Dobson Road Chandler, AZ 85224(Maricopa County
Number of Rentable Square Feet	11,571
Number of On Site Parking Spaces:	44 regular spaces, 3 handicap spaces = 47 total spaces on the subject property

Legal Description of Land:

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF MARICOPA, STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

Lot 3, DOBVIEW MEDICAL CAMPUS, according to Book 530 of Maps, page 24, records of Maricopa County, Arizona.

PARCEL 2:

Easement(s) appurtenant to Parcel 1 as set forth in Declaration of Easements, Covenants, Conditions and Restrictions recorded April 27, 2000 in Recording No. 00-0318561 and in Reciprocal Parking & Ingress/Egress Agreement recorded June 28, 2012 in Recording No. 2012-0566738.

APN: 303-75-591

Exhibit A-6

Inland Portfolio

105968199.6

EXHIBIT A-7

Description of Ironwood Physicians PC 2 Project

Name of Project:	Ironwood Physicians PC 2
Address of Project:	695 S. Dobson Road Chandler, AZ 85224 (Maricopa County)
Number of Rentable Square Feet	19,382
Number of On Site Parking Spaces:	123 regular spaces and 6 handicap spaces = 129 total spaces

Legal Description of Land:

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF MARICOPA, STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

Lot 1, VALLEY ONCOLOGY MINOR LAND DIVISION FOR CONSOLIDATION OF LOTS 4 AND 5 OF DOBVIEW MEDICAL CAMPUS, recorded in Book 733 of Maps, page 30, records of Maricopa County, Arizona.

PARCEL 2:

Easements appurtenant to Parcel 1 as set forth on Reciprocal Easement and Agreement recorded April 26, 2004 in Recording No. 2004-0444275 and Declaration of Easements, Covenants, Conditions and Restrictions recorded April 27, 2000 in Recording No. 00-0318561 and in Reciprocal Parking & Ingress/Egress Agreement recorded June 28, 2012 in Recording No. 2012-0566738.

Exhibit A-7

Inland Portfolio

105968199.6

EXHIBIT A-8

Description of Ironwood Physicians PC 6 Project

Name of Project:	Ironwood Physicians PC 6
Address of Project:	5810 West Beverly Lane Glendale, AZ 85306(Maricopa County)
Number of Rentable Square Feet	25,000
Number of On Site Parking Spaces:	153 regular spaces and 6 handicap spaces = 159 total spaces

Legal Description of Land:

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF MARICOPA, STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

Parcel No., 1:

Lot 18, TALAVI, according to the plat of record in the Office of the County Recorder of Maricopa County, Arizona recorded in Book 331, page 44, and thereafter Affidavit of Correction recorded in Document No. 90-217403.

Parcel No. 2:

Utility easement for the benefit of Parcel No 1, as set forth in the Declaration of Covenants, Conditions and Restrictions for Talavi, recorded June 5, 1989 in Document No. 89-256418, in the County Recorder of Maricopa County, Arizona.

Tax ID No.: 200-50-178A

Exhibit A-8

Inland Portfolio

105968199.6

EXHIBIT A-9

Description of Ironwood Physicians PC 7 Project

Name of Project:	Ironwood Physicians PC 7
Address of Project:	6111 East Arbor Avenue Mesa, AZ 85206 (Maricopa County)
Number of Rentable Square Feet	19,046
Number of On Site Parking Spaces:	99 regular spaces and 10 handicap spaces = 109 total spaces

Legal Description of Land:

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF MARICOPA, STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

LOT 14, OF BROADVIEW CENTER, ACCORDING TO THE PLAT OF RECORD IN THE OFFICE OF THE COUNTY RECORDER OF MARICOPA COUNTY, ARIZONA, RECORDED IN BOOK 272 OF MAPS, PAGE 26.

Exhibit A-9

Inland Portfolio

105968199.6

EXHIBIT A-10

Description of Ironwood Physicians PC 8 Project

Name of Project:	Ironwood Physicians PC 8
Address of Project:	8880 East Desert Cove Avenue Scottsdale, AZ 85260(Maricopa County)
Number of Rentable Square Feet	22,746
Number of On Site Parking Spaces:	83 regular spaces and 10 handicap spaces = 93 total spaces

Legal Description of Land:

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF MARICOPA, STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

Lot 1, MINOR SUBDIVISION PLAT SCOTTSDALE IRONWOOD, according to Book 1179 of Maps, page 19, records of Maricopa County Recorder, Maricopa County, Arizona.

Exhibit A-10

Inland Portfolio

105968199.6

EXHIBIT A-11

Description of IL Cancer Specialists Project

Name of Project:	IL Cancer Specialists
Address of Project:	8915 West Golf Road Niles, IL 60714 (Cook County)
Number of Rentable Square Feet	27,401
Number of On Site Parking Spaces:	66 regular spaces and 6 handicap spaces = 72 total spaces

Legal Description of Land:

PARCEL 1:

THE EAST 66.0 FEET OF THE WEST 3/4 OF THE NORTH 1/4 OF THE WEST 1/2 OF THE EAST 1/2 OF THE NORTHEAST 1/4 OF SECTION 15, TOWNSHIP 41 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS, EXCEPTING THEREFROM THAT PART THEREOF DEDICATED FOR PUBLIC HIGHWAY.

ALSO DESCRIBED AS:

COMMENCING AT THE INTERSECTION OF THE SOUTH LINE OF GOLF ROAD WITH THE WEST LINE OF THE WEST 1/2 OF THE EAST 1/2 OF THE NORTHEAST 1/4 OF SECTION 15, TOWNSHIP 41 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST ALONG SAID SOUTH LINE OF GOLF ROAD BEING 50.00 FEET (MEASURED PERPENDICULAR) SOUTH AND PARALLEL OF THE NORTH LINE OF SAID NORTHEAST 1/4 OF SECTION 15 FOR A DISTANCE OF 434.758 FEET (RECORD AND MEASUREMENT) TO A POINT BEING THE NORTHWEST CORNER OF PROPERTY SHOWN AS NO. 8915 GOLF ROAD, ALSO BEING THE POINT OF BEGINNING FOR THE PROPERTY DESCRIBED AS FOLLOWS:

THENCE SOUTH 3 DEGREES 10 MINUTES 39 SECONDS WEST A DISTANCE OF 613.606 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 09 SECONDS EAST A DISTANCE OF 66 FEET; THENCE NORTH 3 DEGREES 10 MINUTES 39 SECONDS EAST A DISTANCE OF 613.629 FEET TO A POINT IN SAID SOUTH LINE OF GOLF ROAD; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS WEST ALONG SAID SOUTH LINE OF GOLF ROAD A DISTANCE OF 66.00 FEET TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

PARCEL 2:

NON-EXCLUSIVE EASEMENT FOR A TERM EXPIRING ON JULY 31, 2043 TO INSTALL

Exhibit A-11 - 1

Inland Portfolio

105968199.6

AND MAINTAIN DIRECTIONAL SIGNAGE ON PORTIONS OF THE ACCESS AREA AND TO PROVIDE INGRESS AND EGRESS FOR VEHICULAR AND PEDESTRIAN TRAFFIC OVER THE ACCESS AREA, FOR THE BENEFIT OF PARCEL 1, AS CREATED BY EASEMENT AGREEMENT DATED SEPTEMBER 22, 1993 AND RECORDED DECEMBER 10, 1993 AS DOCUMENT NO. 03013002 MADE BY AND BETWEEN NILES LIFESTYLE LIMITED PARTNERSHIP AND AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE UNDER TRUST AGREEMENT DATED MARCH 29, 1991 AND KNOWN AS TRUST NUMBER 113670-00.

PARCEL 3:

NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS MADE BY LASALLE BANK, NATIONAL ASSOCIATION, AS SUCCESSOR TO AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE UNDER TRUST AGREEMENT DATED DECEMBER 2, 1985, AND KNOWN AS TRUST NO. 66149, TO 8915 GOLF ASSOCIATES, LLC, DATED DECEMBER 4, 2002 AND RECORDED JANUARY 3, 2003 AS DOCUMENT NO. 0030006404 OVER THE FOLLOWING DESCRIBED LAND:

COMMENCING AT THE INTERSECTION OF THE SOUTH LINE OF GOLF ROAD WITH THE WEST LINE OF THE WEST 1/2 OF THE EAST 1/2 OF THE NORTHEAST 1/4 OF SECTION 15, TOWNSHIP 41 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERDIAN; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST ALONG SAID SOUTH LINE OF GOLF ROAD BEING 50.00 FEET (MEASURED PERPENDICULAR) SOUTH AND PARALLEL OF THE NORTH LINE OF SAID NORTHEAST 1/4 OF SECTION 15 FOR A DISTANCE OF 525.793 FEET TO A POINT, SAID POINT BEING THE POINT OF BEGINNING FOR SAID EASEMENT FOR INGRESS AND EGRESS DESCRIBED AS FOLLOWS:

THENCE SOUTH 8 DEGREES 07 MINUTES 48 SECONDS WEST ALONG THE EAST EDGE OF A CONCRETE GUTTER AT THE WEST SIDE OF THE DRIVEWAY FOR 8901 GOLF ROAD FOR A DISTANCE OF 15.06 FEET; THENCE SOUTH 4 DEGREES 09 MINUTES 06 SECONDS WEST A DISTANCE OF 166.214 FEET; THENCE NORTH 86 DEGREES 36 MINUTES 34 SECONDS WEST FOR A DISTANCE OF 20.87 FEET TO A POINT IN THE WEST LINE OF PROPERTY FOR SAID NO. 8901 GOLF ROAD BEING ALSO THE EAST LINE OF PROPERTY FOR 8915 GOLF ROAD; THENCE SOUTH 3 DEGREES 10 MINUTES 39 SECONDS WEST ALONG SAID WEST AND EAST LINES FOR A DISTANCE OF 24.00 FEET; THENCE SOUTH 86 DEGREES 36 MINUTES 34 SECONDS FOR A DISTANCE OF 20.46 FEET; THENCE SOUTH THREE DEGREES 23 MINUTES 26 SECONDS WEST OF A DISTANCE OF 178.68 FEET; THENCE NORTH 86 DEGREES 36 MINUTES 34 SECONDS WEST A DISTANCE OF 19.798 FEET TO A POINT IN SAID WEST AND EAST LINES; THENCE SOUTH THREE DEGREES TEN MINUTES 39 SECONDS WEST ALONG SAID WEST AND EAST LINE FOR A DISTANCE OF 24.00 FEET TO A POINT, SAID POINT BEING 406.41 FEET SOUTH (AS MEASURED ALONG SAID WEST AND EAST LINES) OF THE NORTHWEST CORNER OF THE PROPERTY OF SAID NO. 8901 GOLF ROAD BEING ALSO THE NORTHEAST CORNER OF PROPERTY OF SAID NO. 8915 GOLF ROAD; THENCE SOUTH 86 DEGREES 36 MINUTES 34 SECONDS EAST FOR A DISTANCE OF 39.71 FEET; THENCE NORTH 3 DEGREES 23 MINUTES 26 SECONDS EAST ALONG A

Exhibit A-11 - 2

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105968199.6

LINE BEING THE WEST EDGE AND EXTENSIONS TO NORTH AND SOUTH OF A YELLOW AREA PAINTED ON A BLACKTOP PAVEMENT "NO PARKING FIRE LANE" FOR A DISTANCE OF 202.68 FEET; THENCE NORTH 4 DEGREES 45 MINUTES 07 SECONDS EAST FOR A DISTANCE OF 206.518 FEET TO A POINT IN SAID SOUTH LINE OF GOLF ROAD; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS WEST ALONG SAID SOUTH LINE FOR A DISTANCE OF 21.17 FEET TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

ADDRESS: 8915 WEST GOLD ROAD, NILES, ILLINOIS 60714

PERMANENT INDEX NUMBER: 09-15-201-019-0000

Exhibit A-11 - 3

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105968199.6

EXHIBIT A-12

Intentionally Omitted

Exhibit A-12

Inland Portfolio

105968199.6

EXHIBIT A-13
Description of The Eye Institute of Utah Project

Name of Project:	The Eye Institute of Utah
Address of Project:	755 E. 3900 South Salt Lake City, UT
Number of Rentable Square Feet	29,702
Number of On Site Parking Spaces:	118 regular spaces; 8 covered spaces and 5 handicap spaces

Legal Description of Land:

PARCEL 1:

BEGINNING 241.45 FEET EAST(HISTORICALLY SHOWN AS 244.8 FEET) FROM THE SOUTHWEST CORNER OF LOT 2, BLOCK 20, TEN ACRE PLAT "A", BIG FIELD SURVEY; AND RUNNING THENCE EAST 138 FEET; THENCE NORTH 285.12 FEET; THENCE WEST 138 FEET; THENCE SOUTH 285.12 FEET TO BEGINNING.

LESS AND EXCEPTING THEREFROM THE FOLLOWING TRACT DEEDED TO SALT LAKE COUNTY: BEGINNING AT A POINT 241.45 FEET EAST, MORE OR LESS, FROM THE SOUTHWEST CORNER OF LOT 2, BLOCK 20, TEN ACRE PLAT "A", BIG FIELD SURVEY; SAID POINT ALSO BEING THE SOUTHEAST CORNER OF PROPERTY DEEDED TO 715 MEDICAL PLAZA, A LIMITED PARTNERSHIP BY WARRANTY DEED RECORDED SEPTEMBER 20, 1973 AS ENTRY NO. 2570719 IN BOOK 3422 AT PAGE 457, OFFICIAL RECORDS, AND RUNNING THENCE EAST 138 FEET; THENCE NORTH 7.0 FEET; THENCE NORTHWESTERLY 138.61 FEET ON THE STRAIGHT LINE TO A POINT 20.0 FEET NORTH OF THE POINT OF BEGINNING, THENCE SOUTH 20.0 FEET TO THE POINT OF BEGINNING.

SITUATE IN SALT LAKE COUNTY, STATE OF UTAH.

Tax ID No.: 16-32-302-015

PARCEL 2:

BEGINNING 23 RODS EAST FROM THE SOUTHWEST CORNER OF LOT 2, BLOCK 20, TEN ACRE PLAT "A", BIG FIELD SURVEY; AND RUNNING THENCE EAST 102.65 FEET; THENCE NORTH 217 FEET; THENCE WEST 20 FEET; THENCE NORTH 357.2 FEET; THENCE WEST 82.65 FEET; THENCE SOUTH 34.8 RODS TO BEGINNING.

LESS AND EXCEPTING THEREFROM THE FOLLOWING TRACT DEEDED TO SALT LAKE COUNTY: BEGINNING AT A POINT 379.5 FEET; MORE OR LESS, EAST FROM

Exhibit A-13 - 1

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105968199.6

THE SOUTHWEST CORNER OF LOT 2, BLOCK 20, TEN ACRE PLAT "A", BIG FIELD SURVEY; AND RUNNING THENCE EAST 102.65 FEET; THENCE NORTH 7.0 FEET; THENCE WEST 102.65 FEET; THENCE SOUTH 7.0 FEET TO THE POINT OF BEGINNING.

ALSO LESS AND EXCEPTING THEREFROM THE FOLLOWING: BEGINNING AT A POINT 283.60 FEET WEST OF THE SOUTHEAST CORNER OF LOT 2, BLOCK 20, TEN ACRE PLAT "A", BIG FIELD SURVEY; AND RUNNING THENCE NORTH 142.0 FEET; THENCE EAST 12.5 FEET; THENCE SOUTH 142.0 FEET; THENCE WEST 12.5 FEET TO THE POINT OF BEGINNING.

Tax ID No.: 16-32-302-016

PARCEL 3:

COMMENCING 191.8 FEET WEST AND 7 FEET NORTH FROM THE SOUTHEAST CORNER OF LOT 2, BLOCK 20, TEN ACRE PLAT "A" , BIG FIELD SURVEY, THENCE WEST 91.8 FEET; THENCE NORTH 135 FEET; THENCE EAST 91.8 FEET; THENCE SOUTH 135 FEET TO THE POINT OF BEGINNING.

SAID PROPERTY BEING THE SAME AS DESCRIBED IN ALTA/NSPS LAND TITLE SURVEY PREPARED BY PSOMAS, DATED OCTOBER 31, 2017 AND DESIGNATED PROJECT NO. 8IRG010100, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT AT THE SOUTHEAST CORNER OF PLAZA AT 39TH CONDOMINIUMS, AS RECORDED ON DECEMBER 16, 2010 IN BOOK 2010P AT PAGE 188 IN THE OFFICE OF THE SALT LAKE COUNTY RECORDER, SAID POINT ALSO BEING NORTH 00°11'40" EAST 20.00 FEET AND SOUTH 89°57'10" EAST 241.50 FEET FROM THE SOUTHWEST CORNER OF LOT 2, BLOCK 20, TEN ACRE PLAT "A", BIG FIELD SURVEY, SAID POINT ALSO BEING SOUTH 89°57'10" EAST 274.63 FEET, ALONG THE MONUMENT LINE, AND NORTH 00°02'50" EAST 53.00 FROM THE MONUMENT AT THE INTERSECTION OF 3900 SOUTH STREET AND 700 EAST STREET, AND RUNNING THENCE ALONG THE EAST LINE OF SAID PLAZA AT 39TH CONDOMINIUMS, NORTH 00°11'34" EAST 265.12 FEET; THENCE SOUTH 89°57'10" EAST 138.00 FEET; THENCE NORTH 00°11'30" EAST 290.22 FEET; THENCE SOUTH 89°58'12" EAST 82.14 FEET TO THE WEST LINE OF RANDLES SUBDIVISION AS RECORDED JUNE 13, 1962 IN BOOK Y AT PAGE 63 IN THE OFFICE OF THE SALT LAKE COUNTY RECORDER, THENCE ALONG THE BOUNDARY OF SAID RANDLES SUBDIVISION THE FOLLOWING TOW (2) COURSES: 1) SOUTH 00°11'20" WEST 357.93 FEET, 2) SOUTH 89°57'33" EAST 20.00 FEET; THENCE SOUTH 00°11'20" WEST 75.00 FEET; THENCE SOUTH 89°57'33" EAST 91.80 FEET TO THE EAST RIGHT-OF-WAY LINE OF 775 EAST STREET, AS SHOWN ON SAID RANDLES SUBDIVISION, THENCE ALONG SAID EAST RIGHT-OF-WAY LINE SOUTH 00°11'20" WEST 135.45 FEET TO THE NORTH RIGHT-OF-WAY LINE OF 3900 SOUTH STREET; THENCE ALONG SAID NORTH RIGHT-OF-WAY LINE THE FOLLOWING TWO (2) COURSES: 1) NORTH 89°57'10" WEST 193.94 FEET, 2) NORTH 84°34'16" WEST 138.61 FEET TO THE POINT OF BEGINNING.

Exhibit A-13 - 2

Inland Portfolio

105968199.6

SITUATE IN SALT LAKE COUNTY, STATE OF UTAH.

Tax ID No.: 16-32-302-017

Exhibit A-13 - 3

Inland Portfolio

105968199.6

EXHIBIT A-14

Description of Dermatology Association of San Antonio I Project

Name of Project:	Dermatology Association of San Antonio I
Address of Project:	18540 Sigma Road San Antonio, TX 78258 (Bexar County)
Number of Rentable Square Feet	16,493
Number of On Site Parking Spaces:	76 regular spaces, 10 covered spaces and 5 handicap spaces = 91 total spaces

Legal Description of Land:

BEING A 1.711 ACRE (74,529 SQUARE FEET +/-) TRACT OF LAND OF LOT 8, BLOCK 2, NEW CITY BLOCK 17429, TRACT 1 4B DEVELOPMENT, ACCORDING TO PLAT THEREOF RECORDED IN VOLUME 9547, PAGE 171, OF THE DEED AND PLAT RECORDS OF BEXAR COUNTY, TEXAS, AND SAID 1.711 ACRE TRACT BEING THE SAME TRACT OF LAND DESCRIBED IN SPECIAL WARRANTY DEED RECORDED IN VOLUME 17837, PAGE 449, OF THE OFFICIAL PUBLIC RECORDS OF BEXAR COUNTY, TEXAS; AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING at a 1/2-Inch Iron Rod Found on the curved East Right-of-Way Line of Sigma Road marking the North end of a curve return of Proton Road and the Southwest corner of said Lot 8, Block 2;

THENCE Along and with the curved East Right-of-Way line of said Sigma Road having the following parameters: Radius = 370.00 feet, Arc Length = 176.30 feet, Chord Bearing = N

27°47’26” W and a Chord Distance = 174.64 feet to a 1/2-Inch Iron Rod with cap "MBC" Found;

THENCE N 14°05’47” W a distance of 224.25 feet along and with the East Right-of-way line of said Sigma Road to a 1/2-Inch Iron Rod with cap “MBC” Set;

THENCE N 75°49’36”E a distance of 212.78 feet departing to East Right-of-Way line of Sigma Road to a 1/2-Inch Iron Rod with cap “MBC” Found on the East line of said Lot 8, Block 2 and the West line of a 6.132 Acre tract recorded in Volume 7921, Page 1976 of the Official Public Record of Bexar County, Texas and marking the Northeast corner of this tract;

THENCE S 14°07’48”E a distance of 318.86 feet along and with the common line of said Lot 8 and 6.132 Acre Tract to a 1/2-Inch Iron Rod Found on the curved North Right-of-Way line of said Proton Road;

Exhibit A-14 - 1

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105968199.6

THENCE Along and with the curved Right-of-Way of said Proton Road having the following parameters: Radius = 430.00 feet, Arc Length = 144.72 feet, Chord Bearing = S 52°47’43” W and a Chord Distance = 144.04 feet to a 1/2-Inch Iron Rod Found;

THENCE S 42°59’53” W a distance of 38.08 feet to a point of curvature of a curve to the right;

THENCE Along said curve to the right having the following parameters: Radius = 5.00 feet, Arc Length = 8.34 feet, Chord Bearing = N 89°31’33” W and a Chord Distance = 7.41 feet to the POINT OF BEGINNING and containing 1.711 Acres of land, (74,529 SQUARE FEET +/-) more or less as surveyed by Macina, Bose, Copeland, and Associates, Inc.

Tax ID No.: 1250551

Exhibit A-14 - 2

Inland Portfolio

105968199.6

EXHIBIT A-15

Description of Dermatology Association of San Antonio II Project

Name of Project:	Dermatology Association of San Antonio II
Address of Project:	7832 Pat Booker Road Live Oak, TX 78233 (Bexar County)
Number of Rentable Square Feet	19,892
Number of On Site Parking Spaces:	78 regular spaces, 10 covered spaces and 4 handicap spaces = 92 total spaces

Legal Description of Land:

Lot 3, THE HERITAGE AT LIVE OAK, City of Live Oak, BEXAR County, Texas, according to plat recorded in Volume 9560, Page 87, Deed and Plat Records, BEXAR County, Texas.

TOGETHER WITH those Rights of Ingress and Egress to that Ingress and Egress Easement according to plat recorded in Volume 9560, Page 87, Deed and Plat Records, Bexar County, Texas.

TOGETHER WITH those Rights of Ingress, Egress and Storm Drainage set out in that Reciprocal Easement and Cost Sharing Agreement recorded in Volume 11319, Page 1238, amended in Volume 11342, Page 826, Real Property Records, Bexar County, Texas.

Tax ID No.: 990239

Exhibit A-15

Inland Portfolio

105968199.6

EXHIBIT B

Borrowers

Borrowers:

IPCAAF MOB Portfolio I, L.L.C., a Delaware limited liability company

MOB 18540 San Antonio, L.L.C., a Delaware limited liability company

MOB Live Oak, L.L.C., a Delaware limited liability company

MOB Indianapolis, L.L.C., a Delaware limited liability company

MOB Chicago, L.L.C., a Delaware limited liability company

MOB 5494 Dallas, L.L.C., a Delaware limited liability company

MOB Salt Lake City, L.L.C., a Delaware limited liability company

MOB Elmhurst, L.L.C., a Delaware limited liability company

MOB 695 Chandler, L.L.C., a Delaware limited liability company

MOB 685 Chandler, L.L.C., a Delaware limited liability company

MOB Glendale, L.L.C., a Delaware limited liability company

MOB Mesa, L.L.C., a Delaware limited liability company

MOB Scottsdale, L.L.C., a Delaware limited liability company

MOB Niles, L.L.C., a Delaware limited liability company

MOB Greendale, L.L.C., a Delaware limited liability company

Exhibit B

Inland Portfolio

105968199.6

EXHIBIT C

Loan Commitments

Lender’s Name	Lender’s Address for Notices	Lender’s Loan Commitment	Lender’s Pro Rata Share
Capital One, National Association	Capital One, National Association 77 West Wacker Drive, 10th Floor Chicago, Illinois 60601 Attention: Katarzyna Dobrzanska Facsimile: (855) 898-0618 Email: katarzyna.dobrzanska@capitalone.com Reference: Inland Portfolio	$56,500,000	58.549222%

Capital One, National Association

77 West Wacker Drive, 10th Floor

Chicago, Illinois 60601

Attention: Jeffrey M. Muchmore, Credit Executive

Facsimile: (855) 332-1699

Email: Jeffrey.muchmore@capitalone.com

Reference: Inland Portfolio

Capital One, National Association

5804 Trailridge Drive

Austin, Texas 78731

Attention: Diana Pennington, Senior Director, Associate General Counsel

Facsimile: (855) 438-1132

Email: diana.pennington@capitalone.com

Reference: Inland Portfolio

Associated Bank	Associated Bank ______________ ______________	$40,000,000	41.450777%

Exhibit C

Inland Portfolio

105968199.6

EXHIBIT D

List of Tenants

EDWARDS ELMHURST PROJECT

Suite No.	Tenant	Square Footage
	Edwards Health Ventures, an Illinois not for profit corporation	13,092

FRESENIUS MEDICAL PROJECT

Suite No.	Tenant	Square Footage
	Fresenius Medical Care of Illinois, LLC, a Delaware limited liability company, d/b/a Fresenius Medical Care Humboldt Park	15,680

DALLAS EYE CARE CENTER PROJECT

Suite No.	Tenant	Square Footage

	The Eye Care of America LTD., a Delaware corporation, D/B/A Dallas Eye Care Clinic	8,518
	Walnut Hill Surgery Center, LLC, a Texas limited liability company	7,158

Exhibit D-1

Inland Portfolio

105968199.6

ST. ELIZABETH MOB PROJECT

Suite No.	Tenant	Square Footage

	Community Health Network, Inc., an Indiana non-profit corporation	42,187

IRONWOOD PHYSICIANS PC 1 PROJECT

Suite No.	Tenant	Square Footage

	Ironwood Physicians, P.C., an Arizona professional corporation	11,571

IRONWOOD PHYSICIANS PC 2 PROJECT

Suite No.	Tenant	Square Footage

	Ironwood Physicians, P.C., an Arizona professional corporation	19,382

IRONWOOD PHYSICIANS PC 6 PROJECT

Suite No.	Tenant	Square Footage

	Ironwood Physicians, P.C., an Arizona professional corporation	25,000

IRONWOOD PHYSICIANS PC 7 PROJECT

Exhibit D-2

Inland Portfolio

105968199.6

Suite No.	Tenant	Square Footage

	Ironwood Physicians, P.C., an Arizona professional corporation	19,046

IRONWOOD PHYSICIANS PC 8 PROJECT

Suite No.	Tenant	Square Footage

	Ironwood Physicians, P.C., an Arizona professional corporation	22,746

IL CANCER SPECIALISTS PROJECT

Suite No.	Tenant	Square Footage

	Physicians’ Reliance, LLC, a Delaware limited liability company	27,401

EYE INSTITUTE OF UTAH PROJECT

Suite No.	Tenant	Square Footage
	The Eye Institute of Utah, Inc., a Utah corporation	17,524
	The Surgicare Center of Utah, Inc., a Utah corporation	12,178

DERMATOLOGY ASSOCIATION OF SAN ANTONIO I PROJECT

Exhibit D-3

Inland Portfolio

105968199.6

Suite No.	Tenant	Square Footage
	Dermsa Management, Inc., a Texas corporation	16,493

DERMATOLOGY ASSOCIATION OF SAN ANTONIO II PROJECT

Suite No.	Tenant	Square Footage
	Dermsa Management, Inc., a Texas corporation	19,892

Exhibit D-4

Inland Portfolio

105968199.6

EXHIBIT E

Assignment and Assumption

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors] [and] [the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:

2. Assignee[s]:

[for each Assignee, indicate [Affiliate]

[Approved Fund] of [identify Lender]]

3. Borrowers:

Exhibit E-1

Inland Portfolio

105968199.6

4. Administrative Agent:

5. Loan Agreement: Amended and Restated Loan Agreement, dated as of October 30, 2025, among the Borrowers, the lending institutions party thereto from time to time, and ____________, as Administrative Agent.

6. Assigned Interest:

Assignor[s]	Assignee[s]	Aggregate Amount of Commitment / Loans for all Lenders[1]	Amount of Commitment / Loans Assigned	Percentage Assigned of Commitment / Loans[2]	CUSIP Number
		$	$	%
		$	$	%
		$	$	%

7. Trade Date: __________________]3

Effective Date: , 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

1 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

3 To be completed if the relevant Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit E-2

Inland Portfolio

105968199.6

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Title:

[Consented to and]4 Accepted:

CAPITAL ONE, NATIONAL ASSOCIATION,

as Administrative Agent

By:

Title:

[Consented to:] 5

BORROWERS:

By: Name: Title:

4 To be added only if the consent of the Administrative Agent is required by the terms of the Loan Agreement.

5 To be added only if the consent of the Borrowers is required by the terms of the Loan Agreement.

Exhibit E-3

Inland Portfolio

105968199.6

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement, any other Loan Document or the Environmental Indemnity Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or the Environmental Indemnity Agreement or any Collateral thereunder, (iii) the financial condition of the Borrower Parties or their Affiliates or any other Person obligated in respect of any Loan Document or the Environmental Indemnity Agreement or (iv) the performance or observance by the Borrower Parties or Affiliates or any other Person of any of their respective obligations under any Loan Document or the Environmental Indemnity Agreement.

1.2. Assignee. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) meets all the requirements to be an assignee under Sections 12.3(b)(i), (ii) or (iii) of the Loan Agreement, as applicable (subject to such consents, if any, as may be required under Section 12.3(b)(iii) of the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the] [such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the] [such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 5.3 thereof or delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon Administrative Agent, [the] [any] Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Non-U.S. Lender Party, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon Administrative Agent, [the] [any] Assignor or any other Lender, and based on such

Exhibit E-4

Inland Portfolio

105968199.6

documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and the Environmental Indemnity Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents and the Environmental Indemnity Agreement are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.

THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Exhibit E-5

Inland Portfolio

105968199.6

SCHEDULE 2.1

CONDITIONS TO ADVANCE OF LOAN PROCEEDS

The refinance of the Loan and reaffirmation of Loan proceeds shall be subject to the terms of the Loan Documents, and Administrative Agent’s receipt, review, approval or confirmation of the following items set forth in this Schedule 2.1, and any other items or conditions specified in the Term Sheet, at Borrowers’ cost and expense, each in form and content satisfactory to Administrative Agent in its sole discretion:

1. Loan Documents. The Loan Documents and Environmental Indemnity Agreement executed by Borrowers, any other Borrower Party or Operator, as applicable.

2. Title Insurance Policy. An ALTA (or equivalent) mortgagee policy or policies of title insurance (or endorsements thereto as may be required by Administrative Agent) in the maximum amount of the Loan, with reinsurance and endorsements as Administrative Agent may require, containing no exceptions to title (printed or otherwise) which are unacceptable to Administrative Agent, and insuring that the Mortgage creates a first-priority Lien on the Projects and related collateral (the “Title Policy”).

3. Organizational and Authority Documents. Certified copies of all documents evidencing the formation, organization, valid existence, good standing, and due authorization of and for Borrowers and each other Borrower Party for the execution, delivery, and performance of the Loan Documents and the Environmental Indemnity Agreement by Borrowers and each other Borrower Party, as applicable.

4. Legal Opinions. Legal opinions issued by counsel for Borrowers and each Borrower Party, opining as to the due organization, valid existence and good standing of Borrowers and each other Borrower Party, and the due authorization, execution, delivery, enforceability and validity of the Loan Documents and Environmental Indemnity Agreement with respect to Borrowers and each other Borrower Party; that the Loan, as reflected in the Loan Documents, is not usurious; and as to such other matters as Administrative Agent and Administrative Agent’s counsel reasonably may specify.

5. Searches. Current Uniform Commercial Code, tax, judgment lien and litigation searches for Borrowers and each other Borrower Party, and the immediately preceding owners of the Projects.

6. Insurance. Evidence of insurance as required by this Agreement, and conforming in all respects to the requirements of Administrative Agent.

7. Survey. Three (3) originals of a current “as built” survey of the Projects, dated or updated to a date not earlier than forty-five (45) days prior to the Closing Date, prepared by a registered land surveyor in accordance with the American Land Title Association American Congress on Surveying and Mapping Standards and containing Administrative Agent’s approved form of certification in favor of

Schedule 2.1 – 6

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105968199.6

Administrative Agent (on behalf of itself and the Lenders) and the title insurer (collectively, the “Survey”). Each Survey shall conform to Administrative Agent’s current survey requirements and shall be sufficient for the title insurer to remove the general survey exception.

8. Property Condition Report. If required by Administrative Agent, a current engineering report or architect’s certificate with respect to the Projects, covering, among other matters, inspection of heating and cooling systems, roof and structural details and showing no failure of compliance with building plans and specifications, applicable Requirements of Law (including requirements of the Americans with Disabilities Act) and fire, safety and health standards (the “Property Condition Report,” whether one or more). As requested by Administrative Agent, the Property Condition Report shall also include an assessment of the Projects’ tolerance for earthquake and seismic activity.

9. Environmental Reports. If required by Administrative Agent, a current Site Assessment (as defined in the Environmental Indemnity Agreement) for the Projects.

10. Rent Roll; 100% Occupancy. A current rent roll for the Projects, certified by Borrowers or the current owner of the Projects. Such rent roll shall include such information as reasonably required by Administrative Agent and shall confirm that the Projects are one hundred percent (100%) occupied by Tenants as a condition to the initial advance of the Loan.

11. Operating Agreements. A copy of each fully executed Operating Agreement in form and substance satisfactory to Administrative Agent, certified by Borrowers as being true, correct and complete.

12. Tax and Insurance Impounds. Borrowers’ deposit with Administrative Agent of the amount required under this Agreement to impound for taxes and assessments, if applicable, insurance premiums and to fund any other required escrows or reserves.

13. Compliance With Laws. Evidence that the Projects and the operation thereof comply with all Requirements of Law, including that all requisite certificates of occupancy, building permits, and other licenses, certificates, approvals or consents required of any Governmental Authority have been issued without variance or condition and that there is no litigation, action, citation, injunctive proceedings, or like matter pending or threatened with respect to the validity of such matters. If title insurance with respect to the Projects described in item 2 above does not include a Zoning 3.1 (with parking) endorsement because such an endorsement is not available in the state where the Projects are located, then Borrowers shall furnish to Administrative Agent a zoning letter from the applicable municipal agency with respect to the Projects or a zoning report that verifies the zoning classification of the Projects and the Projects’ compliance with such zoning classification (the “Zoning Report”).

Schedule 2.1 – 7

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14. No Casualty or Condemnation. No condemnation or adverse zoning or usage change proceeding shall have occurred or shall have been threatened against any Project; no Project shall not have suffered any significant damage by fire or other casualty which has not been repaired; no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any Governmental Authority, which would have, in Administrative Agent’s judgment, a material adverse effect on Borrowers, any other Borrower Party or the Projects.

15. Broker’s Fees. All fees and commissions payable to real estate brokers, mortgage brokers, or any other brokers or lenders in connection with the Loan or the acquisition of the Projects have been paid, such evidence to be accompanied by any waivers or indemnifications deemed necessary by Administrative Agent.

16. Costs and Expenses. Payment of Administrative Agent’s and each Lender’s costs and expenses in underwriting, documenting, and closing the transaction, including fees and expenses of Administrative Agent’s and such Lender’s inspecting engineers, consultants and counsel.

17. Representations and Warranties. The representations and warranties contained in this Agreement and in all other Loan Documents and Environmental Indemnity Agreement are true and correct.

18. Loan to Value Ratio. Borrowers’ Loan to Value Ratio on the Closing Date shall not exceed 67.5%.

19. No Defaults. No Potential Default or Event of Default or default shall have occurred or exist.

20. Appraisal. Administrative Agent shall obtain an appraisal report for the Projects, in form and content acceptable to Administrative Agent, prepared by an independent MAI appraiser in accordance with the Financial Institutions Reform, Recovery and Enforcement Act (“FIRREA”) and the regulations promulgated pursuant to such act.

21. Loan Origination Fee. The Loan Origination Fee shall have been paid to Administrative Agent for the benefit of Lenders, which fee shall be non-refundable and shall be deemed fully earned upon receipt.

22. KYC Information.

(a) Upon the reasonable request of any Lender made at least ten (10) days prior to the Closing Date, Borrowers shall have provided to such Lender the documentation and other information so requested in connection with applicable "know your customer" and anti-money laundering rules and regulations, including the PATRIOT Act, in each case at least five (5) days prior to the Closing Date.

Schedule 2.1 – 8

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105968199.6

(b) At least five (5) days prior to the Closing Date, if Borrowers qualify as a "legal entity customer" under the Beneficial Ownership Regulation, Borrowers shall deliver a Beneficial Ownership Certification in relation to Borrowers.

23. Management. The Operators and any Operators’ Agreements for the Projects shall be satisfactory to Administrative Agent in its sole discretion.

24. Adjusted Net Operating Income. Borrowers’ Adjusted Net Operating Income at initial funding shall not be less than Eight Million Five Hundred Forty Thousand Dollars ($8,540,000).

25. Tenant Estoppels; Lease Subordination Agreements; Ground Lease Estoppel; Recognition Agreements. Administrative Agent and Lenders shall have received: (i) Tenant estoppel certificates and Lease subordination and non-disturbance agreements (in each case in form and substance and in such percentages as are required by Administrative Agent); and (ii) ground lease estoppels and Recognition Agreements for each Project subject to a Ground Lease, in form and substance acceptable to Administrative Agent.

26. Other Items. Administrative Agent and Lenders shall have received such other items as Administrative Agent and the Lenders may reasonably require.

Schedule 2.1 – 9

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105968199.6

SCHEDULE 2.1(b)

REQUEST FOR TI/LC HOLDBACK ADVANCE

[INSERT DATE]

Pursuant to the provisions of Section 2.1(b) of the Amended and Restated Loan Agreement, dated as of October 30, 2025 (as amended from time to time, the “Loan Agreement”), by and among the Borrowers listed on Exhibit B to the Loan Agreement, collectively, the “Borrowers”) and Capital One, National Association, as collateral agent and administrative agent for the lenders party thereto (in such capacity, the “Administrative Agent”), Borrowers hereby request the disbursement described below and represents and certifies as follows:

1. Authorization. The officer executing this Request for TI/LC Holdback Advance (this “Draw Request”) is duly authorized to request proceeds of the Loan on behalf of Borrowers and to execute and deliver this Draw Request on behalf of Borrowers. Borrowers hereby certify that all information set forth in this Draw Request is true, correct and complete, based on information and belief formed after reasonable inquiry.

2. Disbursement. Borrowers hereby request the following disbursement from the TI/LC Holdback:

Amount of current requested disbursement for tenant improvements:	$ ___________
Amount of current requested disbursement for leasing commissions:	$ ___________
Total requested disbursement:	$ ___________
Amount previously drawn (prior to requested disbursement):	$ ___________
Total amount drawn (after requested disbursement):	$ ___________
Requested disbursement date:	_____________

3. Use of Proceeds. The requested disbursement shall be used for purposes permitted by Section 2.1(b) of the Loan Agreement. In addition, Borrowers represent and warrant that Borrowers have not received any credit of any kind with respect to the tenant improvements or leasing commissions which are the subject of this Draw Request.

4. No Default. Borrowers and Guarantor are and will be in compliance with all covenants under the Loan Documents after giving effect to the funding of this Draw Request and no Potential Default or Event of Default has occurred and is continuing.

5. No Change. No Material Adverse Change has occurred with respect to Borrowers, Guarantor or any Project since the date of the Loan Agreement.

Schedule 2.1(b) – 1

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105968199.6

6. Lease. The Lease which is the subject of the requested disbursement (i) was entered into or “rolled” after the Closing Date and (ii) has either been previously provided to, and (if necessary) approved by, Administrative Agent or is attached to this Draw Request.

7. Financial Conditions. The calculations set forth on Schedule 1 have been made to determine Borrowers’ compliance with financial conditions for the requested disbursement set forth in Section 2.1(b) of the Loan Agreement, which calculations are true, correct, and complete.

8. Evidence of Costs Incurred. Attached to this Draw Request are the following items: (A) evidence of the amount of costs incurred in support of the requested disbursement, (B) invoices for labor and/or material provided in connection with the construction of the tenant improvements (if any) for which disbursement is sought, together with conditional lien waivers and releases by all contractors with respect to the requested disbursement, and (C) unconditional lien waivers and releases with respect to previous disbursements.

9. Other Conditions. All other conditions to the making of the requested disbursement set forth in the Loan Agreement have been satisfied.

10. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

IN WITNESS WHEREOF, Borrowers have caused this Draw Request to be executed by its duly authorized officer on behalf of Borrowers as of the date first written above.

BORROWERS:

MOB 18540 SAN ANTONIO, L.L.C.

MOB LIVE OAK, L.L.C.

MOB INDIANAPOLIS, L.L.C.

MOB CHICAGO, L.L.C.

MOB 5494 DALLAS, L.L.C.

MOB SALT LAKE CITY, L.L.C.

MOB ELMHURST, L.L.C.

MOB 695 CHANDLER, L.L.C.

MOB 685 CHANDLER, L.L.C.

MOB GLENDALE, L.L.C.

MOB MESA, L.L.C.

MOB SCOTTSDALE, L.L.C.

MOB NILES, L.L.C.

MOB GREENDALE, L.L.C.,

each a Delaware limited liability company

By: IPCAAF MOB Portfolio I, L.L.C., a Delaware limited liability company, its sole member

Schedule 2.1(b) – 2

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105968199.6

By: _________________________
 Name: ________________________
 Its: ___________________________

IPCAAF MOB Portfolio I, L.L.C., a Delaware limited liability company, its sole member

By: _________________________
 Name: ________________________
 Its: ___________________________

To be completed by Administrative Agent:

Deal Name:

Property Name (relevant to draw):

ACBS Borrower Name:

Responsible Outside Counsel:

Schedule 2.1(b) – 3

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105968199.6

Schedule 1

Financial Conditions to Draw Request

A. ADJUSTED NET OPERATING INCOME:
(1) Projected Rental Revenue (3-month period):	(1) $_______________
(2) Revenue In Place Adjustment (3-month period):	(2) $_______________
(3) Adjusted Revenue ((Line 1 + Line 2) x 4):	(3) $_______________
(4) Adjusted Expenses (prior 12-month period):	(4) $_______________
(5) Adjusted Net Operating Income (Line 3 – Line 4):	(5) $_______________
B. PROJECT YIELD:
(1) Outstanding principal balance of Loan (after requested disbursement):	(1) $_______________
(2) Calculated Project Yield:	(2) ________________
(3) Required Project Yield:	(3) ____%
(4) In Compliance:	(4)  Yes  No
C. DEBT SERVICE COVERAGE RATIO:
(1) Debt Service:	(1) $_______________
(2) Calculated Debt Service Coverage Ratio:	(2) _____:1.00
(3) Required Debt Service Coverage Ratio:	(3) _____:1.00
(4) In Compliance:	(4)  Yes  No
D. LTV RATIO:

Schedule 2.1(b) – 4

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105968199.6

(1) “As-stabilized” appraised value of the Projects:	(1) $_______________
(2) Outstanding principal balance of Loan (after requested disbursement):	(2) $_______________
(3) Required LTV Ratio:	(3) ____%
(4) In Compliance:	(4)  Yes  No

Schedule 2.1(b) – 5

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Exhibit A

List of Borrowers

IPCAAF MOB Portfolio I, L.L.C., a Delaware limited liability company

MOB 18540 San Antonio, L.L.C., a Delaware limited liability company

MOB Live Oak, L.L.C., a Delaware limited liability company

MOB Indianapolis, L.L.C., a Delaware limited liability company

MOB Chicago, L.L.C., a Delaware limited liability company

MOB 5494 Dallas, L.L.C., a Delaware limited liability company

MOB Salt Lake City, L.L.C., a Delaware limited liability company

MOB Elmhurst, L.L.C., a Delaware limited liability company

MOB 695 Chandler, L.L.C., a Delaware limited liability company

MOB 685 Chandler, L.L.C., a Delaware limited liability company

MOB Glendale, L.L.C., a Delaware limited liability company

MOB Mesa, L.L.C., a Delaware limited liability company

MOB Scottsdale, L.L.C., a Delaware limited liability company

MOB Niles, L.L.C., a Delaware limited liability company

MOB Greendale, L.L.C., a Delaware limited liability company

Schedule 2.1(b) – 6

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SCHEDULE 2.5 (b)

REQUIRED REPAIRS

None.

Schedule 2.5(b) – 1

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SCHEDULE 2.6

AUTHORIZATION FOR DIRECT LOAN PAYMENTS (ACH Debits)

The undersigned (“Borrower”, whether one or more) hereby authorizes Capital One, National Association (the “Company”), to initiate electronic debits and credits (and/or corrections to previous entries) debit entries to the account (the “Account”) specified below, at the depository institution named below (the “Depository”), to debit the same to the Account. Borrower acknowledges that the origination of ACH transactions to the below account number comply with the provisions of the United States law.

Borrower Name: Depository Name: Branch Location: City: State: Zip: Transit/ABA Number: Account Number:

The Company will credit FIDR # in the name(s) of ______________________________. The debits to the Account will be on the scheduled loan payment dates in the amounts of the scheduled loan payments, beginning with the next scheduled payment that is more than 15 business days from the Company’s receipt of this authorization form. Any scheduled payment currently due or due within 15 business days from the Company’s receipt of this form will not be debited.

Borrower understands this debit will be made on the loan’s payment date, as set forth in the loan documents, unless such payment date is a banking holiday or a weekend, when the payment will be made on the first business day after the payment date. The amount debited may vary due to adjustments in escrow, interest rates and interest installments, if applicable. If the required payment changes for any reason, this authorization will be automatically amended to authorize the debit of any amount equal to the new required payment.

This authority is to remain in full force and effect until the Company has received written or verbal notification from Borrower of its termination in such time and in such manner as to afford the Company and the Depository a reasonable opportunity to act on it. The Company has the right, but not the obligation, in its sole discretion, to terminate ACH Debits at any time after an ACH Debit is rejected by the Depository for any reason.

To render this Authorization effective, you must provide a voided check with your signed Authorization.

BORROWERS

By: ________________

Name: __________________

Title: ___________________

Schedule 2.6

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SCHEDULE 2.7

SOURCES AND USES

Schedule 2.7

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SCHEDULE 2.17

MINIMUM RELEASE PRICES

Project	Minimum Release Prices (required % of Allocated Loan Amount), where applicable

See the Minimum Release Price definition with respect to the First Tranche Release Projects, Second Tranche Release Projects, and Third Tranche Release Projects, as applicable

Schedule 2.17

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SCHEDULE 5.1

Organization; Formation

A. Borrowers’ Organizational Structure. See attached chart.

B. Organizational Information. (Borrowers and each entity comprising any other Borrower Party).

Legal Name	State of Formation	Type of Entity	State Organization ID No.	Federal Tax ID No.
IPCAAF MOB Portfolio I, L.L.C.	Delaware	limited liability company
MOB 18540 San Antonio, L.L.C.	Delaware	limited liability company
MOB Live Oak, L.L.C.	Delaware	limited liability company
MOB Indianapolis, L.L.C.	Delaware	limited liability company
MOB Chicago, L.L.C.	Delaware	limited liability company
MOB 5494 Dallas, L.L.C.	Delaware	limited liability company
MOB Salt Lake City, L.L.C.	Delaware	limited liability company
MOB Elmhurst, L.L.C.	Delaware	limited liability company
MOB 695 Chandler, L.L.C.	Delaware	limited liability company
MOB 685 Chandler, L.L.C.	Delaware	limited liability company
MOB Glendale, L.L.C.	Delaware	limited liability company

Schedule 5.1 – 1

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MOB Mesa, L.L.C.	Delaware	limited liability company
MOB Scottsdale, L.L.C.	Delaware	limited liability company
MOB Niles, L.L.C.	Delaware	limited liability company
MOB Greendale, L.L.C.	Delaware	limited liability company
Inland Real Estate Investment Corporation,	Delaware	corporation
IPC Alternative Assets Operating Partnership, LP	Delaware	limited partnership

C. Location Information.

1. Borrowers:
a.	Chief Executive Office:	2901 Butterfield Road Oak Brook, Illinois
b.	Location of any prior Chief Executive Office (during last 5 years):
c.	Other Office Location:
d.	Location of Collateral:	At the Projects
2. Borrower Parties:
a.	Chief Executive Office	2901 Butterfield Road Oak Brook, Illinois
b.	Location of any prior Chief Executive Office (during last 5 years):

Schedule 5.1 – 2

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c.	Other Office Location:

Schedule 5.1 – 3

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ORGANIZATIONAL CHART

Follows This Page

Schedule 5.1 – 4

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SCHEDULE 6.2

COMPLIANCE CERTIFICATE

Compliance Certificate

Date: ________________, ______

Capital One, National Association,
as Administrative Agent
77 West Wacker Drive, 10th Floor

Chicago, Illinois 60601

Attention: Credit Executive

Re: Compliance Certificate

Ladies and Gentlemen:

This certificate is given in accordance with Section 6.2 of the Amended and Restated Loan Agreement dated October 30. 2025 (as amended from time to time, the “Loan Agreement”), among the Borrowers listed on Exhibit B to the Loan Agreement, each a “Borrower” and collectively, the “Borrowers”) and Capital One, National Association, as collateral agent and Administrative Agent for the lenders party thereto (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

I hereby certify that:

1. I am an officer of [managing member of] Borrowers.

2. Based on my review of the financial statements delivered with this certificate in accordance with Section 6.1 of the Loan Agreement, such financial statements (a) fairly present the financial condition of Borrowers as the dates of such financial statements in all material respects and (b) have been prepared in accordance with GAAP consistently applied. There have been no material changes in accounting policies or financial reporting practices of any Borrower Party since ____________, 20__ [insert date of last year-end financial statement provided by Borrowers], or, if any such change has occurred, I have attached a description of such changes.

3. I have reviewed the terms of the Loan Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and

Schedule 6.2 – 1

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condition of Borrowers during the accounting period covered by such financial statements.

4. Such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge whether arising out of such review or otherwise, of the existence during or at the end of such accounting period or as of the date hereof, of any condition or event that constitutes a Potential Default or an Event of Default, or if any Potential Default or Event or Default existed or exists, attached as Schedule 1 hereto is a description of the nature and period of existence thereof and what action Borrowers have taken or proposes to take with respect thereto.

5. Guarantor is in compliance with the covenants contained in the Recourse Guaranty Agreement constituting a part of the Loan Documents, as demonstrated by the calculation of such covenants below, except as set forth in Schedule 4 attached hereto.

6. Except as noted on Schedule 2 attached hereto, the undersigned has no knowledge of any federal or state tax liens having been filed against Borrowers, Guarantor, any Operator or all or any portion of the Projects.

7. Except as noted on Schedule 2 attached hereto, the undersigned has no knowledge of any failure of Borrowers, Guarantor or any Operator to make required payments of withholding or other tax obligations of Borrowers, Guarantor or Operator during the accounting period to which the attached statements pertain or any subsequent period.

8. If the Loan Agreement contemplates payments into a lockbox or restricted account, or directly to Administrative Agent, Borrowers and Operator (as required under the Loan Agreement or in the Loan Documents) have directed all of their account debtors, residents or lessees, as applicable, to make payments into such account or to Administrative Agent.

9. If the Loan Agreement contemplates a lien on the Deposit Accounts of Borrowers in favor of Administrative Agent, Schedule 3 attached hereto contains a complete and accurate statement of all deposit or investment accounts maintained by Borrowers, Guarantor or any Operator.

10. With respect to the Projects:

a. there are no current, pending or threatened proceedings relating to a condemnation or other public taking of any Project;

b. the Projects have not suffered casualty or other damage or loss of the type typically covered by hazard insurance;

c. all insurance required to be maintained by Borrowers, Guarantor or any Operator under the Loan Agreement is in force and premiums therefor have

Schedule 6.2 – 2

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been paid as and when due and Borrowers, Guarantor or any Operator have made no claims thereunder;

d. all real estate taxes or other assessments pertaining to the Projects have been paid as and when due and Borrowers maintain adequate reserves or escrows to pay all such taxes and assessments as they come due; and

e. the undersigned has no knowledge of any current, pending or threatened changes to the zoning classification or permitted uses of the Projects; and

11. All of the other covenants (i.e., those not specifically described in the prior paragraphs above) set forth in the Loan Agreement and Loan Documents are fully performed and the representations and warranties set forth in the Loan Agreement and Loan Documents are and remain true, correct, and complete (except as set forth on Schedule 4 attached hereto).

12. Except as set forth in the Loan Agreement or on Schedule 5 attached hereto, Borrowers have not received (a) any notice of default under other obligations relating to the Projects or otherwise material to Borrowers’ business, including any notices of violations of any laws, regulations, codes or ordinances; (b) any notice of threatened or pending legal, judicial or regulatory proceedings, including any dispute between Borrowers and any Governmental Authority, materially adversely affecting any Borrower, any Borrower Party or the Projects; (c) any notice of Healthcare Investigations; (d) any notice of default or termination given or made to any Operator by Borrowers or received from any Operator; and (e) any notice of default or termination under any license or permit necessary for the operation of the Projects in the manner required by the Loan Agreement. If any such notices or Healthcare Investigations have been received or commenced, they are listed on Schedule 5 and Borrowers have provided (or are providing concurrently with this Certificate) Administrative Agent with copies of such notices and relevant materials referred to herein.

13. The calculations set forth on Schedule 6 have been made to determine Borrowers’ compliance with Section 7.13 of the Loan Agreement, and to determine Guarantor’s compliance with Section 5.3 of the Recourse Guaranty Agreement, which calculations are true, correct, and complete.

Inland Real Estate Investment Corporation (“Guarantor”) hereby certifies that Guarantor is in compliance with the covenants contained in the Recourse Guaranty Agreement constituting a part of the Loan Documents except as set forth in Schedule 4 attached hereto.

The forgoing certification and computations are made as of _____________, 20___ and delivered this _____day of _____________, 20___.

Schedule 6.2 – 3

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Sincerely,

BORROWERS:

MOB 18540 SAN ANTONIO, L.L.C.

MOB LIVE OAK, L.L.C.

MOB INDIANAPOLIS, L.L.C.

MOB CHICAGO, L.L.C.

MOB 5494 DALLAS, L.L.C.

MOB SALT LAKE CITY, L.L.C.

MOB ELMHURST, L.L.C.

MOB 695 CHANDLER, L.L.C.

MOB 685 CHANDLER, L.L.C.

MOB GLENDALE, L.L.C.

MOB MESA, L.L.C.

MOB SCOTTSDALE, L.L.C.

MOB NILES, L.L.C.

MOB GREENDALE, L.L.C.,

each a Delaware limited liability company

By: IPCAAF MOB Portfolio I, L.L.C., a Delaware limited liability company, its sole member

By: _________________________
 Name: ________________________
 Its: ___________________________

IPCAAF MOB Portfolio I, L.L.C., a Delaware limited liability company, its sole member

By: _________________________
 Name: ________________________
 Its: ___________________________

GUARANTOR:

Inland Real Estate Investment Corporation,

a Delaware corporation

By: _________________________
Name: ________________________
Its: ___________________________

Schedule 6.2 – 4

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SCHEDULE 1

Description of Defaults or Potential
Defaults and Cures Being Undertaken

Schedule 6.2 – 5

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SCHEDULE 2

Tax Liens or Withholding Obligations

Schedule 6.2 – 6

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SCHEDULE 3

List of all Deposit Accounts

Schedule 6.2 – 7

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SCHEDULE 4

Exceptions to Covenant Compliance

Schedule 6.2 – 8

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SCHEDULE 5

Schedule of Notices of Default, Litigation, etc.

Schedule 6.2 – 9

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SCHEDULE 6

Financial Covenant Analysis

As of: ____________ __, 20__

A. ADJUSTED NET OPERATING INCOME:
(1) Projected Rental Revenue (3-month period):	(1) $_______________
(2) Revenue In Place Adjustment (3-month period):	(2) $_______________
(3) Adjusted Revenue ((Line 1 + Line 2) x 4):	(3) $_______________
(4) Adjusted Expenses (prior 12-month period):	(4) $_______________
(5) Adjusted Net Operating Income (Line 3 – Line 4):	(5) $_______________
B. PROJECT YIELD:
(1) Outstanding principal balance of Loan (after requested disbursement):	(1) $_______________
(2) Calculated Project Yield:	(2) ________________
(3) Required Project Yield:	(3)  _____%  _____%
(4) In Compliance:	(4)  Yes  No
C. GUARANTOR’S NET WORTH:
(1) Required:	(1)
(2) Actual:	(2) $__________
(3) In Compliance:	(3)  Yes  No

Schedule 6.2 – 10

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Schedule 6.2 – 11

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Exhibit A

List of Borrowers

IPCAAF MOB Portfolio I, L.L.C., a Delaware limited liability company

MOB 18540 San Antonio, L.L.C., a Delaware limited liability company

MOB Live Oak, L.L.C., a Delaware limited liability company

MOB Indianapolis, L.L.C., a Delaware limited liability company

MOB Chicago, L.L.C., a Delaware limited liability company

MOB 5494 Dallas, L.L.C., a Delaware limited liability company

MOB Salt Lake City, L.L.C., a Delaware limited liability company

MOB Elmhurst, L.L.C., a Delaware limited liability company

MOB 695 Chandler, L.L.C., a Delaware limited liability company

MOB 685 Chandler, L.L.C., a Delaware limited liability company

MOB Glendale, L.L.C., a Delaware limited liability company

MOB Mesa, L.L.C., a Delaware limited liability company

MOB Scottsdale, L.L.C., a Delaware limited liability company

MOB Niles, L.L.C., a Delaware limited liability company

MOB Greendale, L.L.C., a Delaware limited liability company

Schedule 6.2 – 12

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SCHEDULE 7.13

FORM OF SPECIAL COMPLIANCE CERTIFICATE

Special Compliance Certificate

Date: ________________, ______

Capital One, National Association

as Administrative Agent

77 West Wacker Drive, 10th Floor

Chicago, Illinois 60601

Attention: Credit Executive

Re: Special Compliance Certificate

Ladies and Gentlemen:

This certificate is given in accordance with Section 7.13 of the Amended and Restated Loan Agreement dated October 30, 2025 (as amended from time to time, the “Loan Agreement”), among the Borrowers listed on Exhibit B to the Loan Agreement (each a “Borrower” and collectively, the “Borrowers”) and Capital One, National Association, as collateral agent and Administrative Agent on behalf of the lenders from time to time party to the Loan Agreement (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

I hereby certify that:

1. I am a [_______________] of Borrowers.

2. Based on my review of the financial statements delivered with this certificate in accordance with the Section 7.13 of the Loan Agreement, such financial statements (a) fairly present the financial condition of Borrowers as the dates of such financial statements in all material respects and (b) have been prepared in accordance with GAAP consistently applied. There have been no material changes in accounting policies or financial reporting practices of any Borrower Party since ____________, 20__ [insert date of last year-end financial statement provided by Borrowers], or, if any such change has occurred, I have attached a description of such changes.

3. Attached as Schedule 1 hereto is true, complete and correct calculation of the Excess Cash Flow for the following month: ______________. Borrowers have caused an amount equal to such Excess Cash Flow to be deposited into the Project Yield Fund.

4. As of the date of this Special Compliance Certificate, no condition or event that constitutes a Potential Default or an Event of Default is in existence, or if any Potential Default or

Schedule 7.13 – 1

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Event or Default existed or exists, the following is a description of the nature and period of existence thereof and what action Borrowers have taken or proposes to take with respect thereto: _____________________________________________________.

The forgoing certification and computations are made as of _____________, 20___ and delivered this _____day of _____________, 20___.

Sincerely,

BORROWERS:

MOB 18540 SAN ANTONIO, L.L.C.

MOB LIVE OAK, L.L.C.

MOB INDIANAPOLIS, L.L.C.

MOB CHICAGO, L.L.C.

MOB 5494 DALLAS, L.L.C.

MOB SALT LAKE CITY, L.L.C.

MOB ELMHURST, L.L.C.

MOB 695 CHANDLER, L.L.C.

MOB 685 CHANDLER, L.L.C.

MOB GLENDALE, L.L.C.

MOB MESA, L.L.C.

MOB SCOTTSDALE, L.L.C.

MOB NILES, L.L.C.

MOB GREENDALE, L.L.C.,

each a Delaware limited liability company

By: IPCAAF MOB Portfolio I, L.L.C., a Delaware limited liability company, its sole member

By: _________________________
 Name: ________________________
 Its: ___________________________

IPCAAF MOB Portfolio I, L.L.C., a Delaware limited liability company, its sole member

By: _________________________
 Name: ________________________
 Its: ___________________________

Schedule 1

Calculation of Excess Cash Flow

Schedule 7.13 – 2

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Schedule 7.13 – 3

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Exhibit A

List of Borrowers

IPCAAF MOB Portfolio I, L.L.C., a Delaware limited liability company

MOB 18540 San Antonio, L.L.C., a Delaware limited liability company

MOB Live Oak, L.L.C., a Delaware limited liability company

MOB Indianapolis, L.L.C., a Delaware limited liability company

MOB Chicago, L.L.C., a Delaware limited liability company

MOB 5494 Dallas, L.L.C., a Delaware limited liability company

MOB Salt Lake City, L.L.C., a Delaware limited liability company

MOB Elmhurst, L.L.C., a Delaware limited liability company

MOB 695 Chandler, L.L.C., a Delaware limited liability company

MOB 685 Chandler, L.L.C., a Delaware limited liability company

MOB Glendale, L.L.C., a Delaware limited liability company

MOB Mesa, L.L.C., a Delaware limited liability company

MOB Scottsdale, L.L.C., a Delaware limited liability company

MOB Niles, L.L.C., a Delaware limited liability company

MOB Greendale, L.L.C., a Delaware limited liability company

Schedule 7.13 – 4

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SCHEDULE 11.19

LOAN ALLOCATIONS - PROJECTS

Project	Borrower	Initial Funding Amount	TI/LC Allocation[6]	Total Loan Allocation
Edward Elmhurst Health	MOB Elmhurst, L.L.C.	$4,184,427.09	$64,626.91	$4,249,054
Fresenius Medical	MOB Chicago, L.L.C.	$5,939,187.30	$89,915.70	$6,029,103
Dallas Eye Care Center	MOB 5494 Dallas, L.L.C.	$5,534,242.31	$76,334.69	$5,610,577
St. Elizabeth MOB	MOB Greendale, L.L.C.	$5,163,043.96	$82,891.04	$5,245,935
Community Health Network	MOB Indianapolis, L.L.C.	$8,335,109.39	$266,001.61	$8,601,111
Ironwood Physicians PC 1	MOB 685 Chandler, L.L.C.	$4,116,936.95	$61,817.05	$4,178,754
Ironwood Physicians PC 2	MOB 695 Chandler, L.L.C.	$7,693,947.61	$110,521.39	$7,804,469
Ironwood Physicians PC 6	MOB Glendale, L.L.C.	$9,921,142.55	$130,190.45	$10,051,333
Ironwood Physicians PC 7	MOB Mesa, L.L.C.	$7,558,965.59	$103,028.41	$7,661,994
Ironwood Physicians PC 8	MOB Scottsdale, L.L.C.	$9,043,762.91	$123,634.09	$9,167,397
IL Cancer Specialists	MOB Niles, L.L.C.	$6,074,168.43	$92,725.57	$6,166,894
The Eye Institute of Utah	MOB Salt Lake City, L.L.C.	$7,356,493.21	$102,091.79	$7,458,585
Dermatology Assoc. of San Antonio I	MOB 18540 San Antonio, L.L.C.	$6,384,625.92	$88,979.08	$6,473,605
Dermatology Assoc. of San Antonio II	MOB Live Oak, L.L.C.	$7,693,946.78	$107,242.22	$7,801,189
Total		$95,000,000	$1,500,000	96,500,000

6 For purposes of the Title Policy, on the Closing Date the TI/LC Holdback will be allocated among the Projects. Any subsequent modifications of the loan allocation of the TI/LC Holdback among the Projects will be determined at the time the TI/LC Advance is made.

Schedule 11.19

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SCHEDULE 11.36

POST-CLOSING OBLIGATIONS

Project(s)	Description of Post-Closing Obligation	Required Completion Date
All Projects	If not already obtained on the Closing Date, then Borrowers (or Holdco) shall obtain a Secured Hedge Agreement(s) in accordance with the requirements of Section 2.9 of the Agreement.	Within five (5) days of the Closing Date
All Projects	If not already obtained on the Closing Date, Borrowers shall deliver to Administrative Agent the Assignment of Hedge Agreement executed by Borrowers and the provider of the Hedge Agreement.	Within ten (10) days of the Closing Date
St. Elizabeth MOB Project

Borrowers shall deliver to Administrative Agent a duly executed Tenant estoppel certificate, in form and substance reasonably acceptable to Administrative Agent, from St. Elizabeth Medical Center, Inc., a Kentucky nonprofit corporation, as Tenant.

Within thirty (30) days of the Closing Date
St. Elizabeth MOB Project

Borrowers shall deliver to Administrative Agent a duly executed ground lease estoppel certificate, in form and substance reasonably acceptable to Administrative Agent, from St. Elizabeth Medical Center, Inc., a Kentucky nonprofit corporation, as ground lessor.

Within thirty (30) days of the Closing Date
Dallas Eye Care Center Project

Borrowers shall deliver to Administrative Agent a duly executed acknowledgment of that certain Tenant estoppel certificate (Walnut Hill Surgery Center, LLC, a Texas limited liability company) from the guarantors with respect to such Lease.

Within thirty (30) days of the Closing Date

Schedule 11.36 - 1

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